                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 1

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [X]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

               New Energy Company of Indiana Limited Partnership
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       New Energy Corporation of Indiana
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

                     Units of Limited Partnership Interests
--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

                                     6,399
--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transacting computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   $9,034,800 cash received (Rule 0-11(c)(2))
--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

                                   $9,034,800
--------------------------------------------------------------------------------

     5) Total fee paid:

                                     $1,807
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:
                       New Energy Corporation of Indiana
--------------------------------------------------------------------------------

     4) Date Filed:

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

                       NEW ENERGY CORPORATION OF INDIANA
                            3201 WEST CALVERT STREET
                           SOUTH BEND, INDIANA 46613
                            ------------------------

                NOTICE OF A SPECIAL MEETING OF LIMITED PARTNERS
                    TO BE HELD ON                   , 19
                            ------------------------

To the Limited Partners of New Energy Company of Indiana Limited Partnership:

     PLEASE TAKE NOTICE that a Special Meeting of Limited Partners (the "Special Meeting") of New Energy Company of Indiana Limited Partnership, an Indiana
limited partnership (the "Company"), will be held on               , 1997, at
       m., local time, at                     , South Bend, Indiana 46613, for
the following purposes:

          1. To consider and vote upon the question of the approval of the sale of the assets and business of the Company pursuant to an Asset Purchase Agreement (the "Agreement") dated as of July 1, 1997, by and between the Company and Corn Energy, Inc. (the "Purchaser") and the subsequent liquidation of the Company in accordance with the Amended and Restated Limited Partnership Agreement of the Company and an Agreement and Plan of Complete Liquidation, dated July 1, 1997, between the Company and New Energy Corporation of Indiana, an Indiana corporation (the "Corporation"), the Company's sole general partner. The sale of the business and assets and the subsequent liquidation of the Company, and the other transactions contemplated by the Agreement, are hereinafter referred to as the "Transaction."

          2. To transact such other business pertaining or related to the foregoing as may properly come before the Special Meeting.

     Only Limited Partners at the close of business on               , 1997, are
entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          New Energy Corporation of Indiana,
                                          General Partner

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW ENERGY COMPANY OF INDIANA  SPECIAL MEETING OF LIMITED PARTNERS        , 1997
LIMITED PARTNERSHIP

                      THIS PROXY IS SOLICITED ON BEHALF OF
                       NEW ENERGY CORPORATION OF INDIANA,
                                GENERAL PARTNER

                                     PROXY

     I hereby revoke all proxies previously given by me with respect to all my units of Limited Partnership Interest ("Limited Partner Units") in New Energy Company of Indiana Limited Partnership (the "Company") and hereby constitute and appoint New Energy Corporation of Indiana (the "Corporation"), through its officers, or any of them acting singly, with full power of substitution, my proxy to attend and vote in my behalf at the Special Meeting of the Limited
Partners of the Company to be held               , 1997 at South Bend, Indiana
or at any adjournment thereof, upon the following matters:

          (1) Proposal to approve the Transaction (as defined in Notice of Special Meeting).

             [ ] For Approval.

             [ ] Against Approval.

          (2) In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

     THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE TRANSACTION.

     This acknowledges receipt of the Proxy Statement dated             . Your
Limited Partner Units will be voted as directed herein. If this form is signed and no direction is given, the Limited Partner Units will be voted for approval of the Transaction.

     Please mark, sign, and date this form and return it to the Corporation in the self-addressed envelope, postage free if mailed in the United States, or by facsimile transmission to: (219) 237-3317.

     for receipt by not later than      a.m., South Bend, Indiana time, on
              , 1997.

     I hereby further certify that I am not a Corporation Assign or Corporation
Affiliate as those terms are defined on page   of the Proxy Statement.

EXECUTED this             day of               , 1997.

----------------------------------------------     ----------------------------------------------

                                     (Printed)                                          (Printed)
-----------------------------------                -----------------------------------
                                                                                 If Owned Jointly

IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     SIGNING INSTRUCTIONS: Please sign exactly as your name(s) appears on your Limited Partner Unit Subscription Agreement as modified by any form of Assignment and Acceptance executed and accepted by the Company. If the signer is a corporation, sign the full corporate name by a duly authorized officer. Attorneys, personal representatives, trustees and guardians should indicate their title when signing.

                    LIMITED PARTNERS SHOULD READ THE ENTIRE
                       PROXY STATEMENT CAREFULLY PRIOR TO
                            RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                     SPECIAL MEETING OF LIMITED PARTNERS OF
               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
                     TO BE HELD                     , 1997

                          FORWARD-LOOKING INFORMATION

     This document and other materials filed or to be filed by the Company or the Corporation with the Securities and Exchange Commission (the "Commission"), as well as information included in oral statements or other written statements made or to be made by the Company or the Corporation, contain or will contain or include disclosures that are forward-looking statements. These forward-looking statements address, among other things, strategic initiatives (including plans for capital expenditure requirements and financing sources). See "INFORMATION CONCERNING THE COMPANY." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to conducting operations in a competitive environment; delays, difficulties and technological changes associated with production of ethanol; changes in government regulation and taxation that may affect costs of production and/or the competitiveness of ethanol compared to other oxygenates; leverage and debt service requirements; general economic conditions; and changes or volatility in the prices of corn, ethanol and distillers dried grains and solubles ("DDGS"). As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company or the Corporation.

                                    GENERAL

INTRODUCTION

     This Proxy Statement and the enclosed form of Proxy are provided to limited partners (the "Limited Partners") of New Energy Company of Indiana Limited Partnership (the "Company") in connection with the solicitation of Proxies by New Energy Corporation of Indiana (the "Corporation"), the Company's sole general partner, for use at the Special Meeting. This Proxy Statement and the accompanying form of Proxy were first mailed to Limited Partners on or about
                 , 1997.

     A person giving a Proxy may revoke it at any time before it is exercised by written notice to the Corporation at the address below or by attending the Special Meeting and requesting in writing a return of the Proxy. The Company will pay the costs of soliciting Proxies. No amount is to be paid to the Corporation or any employee of the Company or the Corporation for soliciting Proxies other than the standard salaries and wages of employees for performance of their customary duties. The principal executive offices of the Company and the Corporation are located at 3201 West Calvert Street, South Bend, Indiana 46613.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the Limited Partners will consider and vote upon the question of approval of the sale of all the assets and business of the Company pursuant to an Asset Purchase Agreement (the "Agreement") dated July 1, 1997, by and between the Company and Corn Energy, Inc., an Indiana corporation (the "Purchaser"), and the subsequent liquidation of the Company in accordance with the Company's Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") and an

Agreement and Plan of Complete Liquidation (the "Liquidation Plan") dated July 1, 1997, between the Company and the Corporation. The sale of the assets and business and the subsequent liquidation of the Company, and the other transactions contemplated by the Agreement and the Liquidation Plan, are hereinafter referred to as the "Transaction." The units of limited partnership interests in the Company are hereinafter referred to as "Limited Partner Units." It is anticipated that approval of the Transaction will result in a distribution to holders of Limited Partner Units who made full or partial payment to the Company pursuant to their Assumption Agreements entered into in connection with the initial capitalization of the Company (the Limited Partner Units held by such holders are hereinafter referred to as "Qualified Limited Partner Units") of approximately $400 per Qualified Limited Partner Unit. As of the date of this Proxy Statement there are 6,399 Limited Partner Units, of which 6,258 are Qualified Limited Partner Units. No distributions will be made to holders of Limited Partner Units which are not Qualified Limited Partner Units. The Agreement and the Liquidation Plan are attached hereto as Exhibit "A" and Exhibit "B," respectively.

     The Corporation does not know of any other matters to come before the Special Meeting. In the event any such matters properly are raised for consideration and vote, the Corporation will exercise the voting rights of the Limited Partners returning duly executed Proxies. The Corporation will have the Company's accountants, Ernst & Young LLP, present or available to answer questions at the Special Meeting.

VOTING; VOTE REQUIRED

     Approval of the Agreement and the Transaction will be considered as a single proposal. Approval of the sale of all of the Company's assets and business pursuant to the Agreement will constitute approval of the Transaction and all related transactions necessary to consummate the Agreement and accomplish the Transaction. The units of limited partnership interests in the Company (the "Limited Partner Units") represented by each Proxy received by the Corporation and not timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein and, if no instructions are given, will be voted FOR approval of the Agreement and the Transaction.

     Approval of the Transaction requires the affirmative vote of Limited Partners, other than the Special Limited Partner, the Corporation, Corporation Affiliates and Corporation Assigns (each as defined herein), who own more than 50% of the distributive share of profits and losses of the Company owned by all Limited Partners other than the Special Limited Partner, the Corporation, Corporation Affiliates and Corporation Assigns (a "Majority in Interest of the Limited Partners"). For purposes of determining whose votes may be counted toward a Majority in Interest of the Limited Partners, the Partnership Agreement provides as follows:

          (i) A "Corporation Affiliate" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Corporation, including, without limitation, a person, corporation or other entity in which the Corporation and Corporation Affiliates own, in the aggregate, 10% or more of the outstanding voting stock or equity interest or which owns 10% or more of the outstanding voting stock or equity interest in the Corporation or a Corporation Affiliate; and

          (ii) A "Corporation Assign" means any person who acquires an interest in the Limited Partnership held by the Corporation on November 15, 1982, including, without limitation, (a) the right to a distributive share of the profits and losses of the Company, (b) the right to a distributive share of the assets of the Company, and (c) the right to participate in the management of the Company.

     The Corporation has fixed the close of business on                  , 1997
as the record date (the "Record Date") for determination of the Limited Partners entitled to receive notice of and to vote at the Special Meeting. On the Record Date, the Company had 3,274 Limited Partners holding 6,337 Limited Partner Units, excluding the Special Limited Partner, the Corporation, Corporation Affiliates and Corporation Assigns. Accordingly, the affirmative vote of 3,169 Limited Partner Units is required for approval of the Transaction. The Corporation owns 62 Limited Partner Units that will not be voted and will be contributed to the Company and cancelled as part of the Transaction.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street NW, Room 1024, Washington D.C. 20549. In addition, this information also may be reviewed by accessing http://www.sec.gov. The Transaction will be a Rule 13e-3 transaction, as defined in Rule 13e-3 promulgated by the Commission under the Exchange Act. In accordance with the terms of that Rule, the Company and the Purchaser have filed with the Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3.

APPRAISAL RIGHTS

     No appraisal rights are available with respect to the Transaction under the Indiana Revised Uniform Limited Partnership Act or under the Partnership Agreement. There may exist other rights or actions under state law for limited partners who are aggrieved by partnership transactions. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts and circumstances, limited partner challenges to partnership action generally relate to the fiduciary responsibilities of the general partner and to the fairness of partnership transactions.

TRADING IN LIMITED PARTNER UNITS

     There is no established trading market for the Limited Partner Units. Since January 1, 1995, other than transfers upon the death, or for estate planning, of Limited Partners, the only transactions in the Limited Partner Units of which the Corporation is aware are the surrender to the Corporation of 29 Limited Partner Units by Limited Partners for no compensation except in the case of two Limited Partner Units purchased by the Corporation for $250 per Limited Partner Unit on January 27, 1995. The Limited Partner Units held in the name of the Corporation will not be treated as outstanding for purposes of the vote on the Transaction and will not be voted. Those Units will be surrendered to the Company for cancellation upon the closing of the Transaction.

                           SUMMARY OF THE TRANSACTION

     The following summary of certain information contained in this Proxy Statement is qualified in its entirety by reference to the more detailed discussion contained in this Proxy Statement and the documents referred to herein, to which reference should be made for a more complete description of the Transaction.

DESCRIPTION OF THE TRANSACTION

     At the Special Meeting, the Company's Limited Partners will be asked to consider and vote upon the question of approval of the Transaction, pursuant to which the Company will sell to the Purchaser all of the Company's assets, including but not limited to all of its cash, working capital and other assets used or usable in the business of producing and distributing ethanol and its by-products (the "Business"). In consideration therefor, the Purchaser has agreed to pay to the Company $9,034,800 in cash at closing and to assume all of the liabilities of the Company then existing or thereafter arising (other than those liabilities released or satisfied as part of the Transaction). Immediately prior to the consummation of the Transaction, the Corporation will contribute to the Company substantially all of its assets and liabilities, retaining only the right to payment of the sum of $4,000,000 with respect to an aggregate $10,486,996 owed as of June 30, 1997 by the Company to the Corporation . The Company simultaneously will (a) provide to the Corporation complete releases with respect to all of the Corporation's obligations respecting the Company's indebtedness to the United States Department of Energy ("DOE"), the Business Development Corporation of South Bend, Mishawaka, and St. Joseph County, Indiana ("BDC") and Great American Insurance Company ("GAIC"); and (b) assume and agree to pay and to perform all of the liabilities and obligations of the Corporation of any nature whether fixed or contingent, known or unknown, liquidated or unliquidated, including, without limitation, unpaid expenses related to the Transaction and the costs of winding up the Company's affairs, provided that the amount of expenses shall not exceed the amounts of administration fees to which the Corporation is entitled under the Partnership Agreement. All of the obligations assumed by the Company then will be assumed by the Purchaser upon the consummation of the Transaction. By side letter, dated June 26, 1997, the Purchaser has agreed to pay the Corporation's expenses for winding up its, and the Company's affairs, to the extent such expenses exceed the administration fees to which the Corporation is entitled under the Partnership Agreement.

EFFECT OF THE TRANSACTION

     Upon consummation of the Transaction, the Company will cease its ownership and operation of its sole Business. Pursuant to the terms of the Partnership Agreement, the Company will dissolve and wind up its affairs in accordance with the terms and subject to the conditions of the Agreement, the Liquidation Plan and the Partnership Agreement. The Company will pay $2,500,000 to the BDC in full satisfaction of its claims and Special Limited Partner interest and will pay to the Corporation $4,000,000 in full satisfaction of the Company's debt obligations to the Corporation and will then distribute its remaining assets to the Limited Partners. As of June 30, 1997, the balance outstanding on the BDC loan, including principal and interest, was $1,033,900. The $2,500,000 to be paid to BDC will be applied initially to repay such balance of principal and interest. The remainder of the payment will be allocated to the BDC's Special Limited Partner Interest. It is anticipated that the liquidation of the Company will result in the distribution of $2,534,800 to holders of Qualified Limited Partner Units, or approximately $400 in cash per Qualified Limited Partner Unit. The Corporation also will then liquidate and distribute its remaining assets (consisting of the $4,000,000 in cash received from the Company) to its shareholders in accordance with their interests. There can be no assurance as to the exact amount or timing of these distributions. The Transaction is a taxable transaction to the Company and the tax consequences thereof are allocable to the holders of Limited Partner Units. The Transaction will result in approximately $5,995 per Limited Partner Unit of recognizable taxable income to Limited Partners, which may be offset in full by losses attributable to prior periods. See "TAX CONSEQUENCES." The amount of the distribution to the Corporation and the BDC and the allocation thereof between principal, interest, and capital are the result of separate negotiations between the Purchaser and three of the Corporation's shareholders and the BDC. Because the Partnership Agreement provides that in liquidation Limited Partner distributions are subordinate to distributions to the BDC and debt owed the Corporation, absent these negotiated reductions in the Corporation's and the BDC's entitlement to the Transaction proceeds, no distributions would have been available for Limited Partners. See "THE AGREEMENT AND THE TRANSACTION -- Plan of Liquidation." An unaudited Pro Forma Balance Sheet for the Company giving effect to the Transaction is annexed hereto as Exhibit "C", and incorporated herein.

CONDITIONS TO THE TRANSACTION

     In addition to approval by the Limited Partners, the Transaction requires the consent of the DOE and certain regulatory approvals. The BDC and GAIC have provided the consents or agreements required from them. See Agreement dated as of May 30, 1997, between the Company and the BDC (the "BDC Agreement"), a copy of which is attached hereto as Exhibit C. Approval of the Transaction by the shareholders of the Corporation is assured under the terms of a Transaction Assurance Agreement among shareholders holding a majority of the Corporation's shares, dated as of June 26, 1997 (the "Transaction Assurance Agreement"). A copy of the Transaction Assurance Agreement along with the Indemnity Agreements annexed thereto, is attached hereto as Exhibit D. There are other conditions to closing that are more fully set forth in the Agreement.

EFFECTIVE TIME OF THE TRANSACTION

     The Transaction will be closed as soon as practicable following the satisfaction of the conditions thereto. Distributions to Limited Partners will be made as soon as reasonably practicable thereafter, but will be subject to a further determination of the Corporation's Board of Directors that the Company's liabilities assumed by the Purchaser will be paid.

CONFLICTS OF INTEREST

     The Purchaser and GAIC are affiliates of Chiquita Brands International, Inc. ("Chiquita"), a shareholder of the Corporation. Chiquita ultimately is controlled by Carl H. Lindner, who is also the controlling shareholder of the Purchaser. Since May 1996, persons having other business relationships with Chiquita or who are directors of Chiquita's affiliates, have held three of the four positions on the Corporation's Board of Directors, and the fourth director is a person having professional relationships with Interamerican Investment Group, Inc. ("Interamerican"), another shareholder of the Corporation. The Corporation, its Board of Directors and management also are subject to a number of conflicts of interest in connection with the Transaction. Consequently, the Transaction cannot be considered as an "arm's length" transaction. The Corporation has retained Duff & Phelps LLC ( "Duff & Phelps") to review the Transaction for its fairness to the Limited Partners and Duff & Phelps has rendered its opinion to the effect that the Transaction is fair to the Limited Partners from a financial point of view.

                                SPECIAL FACTORS

THE COMPANY

     The Company, whose sole general partner is the Corporation, was formed on April 15, 1980, under the Indiana Uniform Limited Partnership Act to construct and operate an ethanol production facility (the "Plant") located at 3201 West Calvert Street, South Bend, Indiana. In 1988, Indiana adopted its version of the Revised Uniform Limited Partnership Act. The Company has been operating under the Revised Uniform Limited Partnership Act, as adopted in Indiana, since June 6, 1990.

     On April 28, 1982, the Company commenced an offering, on a best efforts basis, of up to $37,000,000 in Limited Partner Units in increments of $5,000 per Limited Partner Unit and a minimum required investment of one Limited Partner Unit. Each Limited Partner also executed an Assumption Agreement pursuant to which he or she assumed $2,500 per Limited Partner Unit of the principal amount of a loan obtained by the Company to be used in connection with the construction of the Plant. On August 27, 1982, the Company terminated the offering having raised approximately $32,000,000 through the sale of 6,399 Limited Partner Units. Payment under the Assumption Agreements was called for in December, 1986.

     Plant construction commenced in 1982 with proceeds of the offering, $5,000,000 from a private offering of Special Limited Partner interests to the BDC, a $3,000,000 capital contribution from the Corporation, $140,914,000 in long-term debt financing by an eight bank consortium, 90% of which was guaranteed by the United States of America acting by and through the Secretary of Energy on behalf of the DOE, and $2,432,264 in long-term debt financing from the BDC. See "INFORMATION CONCERNING THE COMPANY -- Capitalization."

THE CORPORATION

     The Corporation was organized under the Indiana Business Corporation Law for the purpose of acting as the general partner of the Company, and it has engaged in no other business. The Corporation has provided all of the management services required for the Company. The principal shareholders of the Corporation are Interamerican, Chiquita and Ethanol Services, Inc. ("ESI"), which own 40.2%, 28.5% and 25.1%, respectively, of the Corporation's outstanding shares. The remainder of the Corporation's shares are owned by nine persons who, to the Corporation's knowledge, are not affiliated with the three largest shareholders. See "MANAGEMENT OF COMPANY AND CORPORATION." From early 1994 until May 29, 1996, the senior management of the Corporation were persons affiliated with Interamerican. At the annual meeting of shareholders of the Corporation held May 29, 1996, Chiquita, in possession of ESI's proxy, proposed, and the Corporation's shareholders elected, a slate of directors selected by Carl H. Lindner, and nominated by Chiquita and the chief executive and financial officers of the Corporation were replaced. Three of the four directors of the Corporation are persons having business, professional or director relationships with Chiquita or Chiquita affiliates, and the other director has professional relationships with Interamerican. The Purchaser is owned by affiliates of Chiquita. See "CONFLICTS OF INTEREST."

THE COMPANY DEBT

     As a part of the Company's original financing and in addition to the Corporation's capital contribution, the Corporation was required to provide a cash pledge of $4,000,000 and to post a $1,500,000 letter of credit as security for the Company's obligations to the bank consortium. In December, 1986, the Company defaulted on the bank loan and the lenders seized the cash pledge and drew on the letter of credit, which amounts, with interest, totaled $5,780,583 at the time of foreclosure. The Board of Directors of the Corporation determined, at that time, that the foreclosed amount represented a loan by the Corporation to the Company, and the Company began to accrue interest on that amount beginning August 1, 1987. No note or other evidence of the loan was provided, but the obligation was carried as an account payable by the Company to the Corporation and characterized as such in all reports to Limited Partners and in all filings by the Company with the Commission. Subsequently, the Corporation loaned $578,832 to the Company in connection with the restructuring of the DOE loan in 1991, and loaned an additional $500,000 to the Company in August, 1996 in connection with entry into the agreement relating to the GAIC loan. As of June 30, 1997, the aggregate of these amounts, together with interest accrued thereon, was $9,795,354 and is referred to herein as the "Intercompany Debt." In addition, as of June 30, 1997, the Company owed the Corporation $691,642 for deferred management fees. Accordingly, as of June 30, 1997, the Company owed the Corporation a total of $10,486,996 consisting of the Intercompany Debt and deferred management fees. As of June 30, 1997, the Company also was indebted to the DOE and the BDC in the amounts of $62,203,411 and $1,033,900, respectively. In addition, the BDC is entitled to receive, over a period of ten years out of distributions made by the Company, in equal annual installments, and in preference to distributions to other partners, a return of its capital plus an amount equal to 8% per year compounded annually. As of June 30, 1997, these amounts aggregated approximately $15,500,000. With the exception of certain permitted distributions from cash flow, no distributions can be made until the DOE loan is repaid and, accordingly, no amounts have been distributed to date. See "INFORMATION CONCERNING THE COMPANY -- Capitalization."

BACKGROUND OF THE TRANSACTION

     In August, 1994, Interamerican advised the Board of Directors of the Corporation that it was interested in acquiring the assets of the Corporation and the Company and it provided to the Corporation's Board of Directors a draft of an asset purchase agreement describing the proposed terms of that transaction. Because the persons then acting as the senior management of the Corporation also owned shares in Interamerican, the Corporation's Board of Directors appointed a special committee of directors not involved in management of the Corporation with the authority to consider and respond to the Interamerican proposal. The terms of the offer included (a) the assumption by the purchaser of the DOE loan (then in the amount of approximately $75,400,000),
(b) the assumption of the BDC loan (then in the amount of approximately $1,300,000), (c), the issuance to the Corporation of a promissory note of Interamerican with respect to the Intercompany Debt and the accrued and unpaid management fees (approximately $9,900,000 and $1,300,000, respectively), (d) the assumption of approximately $6,400,000 of other obligations of the Company and
(e) a cash payment of $1,777,750. Extended discussions and negotiations then took place between the special committee and Interamerican with respect to various aspects of the offer, including discussion of the special committee's position that a vote by the shareholders of the Corporation was required as a condition to the completion of the transaction. Prior to the resolution of this question, Interamerican advised the special committee that it had determined that the account receivable reflecting the bank foreclosure on the Corporation's pledge and letter of credit was not a legally enforceable loan, and that it was unwilling to include payment for this obligation as a part of the consideration for the proposed transaction. The special committee took this issue under advisement, and negotiations continued with respect to this and other issues. The subsequent discussion concerning the Intercompany Debt included an attempt to arrive at a value for the obligation, on the assumption that it represented an enforceable debt. However, the parties ultimately were unable to reach any agreement as to the valuation of the obligation, and negotiations were terminated in April, 1995 as a result of this and other unresolved issues.

     On October 7, 1996, Larry W. Singleton, President of the Corporation, received a telephone call from Rodger M. Miller of American Money Management Corporation ("AMMC") in which Miller suggested a transaction whereby a newly formed corporation, to be 49%-owned by American Financial Group, Inc. ("AFG") or a subsidiary or affiliate of AFG, the parent company of AMMC, would purchase the assets of the Company. AFG is controlled by Carl H. Lindner, and is the principal shareholder and affiliate of Chiquita. The transaction was to be subject to the agreement of the DOE to certain modifications in the existing DOE loan, and to the willingness of the BDC to accept a settlement of its interests in the Company. The price and structure of the transaction discussed in this telephone conversation would have resulted in the distribution to Limited Partners of approximately $275 per Limited Partner Unit and to shareholders of the General Partner of an aggregate of $650,000. The terms of this proposal were confirmed in a subsequent exchange of correspondence between Singleton and Miller, but no commitments were made with respect to the transaction in question.

     On October 11, 1996, the Company engaged Duff & Phelps to provide a valuation of the Company and to advise the Company respecting the possible sale of the assets of the Company or the financial reorganization or restructuring of the Company.

     On October 23, 1996, the Board of Directors of the Corporation engaged the law firm of Ice Miller Donadio & Ryan, Indianapolis, Indiana, ("Ice Miller") to advise the members of the Board of Directors, in their capacities as such, with respect to their fiduciary responsibilities, specifically in relation to a possible financial reorganization or restructuring of the Company. The Company and the Corporation have been advised throughout the Transaction by their regular counsel, Roemer & Mintz, South Bend, Indiana, and Johnson, Smith, Pence, Densborn, Wright and Heath, Indianapolis, Indiana ("Johnson Smith").

     On December 11, 1996, Singleton reported to the Corporation's Board of Directors that he had met with the DOE on two occasions in an effort to facilitate discussions between the DOE and AFG. Singleton further reported that AFG had offered a $2,000,000 principal pre-payment of the Company's debt to the DOE with an extension of the current loan to a 30 year amortization with a 15 year term. Singleton also reported that he had met with the BDC in an effort to facilitate negotiations between the BDC and AFG, and that AFG also was holding discussions with Interamerican, ESI and Chiquita with respect to the disposition of their interests as shareholders in the Corporation in connection with the proposed transaction.

     At the December 11, 1996, meeting of the Corporation's Board of Directors, Duff & Phelps presented a report on its valuation of the Company. Duff & Phelps stated its preliminary determination that the value of the Company ranged between $60,800,000 and $67,600,000. A discussion of the December 11, 1996, Duff & Phelps' analysis and of Duff & Phelps qualifications is contained in the section entitled Opinion of Duff & Phelps, LLC. See "OPINION OF DUFF & PHELPS, LLC." A copy of the Duff & Phelps December 11, 1996, report is annexed hereto as Exhibit "F", and incorporated herein. Singleton also presented a valuation of the Company prepared by management, concluding that the value of the Company ranged between $56,500,000 and $61,000,000. The only significant difference in the valuations was management's assumption that the Company would have to spend approximately $8,000,000 within the next two years to maintain an adequate supply of corn.

     On December 16, 1996, Duff & Phelps delivered to the Company a preliminary draft of a recommendation regarding the process of selling the Company and the possible strategies that the Company might pursue.

     At a meeting of the Corporation's Board of Directors held December 23, 1996, the directors reviewed the Duff & Phelps recommendations and assessed the potential purchasers for the Company's business and the perceived limitations on a transaction with those purchasers. Singleton was authorized to pursue the offer from AFG, in an attempt to determine if an agreement could be reached on terms acceptable to the Company.

     On January 6, 1997, the Purchaser sent to the Company a signed letter of intent setting forth the terms and conditions on which the Purchaser would acquire substantially all of the assets of the Company and assume the Company's indebtedness to the DOE and the BDC. The proposal was on substantially the same terms proposed to Singleton by Miller in October, 1996, except that the distribution to Limited Partners was increased to approximately $400 per Qualified Limited Partner Unit and the distribution to shareholders of the Corporation was increased from $650,000 to $800,000. The letter provided for a break-up fee of $5,000,000 and a "no shopping" commitment from the Company. The letter also contemplated that the Transaction would be subject to approval by the shareholders of the Corporation.

     At a meeting of the Corporation's Board of Directors held January 8, 1997, the directors considered the proposal as set forth in the Purchaser's letter of intent. That proposal raised a question as to how the Intercompany Debt would be settled in the course of the liquidation of the Company following a sale of its assets as proposed by the Purchaser. The Intercompany Debt then amounted to approximately $10,836,720, exclusive of accrued but unpaid management fees. In the course of the negotiations with Interamerican in 1994, questions had been raised by Interamerican as to whether that portion of the Intercompany Debt arising from the 1986 foreclosure on the Corporation's cash pledge and letter of credit represented an enforceable debt obligation, or should be viewed as a capital contribution by the Corporation to the Company. Negotiations with Interamerican broke down prior to any definitive resolution of this issue. In order to resolve that issue, the Board asked Roemer & Mintz and Johnson Smith to investigate the facts surrounding the establishment of the Intercompany Debt, and to brief, for the benefit of the Corporation's directors, the legal issues involved. Roemer & Mintz were asked to present the legal arguments supporting characterization of the foreclosure as giving rise to a debt, and Johnson Smith were asked to present the legal arguments supporting the characterization of the foreclosure as a capital contribution by the Corporation to the Company. Neither firm was asked to render an opinion regarding the status of the Intercompany Debt, nor was either firm asked to weigh both sides of the question and draw a conclusion. Instead, each firm was asked to present legal arguments supporting a particular side of the issue. These firms were selected by the Corporation's Board of Directors because they were the Company's and Corporation's regular counsel. Other than these firms' relationship as counsel to the Company and the Corporation, these firms have had no other relationship with the Company or the Corporation in the past two years. These firms anticipate no future relationship with the Company, Corporation or the Purchaser other than potentially as legal counsel. Both firms consist of attorneys qualified to practice law in Indiana (and certain other jurisdictions) that regularly engage in the practice of law.

     At the January 8, 1997 meeting, the Corporation's Board of Directors also discussed the question whether the Company should conduct a search for other potential buyers prior to signing a letter of intent with the Purchaser. The directors ultimately determined that the risks to the Company's Business of doing so outweighed the possible benefits, and decided to continue to attempt to reach an agreement with the Purchaser while retaining the right to respond to other offers. The Corporation's Board of Directors recognized that the fairness to the Limited Partners of a sale of the Company's Business was dependent, not only on the total sale price for the Business, but also on the manner in which the sale proceeds would be allocated among creditors and Limited Partners. Accordingly, the Corporation's Board of Directors also authorized the engagement of Duff & Phelps by the Corporation for the additional purpose of providing an opinion with respect to the fairness of the proposed transaction to the Limited Partners from a financial point of view after giving effect to the allocation of the sale proceeds. Finally, the Corporation's Board of Directors requested that management conduct an inquiry into the manner in which certain expenses had been allocated between the Company and the Corporation.

     At a meeting held on January 30, 1997, the Corporation's Board of Directors considered the analyses of Roemer & Mintz and Johnson Smith concerning the bank foreclosure, but deferred taking any action thereon. The Board of Directors also reviewed a report from management concerning the allocation of expenses, and made some preliminary determinations concerning the adjustment of those expenses. There was further discussion of the Purchaser's proposal, but no action was taken with respect thereto.

     Following the January 30 meeting, Ice Miller provided to the Board of Directors an analysis of the Indiana law requirements for a vote by the shareholders of the Corporation on the transaction contemplated by the letter of intent. That analysis pointed out that a shareholder vote might not be required under the provisions of Indiana law dealing with the authorization of a sale of "substantially all" of the property of a corporation other than in the usual course of its business, but that a shareholder vote might be the only means of assuring that the transaction would not be subject to challenge as "voidable" under the Indiana provisions dealing with conflict of interest transactions. At a meeting of the Corporation's Board of Directors held February 21, 1997, the Board of Directors made certain adjustments to the allocation of expenses arrived at on

January 30, 1997 and made a final determination that $1,436,028 of expenses paid by the Company were allocable to the Corporation as an adjustment to 1996 selling, general and administrative expenses. With respect to the Intercompany Debt, the Board reaffirmed that the $578,832 loan made by the Corporation to the Company in connection with the 1991 restructuring of the DOE loan, and the August, 1996 loan by the Corporation to the Company in the original principal amount of $500,000 represented valid obligations of the Company to the Corporation. The Corporation's Board of Directors also directed that the $1,436,028 determined to be owing to the Company by the Corporation as a result of the reallocation of expenses should be set off against those amounts plus interest accrued thereon. After the offset of such amounts, $57,363 remained unpaid on the $500,000 note. In addition, by the offset, the $578,832 loan was paid in full. The Board discussed further the issues related to the remaining Intercompany Debt but took no action with respect thereto. The Board also approved the establishment of an account receivable from Interamerican in the amount of $142,336, plus interest at prime plus 3% since the incurrence thereof, with respect to legal fees paid by the Company, with Mr. Walsh abstaining on this matter.

     On March 14, 1997, the Corporation's Board of Directors again discussed the remaining issues with respect to the Intercompany Debt, and unanimously determined that the 1986 foreclosure created a debt owing by the Company to the Corporation, earning simple interest at the rate of 8.5% per annum. The Board provided for the issuance of a demand promissory note payable on 60 days notice evidencing the principal amount of $5,780,583 ($9,734,347 with interest on June 30, 1997) owing by the Company to the Corporation.

     In reaching its conclusions, the Board of Directors considered the respective legal arguments provided by Johnson Smith and Roemer & Mintz, and the advice of Ice Miller as to the principles of Indiana law relevant to their decision. The Board was cognizant of the conflict between the interests of the shareholders of the Corporation and those of the Limited Partners presented by the resolution of the issues, and of its obligations to all of its constituents. It also was aware of the principles of Indiana law governing the duties of directors and the standards of care to which they are held in discharge of those duties. The Board considered the financial reporting and tax consequences of its decision. In reaching its decision, the Board viewed as controlling considerations (a) the historic treatment of the 1986 foreclosure as creating a debt obligation, (b) the consistent public report of that treatment, (c) the absence of any objections thereto, (d) the advice received in 1986 and 1987 by the Board of Directors from the Company's predecessor auditors with respect to the accounting for the foreclosure transactions, (e) the circumstances giving rise to the account including the absence of any provision in the Partnership Agreement requiring its treatment as a capital contribution by the Corporation to the Company and (f) the inclusion in the Partnership Agreement of a specific provision authorizing the lending of funds by the Corporation to the Company. The Board of Directors considered the technical difficulties arising from the possible application of the statute of limitations and of the possible availability of equitable defenses to any attempt on the part of the Corporation to enforce the collection of the obligation, but did not view these factors as a bar to the conclusion reached.

     On March 19, 1997, the Purchaser provided a revised draft of the letter of intent, pursuant to which it proposed to acquire all of the outstanding shares of the Corporation from its shareholders (in addition to the acquisition of the assets of the Company); to reduce the consideration to be received by the Limited Partners to $300 per Limited Partner Unit; to establish a $2,500,000 break-up fee payable upon any termination of the Agreement other than by the Purchaser; and to indemnify the directors of the Corporation with respect to any claims of breach of fiduciary duty in relation to the proposed transaction. The Purchaser also rejected the Company's proposal that the Purchaser provide a non-refundable deposit. The Purchaser was advised that this proposal was not acceptable to the Company.

     On March 24, 1997, Singleton and Miller held a meeting in Cincinnati, with their counsel, to discuss the status of the negotiations. The Company representatives were advised that the Purchaser had reached a preliminary agreement with Interamerican, ESI and Chiquita under which those shareholders would agree to support the proposed transaction if it resulted in a payment to the Corporation of at least $4,000,000 in settlement of the Company's Intercompany Debt and other obligations to the Corporation that would be distributed to the Corporation's shareholders upon liquidation of the Corporation. The Purchaser affirmed its willingness to pay a price for the assets sufficient to result in a $4,000,000 Intercompany Debt payment to the Corporation and provide a distribution to Limited Partners of approximately $400 per Qualified Limited

Partner Unit. At that meeting, the Company representatives also proposed a $250,000 deposit by the Purchaser payable in the event the transaction did not close absent a breach by the Company. The Purchaser requested a $5,000,000 break-up fee. After further discussion continuing after this meeting, the Company dropped its proposal for a non-refundable deposit sufficient to cover the Company's transaction expenses, and the Purchaser agreed to a $2,500,000 break-up fee. The Company retained the right to terminate the transaction in the event that it received other offers for the business within 45 days following the first public announcement of the terms of the transaction, subject only to the payment of the break-up fee. The representatives of the parties were then able to arrive at a general understanding as to the structure and terms of the transaction, and agreed to proceed with the preparation of a definitive purchase agreement.

     Approval by the Company's Board of Directors of the terms negotiated by the Purchaser, the BDC, and the three largest shareholders of the Corporation, i.e., a $4,000,000 payment to settle the Company's Intercompany Debt and other obligations to the Corporation, and a $2,500,000 distribution to the BDC, that would result in a $2,534,800 distribution to holders of Qualified Limited Partner Units, was based upon the Board's knowledge that (a) the settlement of the Intercompany Debt and other obligations to the Corporation reflected a reduction of more than $6.5 million from the total balance owed by the Company to the Corporation, (b) likewise, the settlement of the BDC's Loan and Special Limited Partner Interest rights resulted in a reduction in excess of $14 million of the BDC's higher priority claim against the liquidation distributions, and
(c) if the company was required to pay the full balance of the BDC's claims and interest and/or the Intercompany Debt, the holders of Qualified Limited Partner Units would receive no distribution at all. Further, consent of the Corporation's shareholders was desired to avoid any potential challenge to the Transaction as an "interested transaction" under Indiana corporation law.

     A first draft of the Agreement was received by the Company on April 5, 1997. In the course of negotiations as to the terms of the definitive Agreement, the parties agreed that, in order to assure the distribution to the Limited Partners and shareholders of the Corporation of the amounts contemplated, it would be necessary for the Purchaser to agree to assume all of the liabilities of both the Corporation and the Company, including any unpaid transaction costs and the expenses incurred in winding up the Company and the Corporation, and that the Purchaser would provide appropriate assurances to the Company as to its solvency and ability to pay the obligations of the Company and the Corporation as they come due. Negotiations over the terms of the Agreement and the related Transaction documents continued until June 26, 1997, at which time the definitive Agreement was submitted to the Board of Directors of the Corporation and approved by it. In the interim, the Corporation's Board of Directors met on May 13, June 2, and June 16. At those meetings, the directors reviewed interim drafts of the Transaction documents and resolved various issues that arose in the course of the negotiations.

     At its June 2 meeting, Duff & Phelps advised the Corporation's Board of Directors that it was prepared to issue its opinion that a distribution of not less than $400 per qualified Limited Partner Unit was fair from a financial point of view, and it provided a draft of its fairness opinion. Duff & Phelps also discussed with the Board the processes undertaken by it to arrive at its opinion. See "OPINION OF DUFF & PHELPS LLC."

     Upon consummation of the Transaction, the Company will cease its ownership and operation of its sole Business. Pursuant to the terms of the Partnership Agreement, the Company will dissolve and wind up its affairs in accordance with the terms and subject to the conditions of the Agreement, the Liquidation Plan and the Partnership Agreement. It is anticipated that the liquidation of the Company will result in the distribution of $2,534,800 to holders of Qualified Limited Partner Units, or approximately $400 in cash per Qualified Limited Partner Unit. The Corporation also will then liquidate and distribute its remaining assets (consisting of the $4,000,000 in cash received from the Company as a compromise of the Intercompany Debt) to its shareholders in accordance with their interests.

REASONS FOR THE TRANSACTION

     The Partnership Agreement provides for the expiration of the Company's initial term on the fiftieth anniversary of the date it commenced, or November 15, 2032. In addition, the Partnership Agreement contains standard provisions relating to termination and dissolution, including a requirement that the

Company be dissolved in the event of the sale of substantially all of its assets. The Partnership Agreement does not specifically contemplate the Transaction.

     The Corporation's Board of Directors has concluded that it would be in the best interests of the Limited Partners for the Company's Business to be sold at this time, for the following reasons:

     1. Debt Structure. The Company's financial condition is highly leveraged. As of June 30, 1997, the Company owed to the DOE, BDC, GAIC and the Corporation a total of $73,724,307 and had a $39,915,618 deficit in partners' capital. The BDC loan matures November 1, 1999, and the DOE loan matures March 31, 2002. There can be no assurance that the Company will be able to repay its obligations to the DOE and BDC in accordance with their terms. The Company has been in default, or imminent risk of default, under the DOE loan and BDC loan on at least three prior occasions: 1986, 1991, and 1996. Although the Company has been able to renegotiate the terms of the DOE loan and BDC loan in each instance, it has no commitments from the DOE and BDC beyond the expiration dates of the current loan agreements and there can be no assurance that the Company will be able to repay or refinance its debt obligations as they come due. As part of the 1996 restructuring of the DOE loan and the BDC loan, and in response to the Company's cash crises, the Company has obtained a $10,000,000 working capital loan from GAIC. That loan expires by its terms on December 31, 1997, unless extended by agreement through December 31, 1998. Although no amounts were outstanding under the GAIC loan on June 30, 1997, the Company anticipates a continuing need for a working capital credit facility. GAIC is an affiliate of the Purchaser. Absent completion of the Transaction, there can be no assurance the GAIC loan will continue past December 31, 1997, or that substitute working capital loans would be available. The Company has limited means of raising additional equity capital, and none of its current partners have any obligation to the Company to provide additional capital. In the event of an uncured default by the Company under the DOE loan, it is possible that the existing equity interests of the Limited Partners would be extinguished. See "INFORMATION CONCERNING THE COMPANY -- Capitalization."

     2. Needed Capital Investment. The Company's Business requires additional capital investment or working capital to address the following, among other, identified needs: assuring a timely, adequate and reasonably priced corn supply and meeting environmental and other regulatory requirements. The Company needs to take steps promptly to assure its continued timely and reasonably priced supply of corn from local corn producers. Recent consolidations and acquisitions in the regional corn supplier market have resulted in one of the three regional corn suppliers being owned by or affiliated with the Company's competitors. The Company has been advised by the Company's present supplier that it is actively negotiating its sale to another competitor of the Company. The third regional corn supplier previously has rejected the Company's business for financial or other reasons. Although the Company has contracted its corn needs through September 1997 from its existing supplier, the Company must begin promptly to contract corn for subsequent periods not covered by the Company's existing supply contract. The Company has examined its alternatives, and has determined that the best alternative is to self-originate from producers and various suppliers its corn supply rather than contract exclusively with an outside supplier. This alternative will require access to additional capital or working capital. See "INFORMATION CONCERNING THE COMPANY -- Raw Materials." The Company also is in the process of assessing its compliance with environmental regulations respecting Volatile Organic Chemicals ("VOC's") and other existing or proposed environmental regulations. Moreover, presently proposed environmental regulations may significantly affect the Company. In any case, the Company anticipates the need over the next few years for additional capital or working capital to satisfy existing or proposed environmental regulations. See "INFORMATION CONCERNING THE COMPANY -- Marketing of Ethanol." The Company has limited ability to raise additional capital for these purposes and none of its partners is obligated to the Company to contribute additional capital. Since obtaining the GAIC loan, the Company has not looked for additional working capital loans. Even if replacement or additional working capital loans should become available, DOE, BDC and GAIC consents are required for the Company's incurrence of additional indebtedness. There can be no assurance that lenders could be located to make loans to the Company for the purposes described above on terms which would be acceptable to the Company, the DOE, the BDC and GAIC. The inability to assure timely and reasonably priced corn supplies or to comply with environmental regulations would have a material adverse effect on the Company. The Company estimates that additional capital of approximately $4.3 million will be required during the next two years to adequately address the corn supply issues by building additional storage facilities, purchasing additional inventory and obtaining a grain buyer's license. In addition, the Company estimates it needs access to approximately $15 million working capital line of credit (in lieu of the GAIC line ending December 30, 1997 absent extension by GAIC) to handle general operating requirements and margin and other requirements under the Company's corn purchasing program. Additional working capital required to address environmental concerns is presently not determinable. Nevertheless, none of the Company's affiliates is obligated or agreeable to providing such financial support. See "INFORMATION CONCERNING THE COMPANY -- Raw Materials" and "Marketing of Ethanol."

     3. Uncertainties Related to Ethanol Subsidies. The Company relies heavily on the availability of federal subsidies for the production of ethanol. As of December 31, 1996, the excise tax exemption for qualifying ethanol/gasoline blends was $.054 per 10% blended gallon of fuel. Alternatively, fuel blenders who blend gasoline with ethanol or certain ethanol derivatives at a 90:10 ratio are entitled to a $.54 per gallon tax credit. The ethanol subsidies are subjected to regular review and criticism by members of Congress and other interests aligned with the production and distribution of gasoline and there can be no assurance that ethanol subsidies will continue to be available in the future. Moreover, the present law is effective only through the year 2000. Any reduction in the current ethanol subsidies could have a material adverse effect on the Company's Business. See "INFORMATION CONCERNING THE COMPANY -- Marketing of Ethanol" and "Government Regulation."

     4. Absence of Liquidity for Limited Partner Units. There is no public market for the Limited Partner Units and it is not likely that any public market will develop for the Limited Partner Units in the future. To the knowledge of the Corporation, there have been only sporadic transactions in the Limited Partner Units during the past two fiscal years other than transfers resulting from the death or estate planning of Limited Partners and the surrender to the Corporation of 29 Limited Partner Units by Limited Partners seeking to abandon their interests. The transfers to the Corporation have been for no consideration except for $250 per Limited Partner Unit paid by the Corporation for two Limited Partner Units on January 27, 1995. In the opinion of the Corporation, there is no reasonable expectation that Limited Partners will be able to convert their Limited Partner Units into cash unless the Business of the Company is sold.

     5. Loss of Tax Advantages. At the time of the organization of the Company, certain tax benefits were available to the Limited Partners under the provisions of the Internal Revenue Code then in effect. Those federal income tax benefits have been fully realized, or since repealed, and the Limited Partners are now exposed to federal income taxation on their share of Company taxable income, whether or not cash is distributed to them by the Company. In nine of the last fifteen years, the Limited Partners have been required to recognize interest income as a result of the operations of the Company but, due to restrictions imposed upon the Company under the agreements relating to the DOE loan, the Company was prohibited from making cash distributions to partners. The Company cannot return capital to the Limited Partners as there exists a zero basis in the partners' capital account. The Transaction will result in approximately $5,995 per Limited Partner Unit of recognizable taxable income to Limited Partners, which may be offset in full by losses attributable to prior periods, and is expected to result in the distribution of approximately $400 per Qualified Limited Partner Unit. See "TAX CONSEQUENCES."

     6. Business Uncertainties. The Company's ability to produce future income, distributions and credits and other benefits to the Limited Partners likely will be subject to the following factors, among others: (1) the availability and amount of federal and state tax incentives for ethanol production and use; (2) environmental regulation; (3) gasoline prices generally and the comparative prices of regular unleaded gasoline as compared to alcohol/gasoline mixtures; (4) the market prices of corn, the principal raw material used in the production of ethanol; (5) the level of refiners' crude oil and gasoline inventories; (6) competition among domestic ethanol producers; (7) availability of low-cost foreign ethanol; (8) the familiarity of jobbers and retailers with tax and octane benefits of ethanol blends; (9) marketing support of retailers by major refinery/blenders, and (10) competition with other oxygenates, such as methyl tertiary butyl ether, more commonly known as MTBE.

BENEFITS AND DETRIMENTS TO THE COMPANY, AFFILIATES AND LIMITED PARTNERS

     The primary benefit of the Transaction to the Limited Partners is the liquidation of their investments in the Company at a value deemed by Duff & Phelps to be fair to them from a financial point of view.

     The primary detriment of the Transaction to Limited Partners is that the Limited Partners will no longer share in future income, distributions and credits or any other benefits that may be generated by the future operation of the Company's Business. Also, the Limited Partners will not share in any future increases, if any, in the value of the Company's Business.

     The primary benefits of the Transaction to the Company are the satisfaction of its outstanding debt, and the payment of a cash distribution to the holders of Qualified Limited Partner Units. The benefit of the Transaction to the Corporation is the receipt of a $4,000,000 cash payment in settlement of its Intercompany Debt receivable from the Company. But for the Transaction, little, if any, payment against the Intercompany Debt could be anticipated in the foreseeable future. The primary detriment to the Corporation of the Transaction will be the loss of its management fee and its rights as general partner to share in any future increase in the Company's value and future income of the Company, if any.

     The primary benefits of the Transaction to the BDC are the compromise and settlement of its loan and Special Limited Partner Interest and maintaining an operating entity in St. Joseph County, Indiana that employs residents of St. Joseph County and pays taxes there. But for the Transaction, little, if any payment against the BDC Loan and the Special Limited Partner Interest could be anticipated in the foreseeable future. The Primary detriment of the Transaction to the BDC, will be the loss of its preferred rights as Special Limited Partner.

     The shareholders of the Corporation will benefit indirectly from the distribution to the Corporation in respect of the Intercompany Debt that will be distributed to the shareholders of the Corporation upon dissolution of the Corporation. As a detriment, the Corporation's shareholders will forego any potential benefits accruing indirectly to them resulting from the Corporation's management fee and general partner interest in the Company.

     Further, all of the parties to the Transaction will benefit from the removal of and/or solution to the problems and uncertainties set forth above under "Reasons for the Transaction."

     As general partner, the Corporation's interest in the net book value and income of the Company is 10%. However, it should be noted the losses allocable to the limited partners of the Company have exceeded their invested capital balances. The limited partners have no obligation to fund any amounts in excess of their investment. Since the Corporation, as general partner, is responsible for all debts and obligations of the Company, the Corporation's policy is to recognize all losses in excess of limited partners' investments. After the Transaction, the Corporation will have zero interest in the Company's net book value and income.

FAIRNESS OF THE TRANSACTION

     The consideration to be received by the Company in the Transaction was determined by negotiation among the Company and the Purchaser. Negotiations between the Purchaser, the shareholders of the Corporation, and the BDC set the parameters for allocation of the purchase price and permitted distribution to holders of Qualified Limited Partner Units. The Corporation's Board of Directors determined that the price it negotiated was reasonable based upon Duff & Phelp's valuation of the Company as a going concern. Duff & Phelps did not, however, propose the purchase price. The Corporation's Board of Directors believes that the Transaction is fair to the holders of the Limited Partner Units. In arriving at this conclusion, the Corporation's Board of Directors has relied heavily upon the opinion of Duff & Phelps, an independent financial advisor to the Corporation, to the effect that the Transaction is fair to the Limited Partners from a financial point of view. See "OPINION OF DUFF & PHELPS LLC." The Corporation's Board of Directors believes that the valuation analysis conducted by Duff & Phelps provides the most meaningful approach to the valuation of the Company and the Limited Partner Units. The Corporation's Board of Directors noted, in particular, that under a discounted cash flow analysis the Limited Partner Units have a negative value. The Corporation's Board of Directors considered, but did not attach significant weight to, the book value or liquidation value of the

Company. The Company's principal asset is its Plant, which is believed to have only scrap value if sold other than as a part of the Business of the Company as a going concern.

     In arriving at its conclusions as to the fairness of the Transaction, the Board of Directors also has relied upon the condition that, under the terms of the Partnership Agreement and the Agreement, the Transaction must receive the approval of a Majority in Interest of the Limited Partners in order to go forward. Neither the Purchaser nor the shareholders of the Corporation will have the power to direct the approval of the Transaction. If the Limited Partners do not find the Transaction to be in their best interests, they may vote against its approval and the Transaction will be abandoned without penalty to the Company (other than for its expenses incurred in connection therewith).

     However, no independent representative has been engaged to act on behalf of the Limited Partners in connection with the negotiation of the terms of the Transaction, and none of the members of the Corporation's Board of Directors can be viewed as disinterested persons in the context of the approval of the Transaction by the Corporation's Board of Directors. There can be no assurance that the terms of the Transaction would not have been more favorable to the Limited Partners had they been determined by a Board of Directors of the Corporation having no relationship with the Purchaser. See "CONFLICTS OF INTEREST."

     The Purchaser has advised the Corporation that it believes the Transaction is fair to holders of Limited Partner Units primarily because it provides such holders with liquidity in the absence of alternative transactions, both in terms of an active trading market in Limited Partner Units or the sale of Limited Partner Units in a business reorganization transaction. Moreover, the Transaction must be approved by holders of a Majority in Interest of the Limited Partners. The Purchaser also considered the opinion of Duff & Phelps in reaching its conclusion that the Transaction is fair to holders of Limited Partner Units. The Purchaser has advised the Corporation that it is engaging in the Transaction in spite of the risks, which it believes to be substantial, that the Business of the Company will either continue to be marginally profitable or incur operating losses because of its belief that there will be continued governmental incentives in support of ethanol production and use and that the cost of producing ethanol will compare favorably to the costs of producing MTBE or other oxygenates, leading to greater market demand for ethanol and increased producer profitability.

                          OPINION OF DUFF & PHELPS LLC

     Duff & Phelps has acted as financial advisor to the Company in connection with the Transaction, and has assisted the Corporation's Board of Directors in its examination of the fairness, from a financial point of view, of the resulting distribution of not less than $400 per Qualified Limited Partner Unit.

     Initially Duff & Phelps was retained by the Company to perform an overall evaluation of the Company's operations for the purpose of providing a frame of reference within which to judge proposals to purchase the Company's assets. Duff & Phelps performed discounted cash flow ("DCF") analyses of two potential scenarios: one assuming a renewal of the ethanol tax subsidy and one assuming the revocation of the ethanol tax subsidy in the year 2000. The results of these analyses were delivered to the Company in December 1996 and are attached hereto as Exhibit "F" and incorporated herein by reference.

     The DCF projections in the renewal of the ethanol tax subsidy scenario assume that the Company is able to ramp up ethanol production levels to 89 million gallons per year in 1997. Revenues are projected to increase from $134 million in 1995 to $152 million in 2005 at an annual growth rate of 1.3%. Emphasis was placed on the profitability of the Company rather than the absolute level of revenues in the DCF analysis. One of the key cash flow drivers in the DCF analysis was the relationship between the selling price of ethanol and the cost of corn ("ethanol-corn spread"). Duff & Phelps projected the long-term ethanol-corn spread to be a profit $0.22 per gallon which is consistent with the average historical relationship adjusted for a new program of hedging corn costs. In comparison the ethanol-corn spread was $0.25 per gallon in 1995. Projected gross margins before depreciation in the DCF analysis range from 14.7% to 18.3%. Gross margins before depreciation were 19.1% in 1995. Projected earnings before interest and taxes range from $9.5 to $16.8 million per year compared to $15.4 million in 1995. Projected capital expenditures range from $1.1 million to $2.3 million per year. Projected working capital ratios are consistent with recent Company performance. The DCF analysis assuming the continuation of the ethanol tax subsidy yielded a value of $64.2 million to $66.2 million for the operations of the Company (before any benefits of a tax shield due to goodwill amortization).

     Duff & Phelps also investigated a scenario which assumes the revocation of the ethanol tax subsidy in the year 2000. The DCF analysis assuming the revocation of the tax-subsidy has the same assumptions until the year 2000 as those of the analysis assuming the renewal of the tax subsidy. The analysis assuming the revocation of the tax subsidy, however, assumes that the Company ceases operations in the year 2000 and the assets of the Company are liquidated. Duff & Phelps assumed that the liquidation value of the Company at the end of the year 2000 is the projected GAAP book value of the net fixed assets ($20.2 million) plus net working capital ($7.8 million). This assumption was based on conversations with management and represents an optimistic estimate. The DCF analysis assuming the revocation of the ethanol tax subsidy yielded a value of $43.1 million to $43.6 million for the operations of the Company (before any benefits of a tax shield due to goodwill amortization).

     The discount rate range used in both analyses described above was 12.3% to 12.8% (midpoint 12.5%) based on an analysis of alternative investments. By comparison, as of the valuation date, the interest rate on 20-year US Treasury bonds was 6.6%; the rate on 20-year AAA corporate bonds was 7.0%; and the S&P 500 was expected to return 11.9% (based on historical risk premiums over 20-year US Treasury bonds).

     The results of the two DCF analyses were weighted as shown in the table on page 18 aggregated with the expected value of a tax shield due to goodwill amortization to arrive at the valuation range of $60.8 million to $67.6 million for the assets of the Company. Overall, lower market interest rates and more favorable ethanol prices in the near term resulted in a higher valuation of the Company in the December 11, 1996 Duff & Phelps' presentation to the Corporation's Board than in the June presentation.

     Using publicly available information, Duff & Phelps analyzed the historical financial performance, stock prices and resulting valuation multiples for the following firms: Arco Chemical Company; Odyssey Petroleum Corporation (formerly Brimm Energy Corporation); Great Lakes Chemical Corporation; High Plains Corporation; and Methanex Corporation (collectively, the "Comparable Companies").

     Duff & Phelps compared the financial performance of the Company with the financial performance of the Comparable Companies, duly adjusted for any nonrecurring items. As the Company is a partnership we tax-effected the Company's operating results for comparability to the Comparable Companies. Comparative statistics reveal the following: (i) five-year compounded annual growth in revenue for the Company was 3.7%, compared to a median of 24.0% for the Comparable Companies; (ii) five-year compounded annual growth in earnings for the Company was not meaningful due to losses, compared to a median of 16.3% for the Comparable Companies; (iii) five-year average and latest twelve months' net income margins for the Company were 0.0% and a loss of 3.3%, respectively, compared to 9.3% and 11.4%, respectively, for the Comparable Companies; and (iv) five-year average and latest twelve months' return on equity for the Company was not meaningful for the Company due to the accumulated losses, as opposed to 18.8% and 20.1%, respectively, for the Comparable Companies. In summary, the financial performance of the Company significantly lagged that of the Comparable Companies. Five-year averages for Company are based on fiscal years ended on or about December 31, 1990 to 1995, while the latest twelve months ended September 30, 1996 (latest twelve months' financial information for Odyssey Petroleum Corporation is as of June 30, 1996).

     Duff & Phelps analyzed the capitalized values for the Comparable Companies as multiples of latest twelve months' operating cash flow ("OCF"), three-year average OCF and projected OCF (from Value Line, Inc.) available as of the valuation date. The median multiples of capitalized value to latest twelve months', three-year average and projected OCF were 6.7x, 5.7x, and 6.9x, respectively. We note that projected cash flow was only available for Great Lakes Chemical Corporation. In comparison, the latest twelve months', three-year average and projected (per control DCF) OCF multiples for the Company were not meaningful, 4.6x, and 3.9x, respectively. Due to the Company's historical negative net income levels, a comparison of equity value to earnings and book value multiples was not meaningful. All Comparable Companies multiples were based upon closing stock prices as of November 29, 1996.

     Subsequently, the Corporation's Board of Directors engaged Duff & Phelps to analyze from a financial perspective the fairness of the Transaction and the proposed $400 distribution to holders of Qualified Limited Partner Units. As part of that analysis, Duff & Phelps updated and revised its December 1996 analyses of the overall value of the Company's operations.

     The revised DCF projections in the continuation of the tax subsidy scenario assume that the Company overcomes its recent operating problems and reaches ethanol production levels of 89 million gallons per year in 1998 (ethanol production in 1996 was 73 million gallons). Revenues are projected to increase from $132 million in 1996 to $143 million in 2005 at an annual growth rate of 0.9%. Emphasis was placed on the profitability of the Company, rather than the absolute level of revenues, in the DCF analysis. One of the key cash flow drivers in the DCF analysis was the relationship between the selling price of ethanol and the cost of corn ("ethanol-corn spread"). Duff & Phelps projected the long-term ethanol-corn spread to be a profit $0.22 per gallon, which is consistent with the average historical relationship adjusted for a new program of hedging corn costs. In comparison, the ethanol-corn spread was a loss of $0.14 per gallon in 1996. Projected gross margins before depreciation in the DCF analysis range from 12.4% to 17.8%. Gross margins before depreciation were negative 0.2% in 1996. Projected earnings before interest and taxes range from $8.6 million to $16.1 million per year compared to a loss of $9.0 million in 1996. Projected capital expenditures range from $1.1 million to $2.1 million per year. Projected working capital ratios are consistent with recent Company performance. The DCF analysis, assuming the continuation of the ethanol tax subsidy, yielded a value of $56.1 million to $57.9 million for the operations of the Company (before any benefits of a tax shield due to goodwill amortization).

     Duff & Phelps also investigated a scenario which assumes the revocation of the ethanol tax subsidy in the year 2000. The DCF analysis assuming the revocation of the ethanol tax subsidy has the same assumptions until the year 2000 as those of the analysis assuming the renewal of the tax subsidy. The analysis assuming the revocation of the ethanol tax subsidy, however, assumes that the Company ceases operations in the year 2000 and the assets of the Company are liquidated. Duff & Phelps assumed that the liquidation value of the Company at year-end 2000 is the projected GAAP book value of the net fixed assets ($19.6 million) plus net working capital ($6.8 million). This assumption was based on conversations with management and represents an optimistic estimate. The DCF analysis assuming the revocation of the ethanol tax subsidy yielded a value of $35.5 million to $35.8 million for the operations of the Company (before any benefits of a tax shield due to goodwill amortization).

     The discount rate range used in both analyses described above was 12.8% to 13.3% (midpoint 13.0%) based on an analysis of alternative investments. By comparison, as of the valuation date, the interest rate on 20-year US Treasury bonds was 7.1%; the rate on 20-year AAA corporate bonds was 7.5%; and the S&P 500 was expected to return 12.7% (based on historical risk premiums over 20-year US Treasury bonds).

     The results of these two DCF analyses were weighted as shown in the table on page 18 and aggregated with the expected value of a tax shield due to goodwill amortization to arrive at the valuation range of $52.1 million to $58.5 million for the assets of the Company.

     The cash flow projections attributable to each party having a security claim on the Company were then projected. The Limited Partner Units have no cash flows attributable to them through the year 2000, at which time the Company would be liquidated (assuming the revocation of the ethanol tax subsidy). All proceeds upon liquidation would go to senior claimants. The Limited Partner Units would receive no cash and are therefore worthless assuming the revocation of the ethanol tax subsidy.

     The cash flow projections from the DCF analysis assuming the renewal of the tax subsidy provided the most optimistic estimate of the potential future cash flows accruing to the benefit of the Limited Partner Units. The projections assuming the renewal of the ethanol tax subsidy were extended to the year 2017 so as to allow for the paydown of claims senior to the Limited Partner Units. The Company is projected to generate taxable income ranging from $66,000 to $14.2 million per year over the projection period. In the near term, an estimated tax loss carryforward of $39.0 million shelters the Limited Partner's share of the taxable income. The tax loss carryforward is expected to be used up by the year 2001 and then the Limited Partners start paying taxes on their share of the income without cash distributions from the Company, resulting in net cash outflows for the holders of the Limited Partner Units. The aggregate projected cash outflows range from $26,000 to $4.7 million per year.

     The Limited Partner cash flows are then projected to turn positive in 2007 after the claims senior to the Limited Partners have been paid and cash distributions to the Limited Partner Units are possible. Aggregate projected cash flows to the Limited Partner Units range from $1.4 million to $4.7 million per year. A discount rate of 30% was used to determine the present value of the Limited Partner Units. This rate reflects the highly levered capital structure of the Company, the very low position in the capital structure held by the Limited Partner Units, and the resulting high risks inherent in an investment in the Limited Partner Units. This analysis yielded a negative value for the Limited Partner Units.

     Duff & Phelps estimated the aggregate value of the Special Limited Partner interest to be $4.4 million based on a discount rate of 12.5% for the Special Limited Partner debt and 28.0% for the Special Limited Partner equity. The aggregate value of the General Partner interest was estimated to be $8.4 million based on discount rates of 15.0% for the General Partner debt, 20.0% for the General Partner management fees, and 30.0% for the General Partner equity.

     On June 26, 1997, Duff & Phelps orally presented its analysis and rendered its written opinion to the Corporation's Board of Directors to the effect that, as of the date of such opinion, the distribution of not less than $400 per Qualified Limited Partner Unit was fair, from a financial point of view. The full text of the written opinion, which sets forth the assumptions made, procedures followed, matters considered, and limitations on and scope of review by Duff & Phelps in rendering its opinion, is attached as Exhibit "G" to this Proxy Statement and is incorporated herein by reference. Limited Partners are urged to read the Duff & Phelps opinion in its entirety.

     In connection with its opinion, Duff & Phelps reviewed, among other things, certain financial and other information of the Company that was publicly available or furnished to Duff & Phelps by the Company, including certain internal financial analysis, financial forecasts, reports and other information prepared by management of the Corporation and Company representatives. Duff & Phelps discussed with senior management of the Corporation and Company employees the past and current operations, financial condition and future outlook of the Company and toured the Plant. Duff & Phelps also reviewed draft versions of certain reports prepared by outside consultants at the request of senior management of the Corporation.

     In preparing its opinion to the Corporation's Board of Directors, Duff & Phelps performed a variety of financial and comparative analyses including (a) a discounted cash flow analysis of the projected free cash flows of the Company;
(b) a comparison of financial performance and market valuation ratios of the Company with those of publicly traded companies Duff & Phelps deemed relevant for purposes of its opinion; and (c) a discounted cash flow analysis of the Limited Partnership Units based on the projected financial performance of the Company and considering capital structure issues and tax consequences. In addition, Duff & Phelps conducted other studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

     Duff & Phelps used the change of control valuation standard to determine the adequacy of the distribution to Limited Partners. Although the Limited Partners of the Company are under no compulsion to vote in favor of approval of the Transaction, Duff & Phelps valued the Company and the Limited Partner Units on a change of control basis using valuation methodologies described below.

DISCOUNTED CASH FLOW ANALYSIS OF THE COMPANY.

     Duff & Phelps performed a DCF analysis of the projected free cash flows of the Company. Free cash flow is defined as cash that is available to either reinvest in new business opportunities or to distribute to investors in the form of dividends, repurchase of equity interests, or debt service and is calculated without reference to existing debt service obligations. The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return that both equity and debt investors could expect to realize on alternative investment opportunities. The Company's current capital structure and certain related tax consequences are not relevant to this analysis. The book value of the Company's facilities, land and equipment was not considered relevant for the analysis assuming a continuation of the ethanol tax subsidy. In addition, the potential market value of the Company's assets, considered apart from their use in the operation of the Business, was deemed to be substantially less than the value of such assets as a going concern. Accordingly, such potential values were not considered in this analysis.

     The Company's future free cash flows were based on projected revenues, net income, depreciation and amortization, working capital and capital expenditure requirements for the fiscal years ending December 31, 1997, to December 31, 2005. Duff & Phelps' projections were prepared from the perspective of a hypothetical buyer of a controlling interest in the Company. Duff & Phelps discounted the resulting free cash flows at a rate of 13.0%, which reflects, among other things, industry risks, the relative size of the Company, and current rates of return required by investors in equity and debt instruments in general. The DCF analysis of the Company resulted in a control price, or a reasonable estimate of the price that a fully informed buyer would pay for all of the assets less operating liabilities of the Company as opposed to the various debt and equity components of the capital structure of the Company. Two sets of projections were utilized in this analysis and then weighted to arrive at Duff & Phelps' conclusion as to the value of the assets of the Company. The first set of projections assumed the continuation of the ethanol tax subsidy in the future. The second set of projections assumed the revocation of the ethanol tax subsidy in the year 2000. The cash flow projections derived from this analysis were then used in the DCF analysis of the Limited Partner Units (discussed below) to determine the value of the Limited Partner Units. The DCF analysis of the Company yielded a value of $52.1 million to $58.5 million for the Company's assets, which is less than the face value of the debt outstanding on the Company's balance sheet. The value arrived at by the discounted cash flow analysis is compared to the face value of the Company's indebtedness rather than the discounted face value of the indebtedness because the value of the Company may only be realized presently by a sale of the Company's assets or other extraordinary business transaction which would result in a default and acceleration of the DOE Loan. Thus, Duff & Phelps determined that DCF value to debt face value is the appropriate comparison here.

     A numerical summary of the two discounted cash flow analyses is set forth below:

                                                                 HIGH      MEDIAN      LOW
                                                                 -----     ------     -----
    DECEMBER 11, 1996 VALUATION
    Operating Value-Subsidy Renewed............................  $66.2     $65.2      $64.2
    Probability................................................     80%       70%        60%
                                                                  ----     -----      -----
    Expected Value Subsidy Renewal.............................  $53.0     $45.6      $38.5

    Operating Value-Subsidy Revoked............................  $43.6     $43.3      $43.1
    Probability................................................     20%       30%        40%
                                                                  ----     -----      -----
    Expected Value Subsidy Revoked.............................  $ 8.7     $13.0      $17.2

    Expected Value of Tax-Shield*..............................  $ 6.0     $ 5.5      $ 5.0
    TOTAL EXPECTED VALUE.......................................  $67.6     $64.1      $60.8

---------------

     *Based on amortization of $35 million of goodwill.

                                                                 HIGH      MEDIAN      LOW
                                                                 -----     ------     -----
    JUNE 26, 1997 VALUATION
    Operating Value-Subsidy Renewed............................  $57.9     $57.0      $56.1
    Probability................................................     80%       70%        60%
                                                                  ----     -----      -----
    Expected Value Subsidy Renewal.............................  $46.3     $39.9      $33.7

    Operating Value-Subsidy Revoked............................  $35.8     $35.7      $35.5
    Probability................................................     20%       30%        40%
                                                                  ----     -----      -----
    Expected Value Subsidy Revoked.............................  $ 7.2     $10.7      $14.2

    Expected Value of Tax-Shield**.............................  $ 5.0     $ 4.6      $ 4.2
    TOTAL EXPECTED VALUE.......................................  $58.5     $55.2      $52.1

---------------

     **Based on amortization of $29 million of goodwill.

     Note: All numbers in $millions except percentages.

     Duff & Phelps explained that the difference between the June 26, 1997, valuation and the valuation presented to the Corporation's Board of Directors on December 11, 1996 is due to a rise in market interest rates and a decline in the price of ethanol, which is expected to lead to a near-term deterioration in margins. See "SPECIAL FACTORS -- Background of the Transaction."

COMPARABLE COMPANY ANALYSIS.

     In its comparable company analysis, Duff & Phelps selected a set of publicly traded companies based on comparability to the Company. Although no single company chosen is exactly similar to the Company, Duff & Phelps believes these companies share many of the same operating characteristics and are affected by many of the same economic forces as the Company. Duff & Phelps checked the value of the Company for reasonableness by comparing the rate at which these companies are capitalized in the market with the capitalization rate implied by the valuation of the Company's assets, after adjusting for differences in operations and performance.

     Using publicly available information, Duff & Phelps analyzed the historical financial performance, stock prices and resulting valuation multiples for the following firms: Arco Chemical Company; Odyssey Petroleum Corporation; Great Lakes Chemical Corporation; High Plains Corporation; and Methanex Corporation (collectively, the "Comparable Companies").

     Duff & Phelps compared the financial performance of the Company with the financial performance of the Comparable Companies, duly adjusted for any nonrecurring items. Because the Company is a partnership, Duff & Phelps tax-effected the Company's operating results for comparability to the Comparable Companies. Comparative statistics reveal the following: (i) five-year compounded annual growth in revenue for the Company was 4.2% as compared to a median of 20.9% for the Comparable Companies; (ii) five-year compounded annual growth in earnings for the Company was determined by Duff & Phelps not to be meaningful for the Company due to losses, as compared to a median of 46.1% for the Comparable Companies; (iii) five-year average and latest twelve months' net income margin for the Company was a loss of 0.1% and 3.9%, respectively, as compared to a gain of 9.4% and 7.2%, respectively, for the Comparable Companies; and (iv) five-year average and latest twelve months' return on equity for the Company was determined by Duff & Phelps not to be meaningful for the Company due to the accumulated losses, as compared to 19.7% and 14.7%, respectively, for the Comparable Companies. In summary, the financial performance of the Company significantly lagged that of the Comparable Companies. Five-year averages for the Company are based on fiscal years ended on or about December 31, 1991, to 1996, while the latest twelve months' data was collected as of March 31, 1997.

     Duff & Phelps analyzed the capitalized values for the Comparable Companies as multiples of latest twelve months' operating cash flow ("OCF"), three-year average OCF and projected OCF (from Value Line, Inc.) available as of the date of the Duff & Phelps opinion. The median multiples of capitalized value to latest twelve months', three-year average and projected OCF were 7.2 x, 6.4 x, and 6.3x, respectively. Projected cash flow was available only for Great Lakes Chemical Corporation. In comparison, the latest twelve months' OCF multiple for the Company was not meaningful due to losses. The three-year average and projected (per control DCF) OCF multiples for the Company were 6.9 x and 5.0 x, respectively. Due to the Company's historical negative net income levels, a comparison of equity value to earnings and book value multiples was not considered by Duff & Phelps to be meaningful. All Comparable Companies' multiples were based upon closing stock prices as of June 5, 1997.

DISCOUNTED CASH FLOW ANALYSIS OF THE LIMITED PARTNER UNITS.

     Duff & Phelps performed a DCF analysis of the projected cash flows to the Limited Partner Units of the Company. As discussed above, the DCF analysis of the Limited Partner Units uses operating income assumptions from the earlier analysis but takes into account the Company's current capital structure and certain tax consequences to the Limited Partners. Specifically, the Company is projected to produce income in future years; however, due to restrictions in the Partnership Agreement and the terms of certain debt instruments, the Company is restricted from distributing cash to the Limited Partners over a significant portion of the projection period. As a result, the Limited Partners are expected to experience "phantom" taxable income for future years resulting in negative cash flows to the Limited Partners for a significant portion of the projection period. The projected cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return investors could expect to realize on alternative investment opportunities. The DCF analysis of the Limited Partner Units yielded negative values per Limited Partner Unit. A similar analysis by Duff & Phelps of other parties to the Transaction yielded positive values for those interests. For example, Duff & Phelps determined that using the discounted cash flows as determined above and considering the relative priorities of the BDC and the Corporation to the distributions generated thereby, that the BDC Loan and Special Limited Partner Interest were determined to aggregate approximately $4.4 million and the Corporation's Intercompany Debt, General Partner Interest and present and future right to management fees aggregated approximately $8.4 million. Accordingly, Duff & Phelps concluded that a distribution of not less than $400 per Qualified Limited Partner Unit would be fair to the Limited Partners of the Company from a financial point of view.

     In rendering its opinion, Duff & Phelps relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or furnished to Duff & Phelps by or on behalf of the Company. Duff & Phelps did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps furnished with any such evaluations or appraisals. Duff & Phelps' opinion is based on all economic, market, business and financial conditions relevant to the Company existing on the date of Duff & Phelps' opinion. Neither the Company nor the Corporation placed any limitations upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

     Duff & Phelps was selected as the Company's financial advisor and, subsequently, to provide to the Corporation's Board of Directors Duff & Phelps' opinion as to the fairness of the Transaction from a financial perspective, because Duff & Phelps is a nationally recognized financial advisory firm with substantial experience in transactions similar to the Transaction. As part of its financial advisory business, Duff & Phelps regularly is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, restructurings, employee benefit plans, private placements and valuations for estate, corporate and other purposes. Duff & Phelps previously has provided financial advisory services to the Company but is not under contract or in specific discussions to provide future financial advisory services to the Company or the Corporation.

     As compensation for its services to the Corporation's Board of Directors respecting its opinion as to the Transaction's fairness to Limited Partners from a financial perspective, the Corporation agreed to pay Duff & Phelps a fee of $110,000 for professional services related to the fairness opinion. Prior to delivery of the fairness opinion, Duff & Phelps has received from the Company $40,000 for professional services rendered to the Company. No portion of the fee paid to Duff & Phelps is contingent upon the conclusion reached in Duff & Phelps' final opinion. In addition, the Corporation has agreed to reimburse Duff & Phelps for reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Duff & Phelps against certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with this engagement.

                             CONFLICTS OF INTEREST

DUTIES OF THE CORPORATION TO THE COMPANY; INDEMNIFICATION

     Under the terms of the Partnership Agreement, the Corporation has full and exclusive authority to manage the Company in all matters regarding its Business and property, subject to specific restrictions set forth in the Partnership Agreement. Under Indiana law, a general partner stands in a fiduciary relationship with the partnership. This fiduciary relationship imposes on the general partner a duty to act in good faith and with fairness and loyalty in all dealings with the partnership. This fiduciary duty requires the general partner to determine the best interests of the partnership and its limited partners and to conduct the business and affairs of the limited partnership accordingly.

     The Partnership Agreement requires that the Company indemnify and hold harmless the Corporation for any claims against the Corporation, as general partner of the Company, and any expenses incurred by the Corporation in defending such claims, that are connected with the manner in which the Corporation conducted the Company's Business, provided, however, that the Corporation acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company and the Corporation's conduct did not constitute gross negligence, willful or wanton misconduct or breach of the Corporation's fiduciary obligations to the Limited Partners.

     The Partnership Agreement also requires that the Company indemnify and hold harmless the Corporation for any claims against the Corporation, as a general partner of the Company, and any expenses incurred by the Corporation in defending such claims, that are related to the manner in which the Corporation managed the internal affairs of the Company in accordance with the Partnership Agreement or the Indiana Uniform Limited Partnership Act, provided, however, that the Corporation acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification shall be made in respect of any such claim as to which the Corporation shall have been adjudged to be liable for negligence, misconduct or breach of the Corporation's fiduciary obligations to the Limited Partners, unless and only to the extent that the court in which such claim was brought shall determine that, despite the adjudication and liability, but in view of all circumstances of the case, the Corporation is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     The Partnership Agreement provides that indemnification of the Corporation, unless ordered by a court, shall be made by the Company only upon a determination by independent legal counsel that indemnification of the Corporation is proper in the circumstances.

DUTIES OF THE DIRECTORS TO THE CORPORATION

     Generally, the directors of an Indiana corporation must discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the directors reasonably believe to be in the best interests of the corporation. The directors are permitted, in considering the best interests of the corporation, to consider the effects of their actions on shareholders, employees, suppliers and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and "any other factors the directors consider pertinent." The members of the board of directors of an Indiana corporation are not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of director's office in compliance with the requirements of the Indiana Business Corporation Law and the breach or failure to perform constitutes "willful misconduct or recklessness."

     All actions taken by the Company are taken on its behalf by the Corporation as its General Partner, and the affairs of the Corporation are managed by its Board of Directors. In making decisions affecting the relationships between the Corporation and the Company, the members of the Board of Directors of the Corporation may have an inherent conflict of interest in that the Corporation owes to the Company and its Limited Partners the duties described in "Duties of the Corporation to the Company" above, and the directors also owe to the Corporation the duties described in the preceding paragraph. The Board of Directors of the Corporation has viewed the Corporation's duties to the Limited Partners to be entitled to priority in the resolution of any conflicts between those duties and the duties owed by the directors to the Corporation.

     Generally, if the members of a board of directors have conflicts of interest with respect to a transaction, that transaction may be "voidable" by the corporation. Under Indiana law, a "conflict of interest transaction" is a transaction with the corporation in which a director has a direct or indirect interest. A director has an "indirect interest" in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction, or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is, or is required to be, considered by the board of directors of the corporation. However, conflict of interest transactions are not "voidable" by the corporation solely because of the director's interests if (a) the transaction is approved by a majority of the disinterested directors (if there are at least two disinterested directors); (b) the transaction is approved by the shareholders; or (c) the transaction "was fair to the corporation."

     Of the four members of the Board of Directors of the Corporation, three are persons who have business relationships with, or are directors of, affiliates of the Purchaser, and one is a person who has professional relationships with Interamerican. Those relationships may be considered to present conflicts of interest in the context of the approval of the Transaction by the Corporation's Board of Directors on behalf of the Corporation. However, the Transaction will be submitted to the shareholders of the Corporation for approval, and shareholders owning a majority of the outstanding shares of the Corporation have entered into a Transaction Assurance Agreement with the Purchaser under which, among other things, they have agreed that they will vote their shares in the Corporation in favor of the approval of the Transaction. See "THE AGREEMENT AND THE TRANSACTION -- Transaction Assurance Agreement." As a result, the Transaction should not be "voidable" by the Corporation.

     As a result of the relationships between the Purchaser and a majority of the members of the Corporation's Board of Directors, there can be no assurance that the decision to proceed with the Transaction is in the best interests of the Company or the Limited Partners, or that the terms of the Transaction are as favorable to the Company or the Limited Partners as those that might have been obtained in the absence of such relationships. Further, the interests of the Corporation and the Company may be deemed to be in conflict with respect to certain actions taken by the Board of Directors in connection with the Transaction. Those actions include, but may not be limited to: (a) the negotiation of Agreement terms, including the purchase price and the break-up fee; (b) the recent decisions of the Corporation's Board of Directors relating to the enforceability of the Intercompany Debt and the reallocation of past expenses between the Company and the Corporation; (c) the allocation to the Corporation of $4,000,000 of the cash proceeds of the Transaction in payment of the remaining balance on the Intercompany Debt, for distribution to the shareholders of the Corporation; (d) the payment to the BDC of $2,500,000 in settlement of the obligations of the Corporation and the Company to the BDC; (e) the decision of the Board of Directors not to seek other offers for the Company prior to entering into the Agreement. See "SPECIAL FACTORS -- Background of the Transaction" and "THE AGREEMENT AND THE TRANSACTION." There can be no assurance that decisions with respect to these and other issues might not have been more favorable to the Limited Partners if made by a Board of Directors of the Corporation having no relationships with the Purchaser.

                     MANAGEMENT OF COMPANY AND CORPORATION

     The Company has no officers or directors. The Corporation is the founder of the Company and, as general partner, manages and controls the Company's affairs and retains all policy making power and general responsibility in all matters affecting the Company's Business.

     The Corporation's Bylaws presently provide for the election by the Corporation's shareholders of up to four directors, each to serve an approximate one-year term from the time of election at the annual meeting of shareholders until the next annual meeting. The Board presently consists of four members. At the annual meeting of shareholders in May 1996, Rodger M. Miller, the Purchaser's president, who held proxies from Chiquita and ESI, proposed a slate of directors selected by Carl H. Lindner consisting of Julius S. Anreder, William R. Martin, Joseph A. Pedoto and Jerome K. Walsh. Jerome K. Walsh is a member of the law firm that is counsel to Interamerican. Mr. Walsh also is counsel to Interamerican's President, Victor Shaio, at whose request Mr. Walsh was slated, and Mr. Shaio's wife. The proposed slate was elected. The executive officers of the Corporation are elected approximately annually by the Corporation's Board of Directors and the new Board of Directors elected Larry W. Singleton to replace the persons then serving in the capacities of chief executive officer and chief financial officer. The current directors and executive officers of the Corporation are as follows:

    NAME                            AGE           TITLE                PRINCIPAL OCCUPATION
    ------------------------------  ---     ------------------    ------------------------------
    Julius S. Anreder.............  62      Director              Partner, Oscar Gruss & Son
                                            Chairman
    William R. Martin.............  68      Director              Chairman of the Board
                                            Secretary             MB Computing, Inc.
    Joseph A. Pedoto..............  55      Director              President
                                                                  JLM Financial, Inc.
    Jerome K. Walsh...............  65      Director              Partner, Lane & Mittendorf LP
    Larry W. Singleton............  46      Executive Officer     President and Treasurer
    Nathan P. Kimpel..............  51      Executive Officer     Vice President
                                                                  Assistant Secretary

     Julius S. Anreder -- Partner of Oscar Gruss & Son, the controlling shareholder of Oscar Gruss & Son, Inc., a New York based member of the New York Stock Exchange. Mr. Anreder has served as Vice President of Oscar Gruss & Son, Inc. for more than five years. Mr. Anreder is a director of American Financial Enterprises, Inc., an affiliate of the Purchaser.

     William R. Martin -- Chairman of the Board (since 1993) and President and Chief Executive Officer (until 1993) of MB Computing, Inc., a computer software and services company. Mr. Martin is an independent director of AFG, American Annuity Group, Inc., and American Premier Underwriters, Inc. Mr. Martin also serves as Chairman of AFG's Compensation Committee and Chairman of American Annuity Group Inc.'s Audit Committee. American Financial Group, Inc., American Annuity Group, Inc., and American Premier Underwriters, Inc. are affiliates of the Purchaser.

     Joseph A. Pedoto -- President, JLM Financial, Inc., a financial consulting firm. Mr. Pedoto is a director of Provident Bancorp, Inc. since 1993 and United Dairy Farmers, Inc. since 1981.

     Jerome K. Walsh -- Member in the law firm of Lane & Mittendorf LP, New York, New York.

     Larry W. Singleton -- President, Chief Executive Officer and Treasurer of the General Partner since May 29, 1996. Mr. Singleton was a financial consultant to financially troubled and other companies since 1993. He served as a director from 1993 through 1995 of Alert Centre, Inc. ("Alert"), a security monitoring company. He previously served during 1992 and 1993 as chief financial officer of Alert and as director, president and chief financial officer of certain Alert-related entities. During the period April 1992 through November 1992, Mr. Singleton was a director of Specialty Equipment Companies, Inc., a food service equipment manufacturer. During the period July 1989 through January 1992, Mr. Singleton was a financial reorganization consultant to secured lenders, bondholders and managements of various financially troubled companies. Before then, Mr. Singleton served as executive vice president and chief financial officer to The Charter Company, a petroleum marketing company.

     Nathan P. Kimpel -- Vice President and Assistant Secretary of the Corporation since 1996 and General Manager and/or Plant Manager of the Company since 1984.

                       STOCK OWNERSHIP OF THE CORPORATION

     The following table sets forth information concerning the beneficial ownership of the 41,140 outstanding shares of the Corporation's common stock, no par value (the "Common Stock"), by (a) all persons who own more than 5% of the Common Stock, (b) each director of the Corporation who owns any such shares, and (c) all officers and directors of the Corporation as a group:

                                                          SHARES BENEFICIALLY      PERCENT OF CLASS
    NAME AND ADDRESS                                             OWNED            BENEFICIALLY OWNED
    ----------------------------------------------------  -------------------     ------------------
    Interamerican Investment Group, Inc. ...............         16,549                  40.2%
      630 West 246th Street, Apt. 231
      Riverdale, N.Y. 10471
    Chiquita Brands International, Inc. ................         11,745                  28.5%
      250 East 5th Street
      Cincinnati, Ohio 45202
    Carl H. Lindner ....................................         11,745(a)               28.5%(a)
      One East Fourth Street
      Cincinnati, Ohio 45202
    Ethanol Services, Inc. .............................         10,338                  25.1%
      c/o Lehman Brothers, Inc.
      3 World Financial Center
      New York, N.Y. 10285
    All General Partner Executive Officers..............              0                   0.0%
      and Directors as a group.

---------------

     (a) Mr. Lindner purports to share with Chiquita voting and investment power with respect to the shares of the Corporation owned by Chiquita and is the controlling person of Chiquita. Mr. Lindner does not beneficially own any shares of the Corporation other than through Chiquita.

EXECUTIVE COMPENSATION

     The Company does not have executive officers and directors. The Company's policies are established and its affairs are managed exclusively by the Corporation as its sole general partner. The Corporation is compensated by a management fee established pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Corporation is entitled to receive an annual operating management fee of $850,000, payable on a monthly basis and subject to annual adjustments based on changes in the Consumer Price Index. Under the terms of Amendment No. 1 to the DOE Loan dated as of August 23, 1996, the Corporation agreed to defer 50% of its management fees (which is accrued but not paid) except for certain permitted distributions from Cash Flow, as defined therein, until such time the GAIC loan is paid in full. For the year ended December 31, 1996, the Company paid management fees to the Corporation totaling $981,960. As of December 31, 1996, $351,758 is owed to the Corporation for accrued, but unpaid, management fees. Under the terms of the August 23, 1996 Amendment No. 1 to the DOE loan, the Corporation further agreed that if a Default (as defined therein) occurs and is continuing, no amount of the management fee for such month shall be paid. All compensation paid to the Corporation's officers and directors is paid by the Corporation, except in the case of Nathan P. Kimpel who is compensated exclusively by the Company for his efforts as General Manager of the Company. Concurrent with their acceptance of a position as a Director or Officer of the Corporation, as the case may be, each of Julius S. Anreder, William R. Martin, Joseph A. Pedoto and Larry W. Singleton obtained indemnification from AFG respecting their service in such capacities.

                         LIMITED PARTNER UNIT OWNERSHIP

     As of the date of this Proxy Statement, no person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) is known to the Company or the Corporation to be the beneficial owner of more than 5% of the outstanding Limited Partner Units. The Corporation owns 62 Limited Partner Units. The Corporation will not vote its Limited Partner Units, and upon consummation of the Transaction, those Limited Partner Units will be contributed to the Company and canceled. No Limited Partner Units are owned by the executive officers and directors of the Corporation or by Corporation affiliates.

                       THE AGREEMENT AND THE TRANSACTION

     The following summary of the principal provisions of the Agreement is qualified in its entirety by reference to the Agreement which is attached as Exhibit "A" to this Proxy Statement and incorporated herein by reference.

ASSETS TO BE SOLD

     The Agreement provides for the purchase by Purchaser of all of the Business and assets of the Company including but not limited to:

          (a) all cash, cash equivalents, accounts receivable, other receivables, inventories, spare parts, deposits and prepaid expenses;

          (b) all equipment, machinery, vehicles, furniture, fixtures, office materials and supplies and other tangible personal property of every kind and description owned, by the Company and used or useable in connection with Company's business;

          (c) all land, leaseholds, easements and other interest of every kind and description in real property, buildings and improvements thereon;

          (d) all orders for product and product supply agreements or arrangements;

          (e) all other contracts, agreements and arrangements related to the Company's business;

          (f) all intellectual property assets and other similar intangible assets (or rights therein) owned or used by the Company;

          (g) all files, books and other records relating to the operating of Company's business;

          (h) all of the Company's goodwill in and going concern value of the Company's business;

          (i) to the extent transferable under the applicable law, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies relating to the Company's business;

          (j) all claims, causes of action, chooses in action, rights of recovery, rights of set off, rights of recoupment, deposits, reserves and prepaid expenses; and

          (k) those assets received under the Transfer Agreement between the Company and the Corporation, annexed to the Liquidation Plan, other than the Limited Partner Units owned by the Corporation.

PURCHASE PRICE

     The purchase price for the assets to be acquired in the Transaction will be $9,034,800 in cash payment and assumption by the Purchaser of the Assumed Obligations (as defined herein).

ASSUMED LIABILITIES AND OBLIGATIONS

     The Agreement provides that Purchaser will assume and agree to pay, discharge and perform when lawfully due all of the liabilities and obligations of the Company (collectively, the "Assumed Obligations") including, but not limited to:

          (a) the Company's obligations under its sales contracts;

          (b) the Company's obligations under all other contracts and all other current trade liabilities of the Company arising in the Company's ordinary course of business, as they come due;

          (c) the Company's obligations (including indebtedness of approximately $62,200,000 as of June 30, 1997) to the DOE;

          (d) the Company's obligations to GAIC under the Loan and Security Agreement dated as of August 23, 1996 (no amounts were outstanding under this Agreement as of June 30, 1997);

          (e) the Company's employment-related and employee benefit-related obligations, including, without limitation, any such obligations to employees arising out of the Company's benefit or other plans or arising out of the consummation of the Transaction;

          (f) the Company's liabilities and obligations under federal or applicable state environmental laws and all other environmental, health and safety obligations of the Company; and

          (g) any and all other liabilities of the Company, now existing or hereafter arising of any nature whatsoever, whether fixed contingent, liquidated or unliquidated, including (but not limited to) (i) all liabilities of the Corporation assumed by the Company pursuant to the Transfer Agreement, including all income and other tax liabilities of the Corporation and all expenses incurred by the Corporation in the Transaction or winding up the Corporation's affairs, (ii) all liability arising out of or related to the conduct of the Company's Business prior to the Closing Date, and (iii) the Company's liabilities incurred in the Transaction and the winding up of the Company's affairs.

REPRESENTATIONS AND WARRANTIES

     The Agreement contains numerous representations and warranties of the Company concerning its assets and Business, and the continued accuracy of those representations and warranties at the closing is a condition of the Purchaser's obligation to close the Transaction. However, none of the representations and warranties will survive the closing and they may not form the basis for any future claim against the Company, and the Company is not providing any indemnification of the Purchaser with respect to any post-closing claims.

     The Purchaser has represented (a) that as of the date of the Agreement (i) the Purchaser is able to pay its debts and other obligations as they become due in the ordinary course of business; and (ii) the Purchaser's total assets exceed, in terms of value, the Purchaser's total liabilities; and (b) that immediately following the closing (i) the Purchaser will be able to pay its debts and other obligations (including, without limitation, the Assumed Obligations) as they become due in the ordinary course of business; and (ii) the Purchaser's total assets will exceed, in terms of value, Purchaser's total liabilities (including, without limitation, the Assumed Obligations). The Purchaser also has represented and demonstrated to the Corporation that, as of the date of the Agreement, the Purchaser had received $10,000,000 in cash as equity and is capable of consummating the Transaction, and will continue to have $10,000,000 in equity as of the time of the Closing of the Transaction. In addition, the Purchaser has represented that, at the time of the Closing, the Purchaser will have a commitment for a $10,000,000 credit facility from a lender reasonably acceptable to the Company.

     The Purchaser has agreed to indemnify and hold harmless the Company and the Corporation, the Limited Partners and the shareholders of the Corporation from and against any loss, damage, liability or expenses relating to or arising out of the Assumed Obligations and the Purchaser's post-closing liabilities.

NO SOLICITATION OF OTHER OFFERS; TERMINATION FEE

     The Company has agreed not to solicit, initiate or encourage third party offers to purchase the Company's assets or any other transaction having a similar effect. The Company has preserved its right to file all disclosures and reports required under law and to respond to unsolicited third-party offers made within 45 days of the public announcement of the proposed Transaction. That announcement was made on July 1, 1997. As of the date of this Proxy Statement, the Company has received no offers to purchase the Company other than the Purchaser's offer described herein.

     If the Company elects to terminate the Agreement in order to enter into a transaction with another party, the Company must immediately pay to the Purchaser a termination fee in the amount of $2,500,000.

CONDITIONS

     In addition to the approval of the Transaction by Limited Partners, the obligations of the parties to complete the Transaction are subject to a number of conditions, including the continued accuracy of their respective representations and warranties, the performance of the obligations to be performed prior to or at the closing, the granting of all third party consents required to complete the Transaction, the termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of any legal proceedings prohibiting the Transaction. The Purchaser's obligations also are subject to the satisfactory modification of the Company's indebtedness to the DOE. In addition, the Transaction may be terminated or delayed by Purchaser if any law has been enacted, proposed or has passed either house of the United States Congress prior to Closing the Transaction that would have a material adverse effect on the conduct or profitability of the Business following the closing, including, but not limited to, laws respecting ethanol tax incentives. The Company's obligations also are subject to the release of the Company and the Corporation from all liability with respect to the DOE loan and to the BDC loan, the absence of any action by Duff & Phelps to withdraw its fairness opinion and approval of the Transaction by shareholders of the Corporation. The BDC has executed its necessary consents and releases subject to closing of the Transaction. Based upon information provided by the Purchaser, approval of the DOE loan modifications and the release of the Company and the Corporation by the DOE are expected to be forthcoming.

PLAN OF LIQUIDATION

     The Board of Directors of the Corporation has adopted an Agreement and Plan of Complete Liquidation and Dissolution of the Company and the Corporation (the "Liquidation Plan"). Under the terms of the Liquidation Plan, immediately prior to the consummation of the Transaction, the Corporation shall contribute to the Company substantially all of its assets and liabilities, retaining only the right to payment of the sum of $4,000,000 with respect to the Intercompany Debt. The Company simultaneously will (a) provide to the Corporation complete releases with respect to all of the Corporation's obligations respecting the Company's indebtedness to the DOE, the BDC and GAIC and (b) assume and agree to pay and to perform all of the liabilities and obligations of the Corporation now existing or hereafter arising of any nature whether fixed or contingent, known or unknown, liquidated or unliquidated, including, but not limited to unpaid expenses required to administer the Company through the period required for winding-up the Company's affairs, provided that these unpaid expenses shall not exceed the amounts of administration unpaid expenses the Corporation is entitled to under the Partnership Agreement. By a side letter, dated June 26, 1997, the Purchaser has agreed to pay the Corporation's expenses winding up its and the Company's affairs to the extent such expenses exceed the administration fees to which the Corporation is entitled under the Partnership Agreement.

     The Partnership Agreement provides that the Company shall be dissolved upon the disposition of all or substantially all of the Company's assets utilized in connection with the Business. Therefore, upon consummation of the Transaction contemplated by the Agreement, the Company will be dissolved and the Corporation will proceed to wind up the affairs of the Company. The Partnership Agreement provides the following priorities for the distribution of the Company's assets, which will consist of the cash paid to the Company by the Purchaser in the
Transaction:

          (i) To the payment of the debts and liabilities of the Company owed to persons other than the Corporation, the Special Limited Partner, and Limited Partners;

          (ii) To the payment of the BDC of the undistributed amounts owed to the Special Limited Partner pursuant to Section 8(d) of the Partnership Agreement;

          (iii) To the payment of any debts and liabilities of the Company owed to the Corporation, the Special Limited Partner, and Limited Partners;

          (iv) To the payment of any amounts paid by Limited Partners pursuant to their respective Assumption Agreements;

          (v) To the Limited Partners in proportion to their respective Capital Accounts (as defined in the Partnership Agreement) balances until the Capital Account of each Limited Partner is reduced to zero;

          (vi) To the Corporation in the amount of its Capital Account balance; and

          (vii) To the Limited Partners and the Corporation in proportion to their respective interests in the profits and losses of the Company.

     It is expected that the $9,034,800 of cash proceeds received by the Company from the Purchaser will be distributed as follows: $2,500,000 to the BDC in full settlement of the BDC Loan and the Special Limited Partner Interest; $4,000,000 to the Corporation in full settlement of the Intercompany Debt; and $2,534,800 to Limited Partners who have made payments under their Assumption Agreements. The expected distribution per Qualified Limited Partner Unit will be not less than $400.

     The distribution to Limited Partners will be made at such time as the Corporation's Board of Directors shall determine that the claims of all persons having priority to the Limited Partners with respect to the distribution of the assets of the Company have been fully satisfied, or amounts sufficient to pay all such claims have been reserved and set aside for that purpose. The Corporation shall not receive any distributions with respect to the Limited Partner Units held by it. There can be no assurance as to when the distribution to Limited Partners will be made.

TRANSACTION ASSURANCE AGREEMENT

     The Purchaser has entered into the Transaction Assurance Agreement with Chiquita, ESI and Interamerican. The Transaction Assurance Agreement provides that each of Chiquita, ESI and Interamerican will (a) vote all their shares of the Corporation in favor of the Transaction and against any other proposal, action or agreement that would deter the Transaction; (b) grant its proxy to certain of Purchaser's officers to effectuate the purpose of the Transaction Assurance Agreement; (c) not solicit a Competing Transaction (as defined therein); and (d) release the Purchaser, the Corporation and each of their respective directors, officers, shareholders, partners and employees from any and all claims held by any of them, effective upon consummation of the Transaction and receipt of the expected distributions to the Corporation's shareholders. In consideration therefor, the Purchaser and American Annuity Group, Inc. (up to 49% of the total indemnification amount) has agreed to indemnify each of Chiquita, ESI and Interamerican from claims that may arise from their execution of the Transaction Assurance Agreement. The Transaction Assurance Agreement terminates (other than the indemnification provisions) upon agreement of the parties thereto or upon a termination of the Agreement other than for breach of the Agreement.

                               OTHER TRANSACTIONS

     Since January 1, 1995, the Company has engaged in the following transactions with the Corporation, with shareholders of the Corporation or with persons who may be deemed to be "affiliates" of those shareholders, as that term is defined in the regulations promulgated by the Commission under the Exchange Act.

     During the years 1993 - January 1995, the Corporation paid $250 per Limited Partner Unit for 33 Limited Partner Units abandoned to the Corporation. There were no purchases of Limited Partner Units by the Corporation subsequent to January 1995.

     In March, 1994, the Corporation entered into an Employment Agreement and a Termination Benefits Agreement with each of Victor Shaio, John H. Parker and Anthony R. Corso. At the time these agreements were entered into, Shaio and his wife were the owners of an aggregate of 51.4% of the outstanding shares of Interamerican and Parker and Corso each owned 14.3% of its shares. Shaio and Parker were then acting as officers of the Corporation, and Corso was acting as a consultant. Under the Employment Agreements, Shaio was employed as Chairman and Chief Executive Officer of the Corporation, Parker was employed as President and Chief Operating Officer and Corso was employed as Vice President and Chief Financial Officer. The agreements were for a term of five years. Under the Termination Benefits Agreements, the employees were entitled to certain payments in the event of the termination of their employments following a "change in control" of the Corporation, as defined in those agreements.

     At the annual meeting of shareholders of the Corporation held in May, 1996, at Carl H. Lindner's request Chiquita proposed, and with Interamerican and ESI, elected the current members of the Board of Directors of the Corporation. See "MANAGEMENT OF THE COMPANY AND THE CORPORATION." The new Board of Directors of the Corporation terminated the employments of Shaio, Parker and Corso by the Corporation, and the Corporation entered into agreements with Shaio, Parker and Corso pursuant to which the Corporation paid, partially from funds in a "Rabbi" trust established by the Corporation for this purpose, $1,000,000, $420,000 and $335,000, to each of Shaio, Parker, and Corso, respectively. In addition, the Corporation paid $15,000, $47,500 and $47,500 for legal fees of Shaio, Parker and Corso, respectively. The Corporation also agreed to pay premiums for up to twelve months' COBRA coverage for each of Parker and Corso and up to eighteen months' COBRA coverage (subject to an additional nine months' COBRA coverage at Shaio's expense for premiums under certain circumstances) for Shaio. The Corporation is self-insured and arranges with the Company at the Corporation's expense, to insure the Corporation's employees in a self-insured pool with the Company's employees. The Company maintains stop loss coverage insurance against excessive expenses. The Corporation has paid for the stop loss premiums calculated to result from Corporation's employees. It is possible, however, that claims made by Shaio, Parker and Corso may impact the future costs to the Company of such stop loss coverage. To the extent such costs are identified, the Corporation will compensate the Company for such added expense. Each of these settlement agreements include certain other covenants including restrictions on Shaio's, Parker's and Corso's further involvement with the Corporation and the Company, and their dissemination of the Company's and the Corporation's proprietary and other information. The settlement agreements also provide for mutual releases between each of Parker, Corso and Shaio, on the one hand, and each of the Company and the Corporation, on the other hand. Pursuant to the settlement agreements, the Corporation indemnified Parker, Corso and Shaio respecting claims, if any, against each of them respecting their involvement with the Corporation's "Rabbi" trust. Those commitments have been fully discharged as of the date of this Proxy Statement except for the Corporation's continuing obligation to provide payments for health insurance coverage to Shaio. Those obligations will be assumed by the Purchaser upon the closing of the Transaction, and Shaio has released the Corporation from any further liability to him as a result of this commitment.

     In August, 1996, GAIC, an affiliate of Chiquita, entered into the GAIC loan with the Company pursuant to which GAIC agreed to provide a $10,000,000 line of credit to the Company for working capital purposes. See "INFORMATION CONCERNING THE COMPANY -- Capitalization."

     Recently, the Corporation's Board of Directors completed a review of the manner in which certain expenses had been allocated between the Company, the Corporation and Interamerican. As a result of that review, $1,436,028 of selling, general and administrative expense paid by the Company was charged to the Corporation. This charge, which was reflected in the results of operations of the Company and the Corporation for 1996, was applied as an offset against other amounts owing to the Corporation by the Company. The Company billed $142,336, and interest, to Interamerican, and the Corporation has billed an additional $73,508, and interest, to Interamerican, for reimbursement of various expenses previously paid by the Company and the Corporation, respectively, but determined to have been properly chargeable to Interamerican. Interamerican has disputed both of these billings, and the matter is unresolved. See "SPECIAL FACTORS -- Background of Transaction."

     In July, 1997, GAIC issued a $1,320,066 Bond to the State of Indiana on the Company's behalf subject to Company's endorsement which has not yet occurred for certain Indiana corn purchaser licensing requirements. AFG guaranteed the Company's performance on the Bond. The Company will pay a gross fee of up to $25,000 for such Bond when and if endorsed, to be divided as to be negotiated between GAIC and AFG, but presently unknown by the Company.

                                TAX CONSEQUENCES

     The following is a summary of the principal U.S. Federal income tax consequences which would result to the Limited Partners (other than the Special Limited Partner) from the proposals comprising the Transaction. This summary does not purport to consider all the possible U.S. Federal income tax consequences of those proposals and is not intended to reflect the individual tax position of any Limited Partner. The actual tax consequences of the proposals comprising the Transaction to any Limited Partner will depend on that partner's own tax circumstances.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and current regulatory, other administrative and judicial interpretations thereof and does not take into account possible changes in such laws or interpretations, any of which may be applied retroactively.

     This summary is not intended to be exhaustive of all possible tax considerations. It deals with Limited Partner Units in the Company held as capital assets. Except as described in "Possible Indiana Tax Withholding" below, this summary does not include any description of the tax laws of any state, local or foreign governments possibly applicable to the Transaction. Nor does it discuss all aspects of U.S. Federal income taxation possibly relevant to specific Limited Partners in light of their particular circumstances. Accordingly, this summary has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as estates, trusts, foreign persons, tax-exempt entities, regulated investment companies, and insurance companies and other financial institutions.

     LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE TRANSACTION.

SALE OF COMPANY ASSETS

     The sale of Company assets will be a taxable event. Whether or not a particular Limited Partner qualifies for receipt of liquidation proceeds, each Limited Partner will be required to take into account the share of income, gain, loss or expense realized by the Company from that sale which is allocable to such Partner's interest in the Company. To determine the amount and character of gain and income realized from the sale, the Company will allocate the sales proceeds among the assets transferred to the Purchaser pursuant to a specific agreement between the Company and the Purchaser. In determining the tax consequences of the sale, each Limited Partner will be required to take into account separately his allocable share, determined under applicable provisions of the Partnership Agreement, of the income, gains or losses realized by the Company from (i) cancellation of indebtedness arising from the Purchaser's assumption of the Company's indebtedness to the DOE; (ii) transfers of property described in Sections 1245, 1250 and 1231 of the Code (relating to certain depreciable and other property used in a trade or business); (iii) transfers of property qualifying as capital assets; and (iv) transfers of property not qualifying as capital assets (e.g., inventory). Each Limited Partner will include his allocable share of income from indebtedness discharge in ordinary income except to the extent such partner is insolvent. Gain attributable to dispositions of Section 1245 property or property not qualifying as capital assets, Section 1231 property or Section 1250 property will be taxable as ordinary income. The aggregate net gain or loss recognized by a Limited Partner on dispositions of Section 1231 property in any taxable year will be taxable as capital gain or ordinary loss, respectively, except that any net Section 1231 gain will be treated as ordinary income to the extent of unrecovered net losses from the sale or exchange of Section 1231 property in the previous five years. Effective for gain or loss recognized on sales and exchanges of capital assets,
Section 1231 property or Section 1250 property properly taken into account after July 28, 1997, the Taxpayer Relief Act of 1997 (P.L. 105-34 (August 5, 1997)) requires individuals, estates and trusts to further classify such gain or loss for tax at rates of 20 percent (or 10 percent, in the case of taxpayers otherwise subject to tax at 15 percent), 25 percent or 28 percent. The new law requires each Limited Partner to make separate capital gain, Section 1250 and
Section 1231 gain and loss determinations for purposes of evaluating whether and to what extent any such rate would be applicable in calculating that Partner's federal tax liability. Further legislation addressing errors and omissions contained in the new law applicable to capital transaction tax rates is likely to be required and may have retroactive effect.

LIQUIDATION OF THE COMPANY

     Each Limited Partner will recognize capital gain or loss in an amount equal to the difference between (i) the aggregate amount of liquidating distributions received actually and constructively from the Company and (ii) the adjusted basis of such person in his Limited Partner interest immediately before dissolution of the Company. Such gain or loss will be long-term capital gain or loss if the Limited Partner had held his interest in the Company for more than twelve months prior to receipt of the final liquidating distribution. The entire amount of gain or loss recognized on the dissolution of the Company must be taken into account by each Limited Partner in the taxable year in which the final liquidating distribution is actually or constructively received. The Company expects the closing date for the sale of Company assets to occur in the same taxable year of the Company in which the liquidating distributions will be made available to the Limited Partners. If the taxable year in which such sale occurs closes prior to the date on which the liquidating distribution becomes available, the Limited Partners must account for the tax consequences from the sale of assets in the first such taxable year and the tax consequences from the dissolution of the Company in the latter taxable year.

     The Company reasonably anticipates that each Limited Partner will recognize gain on the liquidation of the Company equal to the aggregate amount of liquidating distributions such partner actually or constructively receives from the Company. As discussed in greater detail below under "Limitation on Use by Limited Partners of Company Losses" any expenses or deductions of the Company allocable to a Limited Partner, which had been suspended under Section 469 of the Code in prior taxable years and not previously applied by such Limited Partner against passive activity income from any other passive activity, shall be available to offset some or all of the gain such Partner will recognize on the liquidation of the Company.

BASIS OF UNITS

     In general, each Limited Partner had an original tax basis in his interest in the Company equal to the cash he paid initially to acquire that interest. A Limited Partner's original basis has been increased generally by (i) the amount of his obligation under the Assumption Agreement; and (ii) such partner's share of the Company taxable and tax-exempt income. Generally, such partner's basis has been decreased (but not below zero) by (I) non-liquidating distributions received from the Company (including Indiana taxes paid by the Company on such partner's behalf); (II) such partner's share of deductible Company expenses and losses; and (III) such partner's share of nondeductible expenditures of the Company that are not chargeable to his capital account. In calculating a Limited Partner's basis in his interest in the Company for purposes of determining gain or loss on receipt of the liquidating distribution(s), such partner will take into account (A) his allocable share of income, gain, loss and deduction of the Company realized or sustained prior to dissolution, including, without limitation, debt discharge income and gain or loss on the sale of the Company properties; and (B) Company expenses and losses previously allowable as deductions but suspended from use under Section 704(d) of the Code, discussed in greater detail below under "Limitation on Use by Limited Partners of Company Losses", to the extent of the aggregate net amount of income, gain, loss and deduction of the Company allocable to such partner under clause (A) of this sentence.

LIMITATION ON USE BY LIMITED PARTNERS OF COMPANY LOSSES

     Applicable to all taxable years, Section 704(d) of the Code restricts the aggregate deduction available to a Limited Partner for his allocable share of expenses and losses of the Company for a taxable year to an amount equal to his adjusted basis in his Limited Partner interest at the end of such year (determined without regard to such expenses and losses). Any excess of such deductions and losses for a year would then be carried forward for possible allowance in a subsequent year(s) as the adjusted basis in such interest increased. A substantial portion of expenses and losses which have been "suspended" under Section 704(d) immediately prior to the taxable year in which the sale of Company assets will occur will "release" and become available to offset gain and income realized on such sale. However, any losses and expenses which continue to be suspended under Section 704(d) after a determination of a Limited Partner's basis immediately prior to dissolution of the Company may not reduce any gain recognized by a Limited Partner on receipt of the liquidating distribution(s) from the Company.

     In addition, certain taxpayers, including individuals and "closely-held C corporations," cannot deduct in any taxable year otherwise allowable losses (expenses and deductions in excess of income and gains) attributable to a particular business or activity, including losses allocable to an investment in the Company, in excess of the aggregate amount each such taxpayer is "at risk" with respect to such business or activity as of the end of such year. A loss not deductible by a Limited Partner in the year initially allowable by reason of the "at risk" limitation may be deductible in succeeding tax years, again subject to the "at risk" and the other limitation provisions. In general, a Limited Partner will be considered "at risk" in respect of his interest in the Company to the extent of the sum of (i) that partner's original basis, increased by amounts in fact paid under the Assumption Agreement; (ii) the difference between gains and profits of the Company allocated to that partner over losses and deductions of the Company allocated to such partner throughout his investment in the Company; and (iii) any gain recognized by that partner on dissolution of the Company.

     Section 469 of the Code imposes another limitation on the use of otherwise allowable expenses and losses of the Company, effective as of 1987 (subject to certain transition rules which were applicable to a Limited Partner's investment in the Company). Under the rules of that section, certain taxpayers, including individuals, estates, trusts and personal service corporations, have generally been barred from deducting otherwise allowable expenses and deductions from "passive" activities in excess of income and gains from the same or other "passive" activities in a taxable year. (In addition, certain "closely-held C corporations" have been subject to the passive activity loss limitation rule except that losses from "passive" activities may offset net "active" income, but not "portfolio" income.) For this purpose, "passive" income does not include interest, dividends, annuities and royalties not derived in the ordinary course of a trade or business and gain or loss derived from the disposition of property producing such income or held for investment ("portfolio" income). A Limited Partner's determination of income which passive losses may currently offset must exclude such "portfolio" income. Suspended passive activity losses carry forward and are treated as "passive" losses in subsequent years to the extent of the taxpayer's net "passive" income in such year. Suspended passive activity losses will be deductible by a Limited Partner upon the completion of the Transaction, to the extent not previously deducted against passive income from other passive activities of such partner. To the extent so available, such passive activity losses will be available to offset, in the following order, gain recognized by the Limited Partner on receipt of liquidating distributions from the Company, other net "passive" income of such partner not attributable to an investment in the Company, and any "portfolio" and "active" income of such partner. Any portion of "released" passive activity loss which is a capital loss may offset capital gains recognized by the Limited Partner in the year of receipt of the final liquidating distribution by such partner; any excess may then be used to offset up to $3,000 of ordinary income, with any remainder carried forward as a capital loss in the succeeding taxable year.

     The amount of income or loss realized by a Limited Partner by reason of the Transaction, the release of any losses and expenses previously suspended under any of the limitation provisions discussed hereinabove and any other consequences of the recognition of such income or loss will be determined by reference to the specific circumstances of such partner. Further, the tax authorities could successfully challenge certain prior reporting positions of the Company, which may adversely affect determinations of the amount realized, the adjusted basis in a Limited Partner's interest in the Company, and the application of the aforementioned limitation provisions in any year. The Company intends to report the consequences of the Transaction consistently with prior reporting positions it has adopted.

POSSIBLE INDIANA TAX WITHHOLDING

     The Company will be required to withhold Indiana tax from the liquidation distributions payable to a Limited Partner not resident or qualified to do business in Indiana, based on the net amount of income recognized by such partner on the sale of Company assets, unless such partner is a full-year resident of a jurisdiction which subjects to tax Indiana-source income but allows a full credit for Indiana taxes paid on that income.

     EACH LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION.

                               REGULATORY MATTERS

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Transaction cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. The Purchaser and the Company have filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. On September 8, 1997, each have been advised that early termination of the waiting period requirements has been granted, effective September 8, 1997.

     Securities. The Corporation and the Company must comply with the requirements of Section 13(e) under the Exchange Act.

                      INFORMATION CONCERNING THE PURCHASER

     The Purchaser was formed January 8, 1997, by its shareholders, American Annuity Group, Inc. and Carl H. Lindner (the controlling person of Chiquita), who own 49% and 51% respectively of the Purchaser. The Purchaser was formed solely for the purposes of acquiring the Company's assets pursuant to the Agreement. The Purchaser has not, and will not prior to closing the Transaction, conduct any business other than respecting the Transaction. The Purchaser's business address is One East Fourth Street, 900 Provident Tower, Cincinnati, Ohio 45202. The Purchaser will have approximately $10,000,000 in equity capital immediately prior to consummation of the Transaction. Consequently, no portion of the cash payment component of the purchase price will be from borrowed money. See "THE AGREEMENT AND THE TRANSACTION." Rodger M. Miller is the sole director, President and Treasurer of the Purchaser. James C. Kennedy is the Purchaser's Secretary.

                       INFORMATION CONCERNING THE COMPANY

GENERAL

     In 1980, the Company was formed by the Corporation, its sole general partner, to construct and operate the Plant and conduct an ethanol production and marketing business. The Plant was designed and constructed to produce annually approximately 52,500,000 gallons of fuel grade ethanol and, as a by-product of the ethanol production process, approximately 186,000 tons of DDGS and approximately 145,000 tons of gaseous carbon dioxide ("CO(2)").

CAPITALIZATION

     The Company originally financed the construction and start up of the Plant with bank financing guaranteed by the DOE. On December 31, 1986, the Company defaulted on its construction loan and the consortium of banks that provided the original financing seized certain cash collateral and called the DOE guarantee. Since 1987, the DOE has held a promissory note or notes collateralized by essentially all of the Company's assets.

     On October 14, 1982, the Company and the BDC, entered into a loan agreement whereby the BDC, through a grant the BDC received from the U.S. Department of Housing and Urban Development, loaned $2,432,264 to the Company for the construction of the Plant.

     On December 23, 1991, the Company restructured its loan with the DOE by the execution of an Amended and Restated Loan Restructuring Agreement (the "Restructuring Agreement") and two new promissory notes, Note A and Note B. Note A, in the amount of $55,000,000, provides for 119 consecutive monthly installments of interest and principal of $631,533 commencing April 30, 1992 and maturing on March 31, 2002. Note A provides for a fixed rate of interest of 6.75% per annum. Note B, in the amount of $40,622,523, provides for a fixed rate of interest of 4.00% per annum. Payments of Note B are based upon monthly cash flow as defined by the Restructuring Agreement. Note B matures on March 31, 2002. Accordingly, the fixed monthly payment called for under the Restructuring Agreement is $631,533.

     On March 25, 1996, the Company and DOE entered into an agreement ("DOE Letter Agreement") which allowed the Company to suspend payment of all Note A principal and interest payments during the period January 1, 1996 through September 30, 1996. As described above, Note A requires monthly principal and interest payments totaling $631,533. Under the terms of the DOE Letter Agreement, nine principal and interest payments totaling $5,683,797 were suspended on Note A. Suspended payments on Note A were added monthly to the outstanding principal balance of Note B and accrue interest at the Note B interest rate of 4% per annum. Note B payments continued to be calculated and paid on a cash flow basis as defined in the DOE Letter Agreement. The Company estimates that the total of Note B payments, including principal and interest for the 12 month period ending June 30, 1998, will be $1,012,335 based on the calculation defined in the DOE Letter Agreement. Because the formula for DOE debt payment is based on company performance, there can be no assurance that the estimate will be validated by history. Moreover, a payment schedule for the DOE Loans after June 30, 1998, cannot be determined with any certainty because performance for the longer term cannot be projected with any certainty. The DOE loans, however, are due March 31, 2002.

     On March 27, 1996, the Company and the BDC entered into an agreement ("BDC Letter Agreement") which allowed the Company to suspend payment of all principal and interest payments under the BDC Loan during the period January 1, 1996 through September 30, 1996. Principal and interest payments totaling $69,877 are due the BDC on each of February 1, May 1, August 1 and November 1 of each year. Under the terms of the BDC Letter Agreement, three payments (due in February, May and August 1996), totaling $209,631 were suspended. Suspended payments were evidenced by a new note that accrues interest at a rate of 6% per annum and is payable in 38 equal monthly payments of $6,194 beginning October 1, 1996.

     On August 23, 1996, the Company and GAIC, entered into a $10,000,000 revolving working capital loan facility through December 31, 1997, or such date that GAIC agrees to extend the maturity date, but, in no event later than December 31, 1998, collateralized by a senior lien on the Company's accounts receivable, inventory and certain other assets. The GAIC loan provides for interest at three percent over the "prime rate" of interest as quoted daily in The Wall Street Journal and includes other terms customary in the commercial loan market. Pursuant to the terms of the GAIC loan and the Restructuring Agreement, the Corporation has agreed to limit payment of its management fee to 50% of accrued management fees. As of June 30, 1997, the Company owed the Corporation $691,642 accrued, but unpaid, management fees.

     Also, in connection with the GAIC loan, the DOE and BDC agreed to further suspend the Company's obligation to make debt service payments from October 1, 1996, through December 31, 1997, and under certain circumstances, through December 31, 1998. The further suspensions under the DOE loan were accounted for in the same manner as set forth above. The amounts accruing under the deferral by the BDC are evidenced by a Note at 6% interest and maturing November 1999. The suspension of payments on the DOE loans and the BDC loan shall be all or partially terminated for any month that the Company is able to generate earnings and cash flow sufficient to repay the GAIC loan and have cash in excess of $4,800,000 on deposit in its bank. As of June 30, 1997, the Company has paid $890,086 and $29,886 to the DOE and BDC, respectively, under this formula.

     In 1982, as part of the original financing package for the construction of the Plant, the Corporation was required to pledge a certificate of deposit in the amount of $4,000,000 and a $1,500,000 letter of credit posted on the Corporation's behalf as partial security for the Company's loan. On December 30, 1986, as a result of the Company's failure to pay interest due under the terms of the loan, a default was declared and the certificate of deposit together with accrued interest thereon and the proceeds of the letter of credit collectively totaling $5,780,583 was immediately paid to the bank consortium that provided the financing. This amount has been classified as a loan by the Corporation to the Company. The Corporation did not charge interest on the loan to the Company through July 31, 1987. Effective August 1, 1987, interest began accruing at an annual rate of 8.5%. Recently, the Corporation's Board of Directors reaffirmed the characterization of these amounts as a loan and directed that the loan be evidenced by a demand promissory note which contains a 60 day notice period. See "SPECIAL FACTORS -- Background of the Transaction."

     In December 1991, as a condition precedent to the DOE consenting to the Company's Restructuring Agreement, the Corporation was required to contribute $578,832 to the Company's working capital reserves. This amount also has been classified as a loan by the Corporation to the Company. Effective in 1996, the Corporation's Board of Directors determined interest should accrue on outstanding balances at prime plus 3% from the date of this loan. Likewise, as part of the August 23, 1996 restructuring and the GAIC loan, the Corporation was required to loan $500,000 to the Company. This loan accrues interest at prime plus 3%. Subsequently, at the direction of the Corporation's Board of Directors, the Corporation's senior management undertook a study of expenditures to determine the allocation of expenses between the Company and the Corporation. As a result of this study, amounts totaling $1,436,028 were invoiced to the Corporation and credited against selling, general and administrative expenses effective in 1996. This amount has been offset against the Intercompany Debt.

     As of June 30, 1997, the Company owed the DOE, the BDC, the Corporation, and GAIC $62,203,411; $1,033,900; $10,486,996; and $0, respectively, aggregating
$73,724,307.

     No cash distributions by the Company have been made to the holders of the Limited Partnership Units since the organization of the Company. Restrictions contained in the GAIC loan and the DOE Restructuring Agreement, as amended, significantly limit the amount of cash the Company can distribute to its Limited Partners. The terms of the BDC loan and the BDC Letter Agreement also require that the Company give priority to debt payments and Special Limited Partner distributions pursuant to Section 8(d) of the Partnership Agreement before paying distributions to Limited Partners.

     Commencing October, 1989, the BDC, as Special Limited Partner, was eligible to receive allocations of income, losses, or distributions from the Company. Pursuant to the Partnership Agreement, the BDC is entitled to receive, over a period of ten years out of distributions made by the Company, in equal annual installments, and in preference to distributions to other partners, a return of its capital plus an amount equal to 8% per year compounded annually. As of June 30, 1997, these amounts aggregated approximately $15,500,000. With the exception of certain permitted distributions from cash flow, no distributions can be made until the DOE loan is repaid and, accordingly, no amounts have been distributed to date.

FINANCIAL INFORMATION

     The following table sets forth selected financial data of the Company for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the six months ended June 30, 1997:

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
                            SELECTED FINANCIAL DATA

                                                                                                      SIX MONTHS
                                                                                                        ENDED
                                                  YEAR ENDED DECEMBER 31,                              JUNE 30,
                          ------------------------------------------------------------------------       1997
                              1992           1993           1994           1995           1996       (UNAUDITED)
                          ------------   ------------   ------------   ------------   ------------   ------------
Revenues................  $121,003,872   $115,538,391   $127,929,287   $134,087,036    131,694,369     72,195,098
Net Income (Loss).......     2,401,385        629,052     (2,549,586)    11,653,870    (13,132,716)    (1,532,807)
Total Assets at End of
  Period................    75,715,837     61,659,770     52,082,532     51,662,253     41,380,546     41,419,720
Total Long-Term Debt....   102,663,981     89,661,930     81,791,708     69,842,321     71,941,383     72,987,589
Partner's Capital at End
  of Period(1):
  General Partner.......    (5,081,192)    (5,018,287)    (5,273,246)    (4,107,859)    (5,421,131)    (5,574,412)
  Limited Partners......   (30,402,351)   (29,813,739)   (32,107,672)   (21,619,189)   (33,438,633)   (34,818,159)
  Special Ltd.
    Partner.............     5,000,000      5,000,000      5,000,000      5,000,000      5,000,000      5,000,000
Amounts per Limited
  Partner Unit:
  Income or (loss) from
    continuing
    operations..........           338             88           (359)         1,639         (1,847)          (216)
  Capital(1)............        (4,751)        (4,659)        (5,018)        (3,379)        (5,226)        (5,441)
  Distributions.........            --             --             --             --             --             --

---------------
(1) Before syndication costs of $4,523,047.

     The Company's ratio of earnings to fixed charges for the two most recent fiscal years and the six months ended June 30, 1997, are as follows:

                                                                6/30/97      1996        1995
                                                                -------     -------     -------
Ratio of Earnings to Fixed Charges............................      .24       (1.95)       3.70
Limited partner deficit per LP unit (excluding allocations of
  syndicated costs............................................  ($5,441)    ($5,226)    ($3,379)

     See financial statements and related notes included in the Company's Annual Report on Form 10K for the Fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10Q for the Quarter ended June 30, 1997, and incorporated herein by reference.

     A copy of the Corporation's Audited Balance Sheet as of December 31, 1996 is annexed hereto as Exhibit "H", and incorporated herein.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     The Company operates in one business segment, the production of ethanol and its by-products: DDGS and CO(2). The Company does not operate in any other business segment. The following chart lists Company sales for each of ethanol and its by-products (DDGS and CO(2)) for the six months ended June 30, 1997, and for the years 1996, 1995 and 1994:

                                       SIX MONTHS
                                          ENDED
                                        JUNE 30,
                                          1997
                                       (UNAUDITED)        1996             1995            1994
                                       -----------     -----------     ------------     -----------
Ethanol Sales........................  $53,279,943     $94,918,677     $103,227,074     $96,111,285
By-Product Sales.....................  $18,915,155     $36,775,692     $ 30,859,962     $31,818,002

DESCRIPTION OF BUSINESS

     Since commencing operations in 1985, the Plant consistently has produced ethanol without extensive down-time. During 1996, the Plant produced approximately 73 million gallons of ethanol as compared to approximately 88 million gallons produced in 1995. The approximate 17% decrease in ethanol production primarily resulted from the Company's decision to decrease production by approximately 30% during the period May through September, 1996, compared to the same period in 1995, due to a 71% increase in the average price per bushel of corn for the period from January through September, 1996, compared to the same period in 1995. This reduction also resulted from, but to a significantly lesser extent, an unplanned outage caused by equipment failure during the quarter ended March 31, 1996.

     In 1997, the Plant is currently projected to produce approximately 85 million gallons of denatured ethanol. In 1997, the Plant also is currently projected to produce approximately 267,000 tons of DDGS, and approximately 164,000 tons of CO(2), as by-products. There can be no assurance, however, that these forward looking projections may be realized because they are subject to numerous factors, including, without limitation, general economic conditions, product and supply price fluctuations, and mechanical difficulties and other structural limitations on production capacity.

     The Company's revenues during its last three fiscal years primarily were derived from sales of ethanol, DDGS and CO(2). The "Financial Information about Industry Segments" set forth above indicate the amounts of revenue derived from the Company's sale of ethanol and its by-products for the six months ended June 30, 1997 and the fiscal years ended December 31, 1996, 1995 and 1994. The following table indicates the percentage of revenue from the Company's sales of ethanol and its by-products for the six months ended June 30, 1997 and the fiscal years ended December 31, 1996, 1995 and 1994:

                                                     SIX MONTHS
                                                       ENDED
                                                      JUNE 30,
                                                        1997        1996      1995      1994
                                                     ----------     -----     -----     -----
    Ethanol........................................     73.8%       72.1%     77.0%     75.2%
    DDGS...........................................     25.0%       26.7%     21.7%     23.5%
    Carbon Dioxide.................................      1.2%        1.2%      1.3%      1.3%

PRODUCTS

     Ethanol. Known chemically as ethyl alcohol, and commonly as grain alcohol, ethanol is used primarily as an octane enhancer and as an oxygen source to produce cleaner burning gasoline. To produce ethanol, corn is dry-milled through grinding and then converted to a fermentable sugar stream through a process of enzyme hydrolysis. The resulting mash is fermented in batch fermenters and then transferred to a continuous distillation column which yields 95%-pure ethanol. The ethanol is then further refined by a separate distillation column into anhydrous (water-free) ethanol. The anhydrous ethanol is denatured to produce fuel ethanol. The ethanol produced by the Plant may only be used as a fuel or a substitute for petroleum or petrochemical feedstock.

     Distillers Dried Grains and Solubles. DDGS is a by-product of the Plant's ethanol production process. Approximately 90% of the protein content of the corn used by the Plant is recovered in the DDGS and is marketed as a protein supplement in livestock feed.

     Carbon Dioxide. The fermentation process used by the Plant yields CO(2) as a by-product. The CO(2) produced at the Plant primarily is used in the preparation of carbonated beverages and frozen foods.

RESEARCH AND DEVELOPMENT

     In April 1991, the Company entered into a cooperative research and development agreement ("CRADA") with the National Renewable Energy Laboratory ("NREL"), a research laboratory operated by the DOE in an effort to develop an economical process for the conversion of cellulose and hemi-cellulose materials to ethanol. The Company's goal was to develop a method to produce ethanol from alternative, less expensive feedstocks. The Company's Project Development Team ("PDT") and the NREL coordinated the research management.

     In addition to its work with NREL, PDT was engaged in projects to identify new products that would allow the Company to diversify its product line and to develop manufacturing processes for those products. The Company also engaged a research consultant to assist it in developing new production processes and alternative products.

     Because of a severe cash flow situation and the lack of prior tangible results, the Company allowed the CRADA to expire pursuant to its terms on March 31, 1996, without renewal. Moreover, at approximately the same time and for similar reasons, the PDT was dissolved. Certain PDT members were reassigned within the Plant, while other PDT members left the Company's employ. In addition, the Company permitted the Research Consultant Agreement to expire in August, 1996, without renewal. Research and development has remained unfunded since that time.

     As of the date of this Proxy Statement, the Company's past research and development efforts achieved limited success in eliminating production bottlenecks and no commercially feasible new products or processes have been identified.

     The Company currently has not budgeted research and development funds for 1997.

THE PLANT

     The Company owns a single plant located on approximately 70 acres in South Bend, Indiana. The Plant is an open air facility that consists of various physical equipment used in the ethanol production process and a two story office building used for the Company's administrative offices. The Plant is located in the heart of the "corn belt" and in close proximity to many of the Company's major customers. The Plant, equipment and other assets are encumbered under a first and second mortgage lien held by the DOE and BDC, respectively, as security for their loans to the Company. In addition, GAIC holds a senior lien on inventory, accounts receivable and certain other assets of the Company as security for its loan to the Company.

     Under normal conditions, the Plant is expected to operate at full capacity from 340 to 350 days per year. During the remainder of each year, the Plant is expected to be shut down for regularly scheduled repair and maintenance operations. During the year ended December 31, 1996, the Plant operated for approximately 338 days. The slightly higher than usual 1996 down time resulted from a significant mechanical failure in March 1996.

     During the period May through September, 1996, the Plant production rates were reduced to approximately 70% of prior operating capacity which was adequate to produce sufficient ethanol to fulfill existing customer contracts, but little additional ethanol for spot-market sales. The Company took this action because the elevated cost of corn and relatively static ethanol prices made production unprofitable. Therefore, the Company acted to conserve cash during that period of extraordinarily high corn prices. As of the date of this Proxy Statement, Plant production rates have increased to approximately 95% of operating capacity prior to the May through September, 1996, reduction. Attempts to return to 100% of prior operating capacity have been hindered by various limitations in the distillation area of the Plant. Various engineering and operational solutions have been and are being explored to overcome these operational limitations. While Plant personnel are optimistic that the limitations will be overcome and the Plant will return to 100% of prior operating capacity, there is no guarantee that the Plant will be able to return to production levels experienced immediately prior to the May through September, 1996, period. Nonetheless, the Plant continues to operate at greater than design capacity.

RAW MATERIALS

     Corn. As currently projected, in 1997 the Plant will consume approximately 31 million bushels of corn. Pursuant to a supply contract commencing January 1, 1996, and expiring December 31, 1997 (subject to price and quantity renegotiation subsequent to September, 1997), the Company purchases 100% of its expected corn requirements from a large regional supplier at a price which may fluctuate with corn futures prices or which may be fixed at the Company's election (a copy of this agreement has been filed as Exhibit 10.25 to the Company's Form 10-K for the year ended December 31, 1995). Approximately 90% of the Company's corn requirements are purchased by that regional supplier within a 75 mile radius of the Plant.

     The price of corn is posted daily on national commodities exchanges for both immediate delivery (spot price) and future delivery. Prices for corn in the area surrounding the Plant are influenced by local, national and international supply and demand conditions, weather conditions, transportation rates and transportation system constraints such as the freezing of waterways in winter and the adequacy and cost of storage. Price differentials within the area are influenced by the location and number of grain processors and feed manufacturers. In the past, the price of corn also was significantly affected by federal governmental policies with respect to price supports and exports. Certain of that impact, at least with respect to price supports and related farm programs, may significantly be reduced as a result of the Freedom to Farm Act of 1996 which eliminated most government corn price supports and related limits on planting. Because the 1997 crop is only the second under this Act, the Act's effect on corn supply and price cannot yet be determined.

     In 1996, the monthly average price paid for corn by the Company varied by approximately $1.74 per bushel. Based on its projected annual requirements of approximately 31 million bushels, the Company experiences a $3.1 million change in operating costs for every 10 cents per bushel change in the price it pays for corn.

     The Plant has an aggregate storage capacity for approximately 320,000 bushels of corn, which is adequate for approximately 3.5 days of normal operation. Supplies of corn in the eight Indiana and five Michigan counties surrounding the Plant are considered to be adequate to meet the Plant's operating requirements. Based upon its current corn supply contract and reasonable access to the 1997 crop, the Company anticipates adequate supplies to meet its 1997 operating requirements. However, on a longer term basis, the Company is concerned with access to corn supplies. The regional corn supply market has consolidated in the last few years to approximately three suppliers with the capability to supply the Company's corn needs. As a result of a joint venture in 1996, one of the largest regional corn suppliers is related to or affiliated with one of the Company's competitors. In the past year, one other regional supplier has declined a long term supply arrangement with the Company. One other regional supplier with whom the Company presently has contracted has advised the Company that it is actively negotiating the sale of its grain business to another of the Company's competitors. Consequently, further consolidation or shrinkage of the regional corn supplier market could endanger existing supply relationships and result in supply shortages or higher procurement costs. Such a result could negatively impact the Company's operations and revenues. The Company has examined its alternatives, and has determined that the best alternative is to self-originate from producers and various suppliers its corn supply rather than contract exclusively with an outside supplier. This option will require significant additional capital expenditures or working capital outlays.

     Coal. The Plant uses coal as its principal fuel source. In 1996, the Company entered into fixed price contracts with suppliers to purchase a one year supply of coal. The Company purchased approximately 101,000 tons of coal in fiscal year 1996. During 1997, the Company expects to continue to purchase coal under annual fixed price contracts.

     Enzymes. Enzymes constitute the principal chemicals used in the Plant's production process. The Company maintains enzyme supply contracts with major enzyme suppliers which are renewable on an annual basis.

     Denaturants. The Company purchases denaturants for use in converting the grain alcohol into fuel grade ethanol. There are a number of denaturing agents that the Plant may use. Currently, the Company purchases unleaded hydrocarbons on the open market for use as a denaturant. During 1996, the Company purchased approximately 3,198,000 gallons of unleaded hydrocarbons, including gasoline, for use as a denaturant. In 1997, the Company expects to continue to purchase unleaded hydrocarbons on the open market to be used as a denaturant.

MARKETING OF ETHANOL

     The Company sells the ethanol it produces to refiners, blenders and distributors of motor fuels for blending with gasoline at up to a 90:10 ratio as an octane enhancer and as an oxygenate source to comply with certain state and federal carbon-monoxide reduction programs. Beginning in the mid-1970's, increasingly stringent air quality standards, especially the requirement to phase out the use of lead additives as octane boosters, had the effect of creating a demand for ethanol-enhanced motor fuels. Regular unleaded gasoline has lower octane levels than gasoline with lead additives, and the engines of some fuel-efficient automobiles "knock and ping" when using regular unleaded gasoline because of the lower octane level. Several major oil companies, in order to boost gasoline octane ratings without employing lead additives, began utilizing octane boosting additives such as ethanol and MTBE.

     A critical factor in the development of the alcohol motor fuels market was the enactment in 1978 of a federal excise tax exemption or alternative income tax credit on alcohol/gasoline fuel mixtures containing at least 10% alcohol. Similar state tax exemptions or production grants ranging from 1 to 8 cents were also enacted in a variety of states. However, beginning in 1986 the amount of such state tax exemptions and other production grants has been significantly reduced, and a number of states, including Indiana and Ohio (effective June 30, 1997), have eliminated these benefits altogether. In addition, other states are considering the reduction or elimination of certain tax benefits associated with ethanol. In past Congresses, several Bills have been introduced to limit ethanol tax incentives. In the present Congress, several Bills have been introduced which would, if enacted, either curtail or eliminate federal tax incentives for ethanol production. One such bill introduced in the House of Representatives would have reduced the tax credit by three cents per gallon and would have capped the credit by reducing the number of gallons of produced ethanol to which it would apply. That bill was defeated in committee. In response to that bill, a bill was introduced in the Senate that would maintain existing ethanol tax credits through 2000, and extend the program at reduced rates through 2006. As of the date of this Proxy Statement that bill remains active. The ultimate outcome of these Bills cannot be determined at this time. In any case, the existing federal tax incentives for ethanol are authorized only through 2000. There can be no assurance that such incentives will be continued through the year 2000 or renewed thereafter. The cost per gallon of producing ethanol currently exceeds the wholesale price per gallon of regular unleaded gasoline. Consequently, alcohol motor fuels are competitive with regular unleaded gasoline only because of certain federal and state tax exemptions for ethanol. Consequently, abrupt loss of or reduction in federal tax exemptions for ethanol could have a devastating impact on the Company's operations and revenues and could result in closing the Plant.

     The current, as well as the future, market for ethanol, also is significantly impacted by other congressional action. The Clean Air Act of 1990 ("CAA") requires that cleaner burning, reformulated gasoline ("RFG") be sold in certain designated cities. The CAA requires Chicago, Milwaukee, Houston, Hartford, New York City, Philadelphia, Baltimore, Los Angeles and San Diego to utilize RFG. Additionally, the governors of a number of other states have "opted" into the RFG program to help their states achieve air quality improvements. Subsequently, the governors of New York, Pennsylvania and Maine have elected to opt out of the CAA in certain specific areas within each state.

     Among the many changes in the composition of RFG, as compared to conventional gasoline, is the addition of an oxygenate, such as ethanol or MTBE. The addition of oxygen allows the gasoline to burn cleaner. As a result of the RFG program, demand for ethanol increased.

     In June 1994, the United States Environmental Protection Agency ("EPA") issued the "Renewable Oxygen Standard" ("ROS") which required refiners manufacturing RFG to utilize 15% of their oxygenate requirements in 1995, from a renewable source -- like ethanol. The percentage was scheduled to increase from 15% to 30% in 1996. The enactment of the ROS program encountered strong resistance from, among others, the National Petroleum Refiners Association, The American Petroleum Institute and The American Methanol Institute. In September 1994, the United States Court of Appeals for the Fourth Circuit issued a restraining order staying enforcement of the ROS. The case was argued in February 1995 and in July 1995, the Court of Appeals ruled that EPA did not have the authority to issue the ROS. As a result, the ROS was not implemented. The Company believes that implementation of the ROS would have increased the demand for ethanol and allowed the Company to penetrate new, higher value markets.

     On March 18, 1996, the EPA finalized a rule lifting the cap on oxygen content in summertime RFG, thereby allowing ethanol to be blended at 10 percent volume. A cap on oxygen content, limiting fuels to 2.7 percent oxygen (7.7 percent volume ethanol) had originally been adopted by EPA in the belief that higher levels of oxygen increased nitrous oxide ("NOx") emissions. Data generated subsequently proved that higher levels of oxygen did not increase NOx emissions and EPA promulgated a rule that the cap be lifted in October 1995. The new rule allows up to 4 percent oxygen or 10 percent volume ethanol.

     In December of 1996, the EPA proposed tougher standards relating to air emissions. Comments on the proposed rules were due on March 12, 1997. It is anticipated that EPA's final rules on these issues will be issued by July 19, 1997. The Company believes these rules, if enacted, may have a positive effect on ethanol demand as more geographic regions are required to meet the tougher air quality standards. Although more regions may become RFG regions as a result of the new Clean Air Regulations, other regulations beginning January 1, 2000 may significantly limit ethanol's participation in the RFG market. The Clean Air Act requires the Environmental Protection Agency to promulgate standards for reformulated gasoline. The rules address, among other things, Volatile Organic Compounds (VOCs) emissions performance reduction. Compliance with the standards are divided into two distinct phases. The first phase commences January 1, 1998 and ends December 31, 1999, and establishes a per-gallon VOC emission performance standard. The second phase, which commences January 1, 2000, incorporates much more stringent standards. Because adding ethanol to gasoline increases its volatility and thus raises VOC emissions, the stringent second phase requirements may prove difficult for the ethanol industry, as adding ethanol to gasoline may cause difficulty in complying with the regulations. The Company through an industry association is seeking alteration of these regulations to accommodate use of ethanol, in recognition of ethanol's other purported environmental benefits. See discussion of perceived impact of environmental laws on Company under "INFORMATION CONCERNING THE
COMPANY -- Environmental Matters."

     In addition to the availability and amount of exemptions from federal and state excise and sales taxes and environmental regulation as previously discussed, the ethanol industry is affected by numerous other factors, including, but not limited to, (1) gasoline prices generally and the comparative prices of regular unleaded gasoline versus alcohol/gasoline mixtures; (2) market prices of corn, the principal raw material used in the production of ethanol;
(3) the level of refiners' crude oil and gasoline inventories; (4) competition among domestic ethanol producers; (5) availability of low-cost foreign ethanol;
(6) the familiarity of jobbers and retailers with tax and octane benefits of ethanol blends; (7) marketing support of retailers by major refinery/blenders, and (8) competition with other oxygenates, such as MTBE.

     Customers, each accounting for 10% or more ethanol sales, accounted for 84%, 59% and 24% of total ethanol sales in 1996, 1995 and 1994, respectively. The Company does not believe that the loss of any ethanol customer which accounts for 10% or more of ethanol sales would have a material adverse impact on the operation of the business.

MARKETING OF BY-PRODUCTS

     DDGS. DDGS is sold by the Company as a high-protein livestock feed supplement. DDGS competes with soybean meal and, to a lesser extent, urea and cottonseed meal. Among the principal domestic markets for the DDGS produced by the Plant are feed-lot operators and animal feed compounders in Indiana, Ohio, Michigan and, generally, the eastern and western United States. DDGS is marketed domestically or exported, depending upon prevailing market conditions. During 1996, 1995 and 1994, the Company sold approximately 3%, 9% and 17% of its DDGS, respectively, for export. In 1996, 1995 and 1994, one customer accounted for 21%, 22% and 27%, respectively, of its DDGS sales. The Company does not believe that the loss of any DDGS customer which represents 10% or more of DDGS sales would have a material adverse impact on the operation of the business. During 1996, the Company sold approximately 232,000 tons of DDGS, as compared to approximately 283,000 tons of DDGS sold in 1995. This reduction primarily resulted from less DDGS being produced while the Plant operated at reduced capacity from May through September 1996.

     Carbon Dioxide. The Company first began sales of carbon dioxide in June 1985, following completion of a carbon dioxide recovery facility adjacent to the Plant. BOC, Inc. ("BOC") (formerly Airco, Inc.) currently owns and operates the facility located on land leased under a long term lease from the Company. The Corporation and BOC are parties to a contract providing for the sale of all of the Plant's carbon dioxide production. The agreement extends until the year 2000 and can be automatically extended for an additional five-year term. The Company has not yet extended this agreement and has not yet determined whether to do so. The Company sold approximately 152,000 tons of carbon dioxide to BOC in 1996, as compared to approximately 167,000 tons of carbon dioxide sold to BOC in 1995. This reduction also primarily resulted from less carbon dioxide being produced while the Plant operated at reduced capacity from May through September 1996.

WORKING CAPITAL REQUIREMENTS

     The Company maintains raw material and finished goods inventory to the extent required for the continued normal operation of the Plant. Raw material inventory consists primarily of corn, coal and enzymes used in the production process. Finished goods inventory consists of both ethanol and DDGS.

     Corn. At its current rate of production the Company has the ability to store approximately 3.5 days inventory of corn. The value of this inventory fluctuates daily based upon changes in the cash and futures market prices for corn.

     Coal. The Company's coal inventory is seasonally affected by weather conditions which affect both the amount of coal used in the operation of the Plant and the ability of the Plant to take delivery. Due to these seasonal fluctuations the Company maintains between 3 weeks and 4 months inventory of coal.

     Enzymes. The Company uses two primary enzymes in its production process. On average the Company maintains approximately 7 days of enzyme inventory.

     Ethanol. Ethanol inventory consists of in-transit inventory and inventory maintained at the Plant in its primary storage facility. During 1996, the average finished goods inventory at the Plant represented approximately 2.5 days of production. In addition, inventory in-transit to customers and at off-site storage locations, which fluctuates seasonally, averages approximately 1.5 days of production.

COMPETITION

     The most important competitive factor faced by the Company is the price of ethanol relative to the price of gasoline and MTBE. Other competitive factors include the value of state and federal incentives, the cost of corn and the other costs associated with the Plant's operations. The Company is also vulnerable to adverse effects which would emanate from a reduction or elimination of federal or state excise taxes on gasoline containing up to 10% ethanol as well as the loss of alternative federal income tax credits. See discussion of proposed tax changes respecting ethanol under "INFORMATION CONCERNING THE COMPANY -- Marketing of Ethanol." The price of ethanol varies at times with the price of gasoline and MTBE and the value of state and federal tax exemptions. The price of DDGS fluctuates with the price of corn and the agricultural by-product market as well as the market for competing products such as soybean meal. Because the Company is unable to directly control the relationship of the corn, gasoline and agricultural by-product markets, and is unable to assure the continuation of state and federal tax exemptions, changes in market conditions could adversely affect the future operations of the Company.

     To combat these risks, the Company enters into long-term contracts with major gasoline refiners to sell a significant portion of its ethanol production. Second, the Company attempts to match its grain purchases with certain of those fixed price long-term ethanol sales contracts, thereby providing a locked in margin on those sales to the extent possible. This strategy may allow the Company to reduce the risk associated with the purchase of corn and the sale of ethanol and its by-products. In addition, the Company previously has purchased option contracts for certain time periods to reduce the risk of significant upward fluctuations in corn prices. The Company will continue to review the need for similar future corn price protections.

     The production of ethanol for motor fuels is a highly competitive industry. The Company competes with both large and small producers, other energy companies and major corn processors, many of which are well-established and have substantially greater financial resources than the Company.

     Other ethanol producers include: Archer Daniels Midland Company, with production capacity of approximately 750 million gallons per year, Minnesota Corn Processors, with production capacity of approximately 115 million gallons per year, Cargill, with production capacity of approximately 110 million gallons per year, Pekin Energy, Inc. with production capacity of approximately 125 million gallons per year, and Midwest Grain, with production capacity of approximately 78 million gallons per year.

     The Company's principal methods of competing for market share are the price it charges for its products, the quality of its products, the level of service that it provides to its customers, and the Company's geographic location and its ability to deliver adequate supplies of its products in a reliable manner. The Company competes for customers with ethanol producers located throughout the United States and the world.

     Ethanol primarily competes with MTBE, which is a hydrocarbon derivative. Because of changing technology, it is possible that other alternative fuels or octane enhancers may be developed which would also compete with ethanol for market share.

     The marketing of DDGS is also highly competitive. As with ethanol, the principal methods of competition in this market are price, quality, service, geographic location of the Plant and the ability to deliver adequate product supplies in a reliable manner.

GOVERNMENT REGULATION

     The Company has obtained an Alcohol Fuel Producers Permit from the Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms and all other necessary federal and state licensing permits needed to produce and sell ethanol. The Company's activities are also affected by federal and state regulations governing the sale and distribution of gasoline.

     As of December 31, 1996, the federal excise tax on the sale of gasoline was $.184 per gallon. Congress has also provided for an excise tax exemption for qualifying fuel/ethanol blends which is currently set at $.054 per 10% blended gallon through the year 2000. As an alternative to the excise tax exemption, effective through the year 2000, fuel blenders who blend gasoline with ethanol or ethyl tertiary butyl ether, a product derived from ethanol, at up to a 90:10 ratio (gasoline/ethanol) are entitled to the corresponding alternative income tax credit of $.54 per gallon of ethanol. If the federal excise tax exemption or alternative income tax credit are eliminated or phased out, it could have a significant adverse effect on the Company. See discussion of proposed tax changes under "INFORMATION CONCERNING THE COMPANY -- Marketing of Ethanol".

     Currently 8 states, including 2 states within the Company's marketing area, Minnesota and Illinois, have exempted, in varying amounts, from excise and/or sales taxes, the sale of motor fuel blends containing ethanol. Most state tax exemptions vary in proportion to the amount of ethanol blended into gasoline up to a maximum of 10% ethanol.

ENVIRONMENTAL MATTERS

     The Company is subject to federal, state and local laws and regulations designed to protect the environment. The Company does not believe or expect that compliance with such existing laws and regulations regarding the discharge of materials into the environment, or otherwise relating to the protection of the environment, has had or will have a material adverse effect upon the Company. However, in December of 1996, the EPA proposed tougher standards relating to air emissions which could require significant investment in compliance and monitoring equipment. Under present technology available, however, it is questionable whether the proposed rules can be implemented by industry generally, and the Company specifically. The EPA's current proposal is to change the existing ozone rule from a standard that sets a one-hour average concentration limit of 0.12 parts per million to one that sets an eight-hour average limit of 0.08 parts per million. The EPA also proposed a new standard for regulating fine particles or particles that are 2.5 microns or less in diameter. Comments on the proposed rules were due on March 12, 1997. It is anticipated that EPA's final rules on these issues will be issued in the near future. Although the final rule has not yet been issued, documents released by the White House on June 25, 1997, indicate that the new standards will be implemented in a flexible manner in an attempt to allow businesses ample time to find cost-effective pollution controls. There can be no assurance that these regulations will be implementated in a manner that will allow the Company to find cost-effective pollution controls.

     On September 30, 1991, the EPA issued to the Company Finding of Violation ("FOV") No. EPA-5-91-R-17 and Notice of Violation ("NOV") No. EPA-5-91-R-18. Both the FOV and NOV are based on alleged violations of the Clean Air Act as it relates to sulphur dioxide emissions. At limited times during the second, third and fourth quarters of 1990, the Company's sulphur dioxide emissions exceeded the limitations specified in the Approval to Construct which was issued by EPA on December 3, 1981. EPA also contended that the Company was not maintaining and operating a continuous monitoring system for measuring sulphur dioxide emissions in compliance with applicable law.

     In August 1992, after negotiations with the Company's attorneys, EPA issued a Consent Order to resolve the FOV and NOV. The Company was required to install a continuous monitoring system for measuring sulfur dioxide emissions. The deadline for installation and certification of the new monitoring equipment was February 15, 1993. The Company met that deadline. The Consent Order reserves EPA's right to assess a fine against the Company in connection with the alleged violations as reflected in the FOV and NOV. Under the applicable federal statutes, the Company could potentially be fined a maximum of $27,500 per day beginning from the date that the FOV and NOV were issued (9/30/91) through the date that the alleged violation was corrected. However, no specific fine has been proposed by EPA to date. Although there is no statute of limitations applicable to fine assessments, the risk of a fine will continue to decrease as time passes. The cost of installing the monitoring system was approximately $154,000. Because the EPA has been aware of the violations for approximately six years and the Company has successfully completed remediation measures, Management estimates that any fines levied in this matter will not be significant.

     On April 12, 1995, the Company received a FOV from the EPA as a result of the Company's alleged failure to submit a report summarizing the regulatory status of each benzene containing waste stream as required by federal regulations. The Company responded to the FOV on June 8, 1995 and provided EPA with all requested documentation. The matter has been resolved pursuant to a July 8, 1996 letter in which the EPA agreed that the Company's record keeping procedures relating to benzene waste streams complied with applicable law.

     In February, 1996, the Company received a FOV from the Indiana Department of Environmental Management ("IDEM") regarding excess continuous monitoring downtime. The matter was resolved pursuant to an Agreed Order dated June 28, 1996, pursuant to which the Company paid a fine of $1,500. The Company occasionally experiences short term excursions from its allowable emission limits for sulfur dioxide, nitrous oxides and opacity from its boiler operations. Each excursion is reported to the appropriate authorities on a quarterly basis and potentially could result in enforcement activity.

     The Company is in the process of reassessing its potential volatile organic chemical ("VOC") emissions related to certain process equipment within the facility. If this reassessment indicates that VOC emission controls are required, it is possible that the Company will be required to expend certain funds which generally will be capital in nature to implement air pollution control technology. It is not possible at this time to predict whether such an expenditure will be required, but if so, the amount required could be significant.

     St. Joseph County, Indiana recently has proposed certain regulations respecting ground water purity. If these regulations become law, additional material capital expenditures may be required to comply.

ADDITIONAL LEGISLATION

     No prediction can be made as to what additional state or federal legislation or regulations may be enacted, if any, affecting the production, sale or distribution of ethanol for use in alcohol fuels. Any regulations, orders, directives or legislation which may be promulgated in the future may require expenditures by the Company which could be substantial or otherwise adversely affect the Company.

SAFETY STANDARDS

     The Company is subject to various federal and state laws relating to worker health and safety requirements, including the federal Occupational Safety and Health Act ("OSHA"). The Company is in the process of determining what it must do, and the costs involved, to comply with OSHA process safety management standards.

                           INCORPORATION BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996 as amended September 18, 1977, Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 as amended September 18, 1997, and Current Report on Form 8K dated July 1, 1997, are hereby incorporated by reference into this Proxy Statement as Exhibits "I," Exhibit "J" and Exhibit "K," respectively. The Corporation, without charge and within one business day of any written or oral request of any person to whom this Proxy Statement is delivered, will provide to such requesting person a copy of any and all information incorporated by reference herein (without exhibits thereto, unless such exhibits are incorporated by reference in this Proxy Statement), by first class mail or equally prompt means. To request such material contact Michele Verhoeven 3201 West Calvert Street, P.O. Box 2289, South Bend, Indiana 46613 or by telephone at 1(800) 526-8947 or (219) 233-3116.

                                 EXHIBIT INDEX

Exhibit A    -- Agreement
Exhibit B    -- Liquidation Plan
Exhibit C    -- Company Unaudited Pro Forma Balance Sheet giving effect to the Transaction
Exhibit D    -- The BDC Agreement
Exhibit E    -- Transaction Assurance Agreement
Exhibit F    -- Duff & Phelps, LLC December 11, 1996 Valuation
Exhibit G    -- Duff & Phelps, LLC Opinion
Exhibit H    -- Corporation Audited Balance Sheet, December 31, 1996
Exhibit I    -- Company's Annual Report on Form 10K for the year ended December 31, 1996, filed on March 27, 1997 and incorporated herein by reference, as amended September 18,
                1997.
Exhibit J    -- Company's Quarterly Report on Form 10Q for the quarter ended June 30, 1997, filed on August 14, 1997 and incorporated herein by reference, as amended
                September 18, 1997.
Exhibit K    -- Company's Current Report on Form 8K dated July 1, 1997, filed on July 1, 1997 and incorporated herein by reference.

                                                                       EXHIBIT A

                            ASSET PURCHASE AGREEMENT

                                  DATED AS OF
                                  JULY 1, 1997
                                    BETWEEN

                                CORN ENERGY INC.

                                      AND

                         NEW ENERGY COMPANY OF INDIANA
                              LIMITED PARTNERSHIP

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of July 1, 1997 between CORN ENERGY, INC., an Indiana corporation ("Buyer"), and NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP, an Indiana limited partnership formerly known as New Energy Company of Indiana ("Seller").

                                   RECITALS:

     Seller desires to sell, convey, transfer and assign to Buyer, and Buyer desires to purchase from Seller, substantially all the assets used or useable in Seller's business of producing and distributing ethanol and its byproducts for the consideration and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Definitions

     Certain capitalized terms used in this Agreement have the meanings specified in the Glossary attached hereto. Other capitalized terms are defined in the body of this Agreement.

2.  Assets to be Purchased

     (a) Subject to the terms and conditions herein provided, Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase and receive, all of Seller's right, title and interest in and to:

          (i) all cash, cash equivalents, accounts receivable, other receivables, inventories, spare parts, deposits and prepaid expenses as they existed as of March 31, 1997, including, without limitation, those set forth on Schedules 2(a)(i)(1) through 2(a)(i)(6), inclusive, to this Agreement, as adjusted for changes to those assets that occur in the Ordinary Course of Business between March 31, 1997 and the Closing Date;

          (ii) all equipment, machinery, vehicles, furniture, fixtures, office materials and supplies and other tangible personal property of every kind and description owned as of March 31, 1997 by Seller and used or useable in connection with Seller's business of producing and distributing ethanol and its byproducts ("Seller's Business"), including, without limitation, those set forth on Schedules 2(a)(ii)(1) and 2(a)(ii)(2) to this Agreement, and any additions, improvements, replacements and alterations thereto (less any dispositions) made between March 31, 1997 and the Closing Date;

          (iii) all land, leaseholds, easements and other interests of every kind and description in real property, buildings and improvements thereon (to the extent that they constitute fixtures or other interests in real property) and construction in progress owned, leased or used by Seller in Seller's Business, including, without limitation, those set forth on
     Schedule 2(a)(iii) to this Agreement, and those acquired between the date of this Agreement and the Closing Date;

          (iv) all orders for product and product supply agreements or arrangements now existing, or entered into in the Ordinary Course of Business between the date of this Agreement and the Closing Date, for the sale of ethanol products and ethanol by-products (the "Sales Contracts"), including, without limitation, those listed on Schedules 2(a)(iv)(1) through 2(a)(iv)(3), inclusive, to this Agreement;

          (v) all other contracts, agreements and arrangements related to Seller's Business, including, without limitation, those contracts, agreements and arrangements set forth on Schedules 2(a)(v)(1) through 2(a)(v)(7), inclusive, to this Agreement, together with all such contracts, agreements and arrangements as may be entered into in the Ordinary Course of Business of Seller between the date of this Agreement and the Closing Date (the "Other Contracts");

          (vi) all Intellectual Property Assets and other similar intangible assets (or rights therein) owned or used by Seller in connection with the Seller's Business as of the date of this Agreement, including, without limitation, those registered Marks and Patents set forth on Schedule 2(a)(vi) to this Agreement, and those acquired between the date of this Agreement and the Closing Date;

          (vii) all files, books and other records relating to the operation of Seller's Business, including, without limitation, all written technical information, employment records, data, specifications, research and development information, engineering drawings, manuals, computer programs, tapes and software relating to Seller's Business;

          (viii) all of Seller's goodwill in and going concern value of Seller's Business;

          (ix) to the extent transferable under applicable law, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies relating to Seller's Business, including, without limitation, those set forth on Schedules 2(a)(ix)(1) and 2(a)(ix)(2) to this Agreement;

          (x) all claims (including, without limitation, all claims under Seller's insurance policies), causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment, deposits, reserves and prepaid expenses; and,

          (xi) those assets received under the Transfer Agreement (as defined hereinafter) except the limited partnership interests.

The assets, rights, interests and properties described in clauses (i) through
(xi) above, inclusive, are collectively herein referred to as the "Assets."

     (b) The Assets shall be sold, transferred and conveyed by Seller to Buyer on the Closing Date by means of bills of sale, assignments and other instruments of conveyance, including (without limitation) a quit claim deed, reasonably satisfactory in form and substance to Buyer (collectively, the "Conveyance Documents") against delivery by Buyer to Seller of the Purchase Price (as defined hereinafter). Seller covenants that Buyer shall receive the Assets from Seller free and clear of any and all liens, security interests, pledges, hypothecation or claims of any kind excepting only the Permitted Encumbrances (as defined hereinafter), the rights of the other parties under the Sales Contracts and the Other Contracts and the matters disclosed in Part 4.6 of the Disclosure Letter.

3.  Sale and Transfer of Assets; Closing

  3.1  Cash Component

     The purchase price ("Purchase Price") for the Assets will include Nine Million Thirty-Four Thousand Eight Hundred Dollars ($9,034,800) to be paid in immediately available funds at the Closing (the "Cash Component").

  3.2  Assumption of Liabilities

     (a) On and after the Closing Date, Buyer will assume and discharge all of the liabilities and all of the obligations of Seller (collectively, the "Assumed Liabilities") including, but not limited to:

          (i) Seller's obligations under the Sales Contracts (the "Sales Contract Obligations");

          (ii) Seller's obligations under the Other Contracts (the "Other Contract Obligations") and all other current trade liabilities of Seller arising in the Ordinary Course of Business of Seller, as they come due, including, without limitation, those set forth on Schedules 3.2(a)(ii)(1) and 3.2(a)(ii)(2) to this Agreement;

          (iii) Seller's obligations (including indebtedness of approximately $61,600,000 in unpaid aggregate principal amount as of March 31, 1997) to the United States Department of Energy ("DOE"), subject to modification as set forth in Section 7.7 hereof;

          (iv) Seller's obligations to Great American Insurance Company ("GAIC") under the Loan and Security Agreement dated as of August 23, 1996 (the "GAIC Loan Agreement");

          (v) Seller's employment-related and employee benefit-related obligations, including, without limitation, any such obligations to Seller's employees arising out of the Plans disclosed under Section 4.13 hereof or arising out of consummation of the transactions contemplated by this Agreement;

          (vi) Seller's liabilities and obligations under federal or applicable state Environmental Laws and all other Environmental, Health and Safety Obligations of Seller; and,

          (vii) any and all other liabilities of Seller, now existing or hereafter arising, of any nature whatsoever, whether fixed or contingent, liquidated or unliquidated, including (but not limited to) (A) all liabilities of the General Partner assumed by Seller pursuant to the Transfer Agreement, including all income and other tax liabilities of the General Partner and all expenses incurred by the General Partner in the transactions hereby contemplated or in winding up the affairs of the General Partner; (B) all liability arising out of or related to the conduct of Seller's Business prior to the Closing Date/ and (C) all liabilities of Seller incurred in the transactions hereby contemplated or in the winding up of the affairs of Seller.

     (b) Buyer reserves the right to contest in good faith any Assumed Liability, but Buyer shall be solely liable for the prompt and full discharge of the Assumed Liabilities.

     (c) Buyer shall be solely liable for the prompt and full discharge of any liability arising from, or in connection with, the ownership of the Assets acquired by Buyer after consummation of the transactions contemplated hereby, including (without limitation) any such liabilities arising by reason of any violation or claimed violation by Buyer, through acts or events or omissions arising or occurring after the Closing, of any federal, state or local law, rule, regulation, ordinance or other governmental requirement (collectively, the "Buyer's Post-Closing Liabilities").

     (d) Buyer shall employ, at the Closing, all employees of Seller as of the date of Closing, the terms and conditions of employment to be substantially equivalent to those prevailing as of the date of Closing, subject, however, to Buyer's right after the Closing to amend, alter or otherwise change the terms and conditions of such employment.

     (e) Buyer shall indemnify and hold harmless Seller and the General Partner, the limited partners and the shareholders of the General Partner, from and against any loss, damage, liability or expenses relating to or arising out of the Assumed Liabilities and Buyer's Post-Closing Liabilities.

  3.3  Closing

     The closing of the purchase and sale of the Assets (the "Closing") provided for in this Agreement will take place at the offices of Roemer Mintz, 1400 Key Bank Building, 202 South Michigan Street, South Bend, Indiana 46601 at 10:00 a.m. (local time) on such date as the parties may agree, which date shall (if, but only if, the forty five (45) day period described in Section 6(e) shall have expired) be no later than five (5) business days after each of the conditions precedent to Closing shall have been satisfied or waived.

  3.4  Closing Obligations

     (a) At the Closing, Seller will deliver to Buyer:

          (i) the Conveyance Documents, executed by Seller;

          (ii) a certificate executed by the Chief Executive Officer of the General Partner, solely in his capacity as such, to the effect that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

          (iii) the documentation required to be delivered by or on behalf of Seller pursuant to Section 7 hereof.

     (b) At the Closing, Buyer will deliver to Seller:

          (i) the Cash Component;

          (ii) a certificate executed by the Chief Executive Officer of Buyer, solely in his capacity as such, to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

          (iii) the Conveyance Documents, executed (where required) by Buyer;

          (iv) the Assumption Agreement in the form of Exhibit 3.4(b)(iv) (the "Assumption Agreement");

          (v) evidence of the availability of not less than Ten Million Dollars ($10,000,000) in a secured credit facility from a reputable lender reasonably acceptable to Seller; and,

          (vi) the other documentation required to be delivered by or on behalf of Buyer pursuant to Section 8 hereof.

  3.5  Allocation of Purchase Price

     Buyer and Seller will agree on an allocation of the Purchase Price to the Assets in accordance with Section 1060 of the IRC and the temporary and/or permanent regulations promulgated thereunder. Seller and Buyer shall prepare their respective federal, state and local income tax returns (including Form
8594) employing the allocation of the Purchase Price made pursuant to this
Section 3.5. Seller and Buyer each hereby covenant and agree that it will not take a position before any governmental agency charged with the collection of any income, revenue or franchise tax or in any judicial proceeding that is in any way inconsistent with the terms of this Section 3.5. A schedule showing the agreed upon allocation of the Purchase Price to the Assets is attached hereto as
Schedule 3.5.

  4.  Representations and Warranties of Seller

     Seller represents and warrants to Buyer as follows:

  4.1  Organization and Good Standing

     (a) Seller is a limited partnership duly formed, validly existing and having active status under the laws of the State of Indiana, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Except as set forth in
Part 4.1 of the Disclosure Letter, Seller is qualified to do business and is in good standing as a foreign limited partnership under the laws of each other state or other jurisdiction in which it is required to be so qualified.

     (b) Seller has delivered to Buyer copies of its Organizational Documents, as currently in effect.

  4.2  Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Subject to receipt of the approvals set forth in Part 4.2 of the Disclosure Letter, Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at the Closing by Seller and to perform their respective obligations under this Agreement and such other documents.

     (b) Except as set forth in Part 4.2 of the Disclosure Letter and except for the Assumed Liabilities, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller, or (B) any resolution adopted by the General Partner or the limited partners of Seller;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by Seller or that otherwise relates to Seller's Business;

          (iv) cause Buyer to become subject to, or to become liable for the payment of, any state or local Tax (except as relates to Buyer's ownership of the Assets or conduct of Seller's Business after the Closing);

          (v) cause any of Seller's Assets to be reassessed or revalued by any taxing authority or other Governmental Body (except as relates to Buyer's ownership of Seller's assets or conduct of Seller's Business after the Closing);

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Sales Contract or Other Contract; or

          (vii) result in the imposition or creation of any material Encumbrance upon or with respect to any of Seller's Assets.

Except as set forth in Part 4.2 of the Disclosure Letter, Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

  4.3  Capitalization

     The authorized, issued and outstanding equity securities of Seller consist of Six Thousand Three Hundred Ninety Nine (6,399) limited partnership interests, and a special limited partnership interest held by BDC. The General Partner is the sole general partner of Seller. Seller owns no shares of capital stock or other equity interests in any other limited partnership, corporation, firm or other entity and has no Subsidiaries.

  4.4  Financial Statements; SEC Reports

     (a) Seller has delivered to Buyer (or will deliver to Buyer in accordance with this Agreement): (i) audited balance sheets of Seller as at December 31, in each of the years 1994 through 1996, and the related audited statements of income for each of the fiscal years then ended (the "Financial Statements"), and
(ii) an unaudited balance sheet of Seller as at March 31, 1997 (the "Interim Balance Sheet") and the related unaudited statement of income for the three (3) month period then ended. Any such financial statements pertaining to periods ended after June 1, 1996 fairly present in all material respects the financial condition and the results of operations of Seller as at the respective dates of and for the periods referred to in such financial statements in accordance with GAAP. Any interim financial statements are further subject to normal recurring year-end adjustments (none of which, individually or in the aggregate, shall be material).

     (b) Since June 1, 1996, Seller has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934 (the "Exchange Act"). All the materials and documents filed with the SEC by Seller since June 1, 1996 are hereinafter referred to as the "Seller SEC Reports." The Seller SEC Reports, copies of which have been delivered to Buyer, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Seller SEC Reports, in light of the circumstances in which they were made, not misleading.

  4.5  Books and Records

     The books of account, minute books, limited partnership record books and other records of Seller, copies or the originals of all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

  4.6  Title to Properties; Encumbrances

     Except as otherwise indicated in Parts 4.6 or 4.22 of the Disclosure Letter, Seller owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Financial Statements and the Interim Balance Sheet (except for personal property sold since the date of the Financial Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Seller since the date of such Financial Statements (except for personal property acquired and sold since the date of such Financial Statements in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in such Financial Statements and the Interim Balance Sheet are free and clear of all Encumbrances other than the Permitted Encumbrances. To Seller's Knowledge, all buildings, plants, and structures leased or used by Seller lie wholly within the boundaries of the real property leased or used by Seller and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

  4.7  Condition and Sufficiency of Assets

     The buildings, fixtures, equipment, vehicles and other tangible personal property included in the Assets are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and the Assets, taken as a whole, are not in need of maintenance or repairs except for: (i) Seller's ongoing "Clean In Place" maintenance program; (ii) Seller's annual maintenance overhaul; (iii) the matters disclosed on Part 4.7 of the Disclosure Letter; and (iv) ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets are sufficient for the continued conduct of Seller's Business after the Closing in substantially the same manner as conducted prior to the Closing.

  4.8  Accounts Receivable

     Other than as set forth in Part 4.8 of the Disclosure Letter, all accounts receivable of Seller that are reflected on Seller's Interim Balance Sheet or on the accounting records of Seller as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except as set forth in Part 4.8 of the Disclosure Letter, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible less an amount equal to the reserve on the Interim Balance Sheet for doubtful accounts. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Sales Contract or other contract or arrangement with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 4.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of March 31, 1997, which list shall set forth the aging of such Accounts Receivable.

  4.9  Inventory

     Except as set forth on Part 4.9 of the Disclosure Letter, all inventory of Seller, whether or not reflected in the Interim Balance Sheet, consists of tangible property that is, in all material respects, of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, which do not constitute a material amount of such inventories.

  4.10  No Undisclosed Liabilities

     Except as set forth in Part 4.10 of the Disclosure Letter, to Seller's Knowledge, Seller has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

  4.11  Taxes

     (a) Seller has filed or caused to be filed (on a timely basis, giving effect to allowable extensions) since June 1, 1996 all Tax Returns that are or were required to be filed by or with respect to Seller or Seller's Business, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all such Tax Returns relating to income or franchise taxes filed since June 1, 1996. All Tax Returns filed by Seller are true, correct and complete in all material respects as such and to the extent that such Tax Returns may affect the transactions contemplated by this Agreement. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 4.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves have been provided in the Interim Balance Sheet.

     (b) The charges, accruals and reserves, if any, with respect to Taxes on the books of Seller are adequate and are at least equal to Seller's liability for Taxes. Seller has received no proposed tax assessment against Seller except as disclosed in the Interim Balance Sheet or in Part 4.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Seller. All Taxes that Seller is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

  4.12  No Material Adverse Change

     Except as set forth on Part 4.12 of the Disclosure Letter or as otherwise expressly permitted under this Agreement, since December 31, 1996 there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Seller or Seller's Business, and no event has occurred or circumstance exists that may result in such a material adverse change.

  4.13  Employee Benefits

     (a) Seller sponsors or maintains in effect for its employees the plans and other arrangements set forth on Schedules 4.13(a)(i) through 4.13(a)(iii), inclusive, to this Agreement (the "Plans"). Other than the Plans, there are no Company Plans, Company Other Benefit Obligations or Company VEBAs.

     (b) Seller has delivered to Buyer:

          (i) all documents that set forth the terms of each of the Plans, including (A) all plan descriptions and summary plan descriptions of the Plans for which Seller is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding those of the Plans for which a plan description or summary plan description is not required;

          (ii) all personnel, payroll, and employment manuals and policies;

          (iii) all insurance policies purchased by or to provide benefits under any of the Plans;

          (iv) all notifications to employees of their rights under ERISA sec. 601 et seq. and IRC sec. 4980B during the most recent three (3) years; and,

          (v) the Form 5500, if any, filed in each of the most recent three (3) plan years with respect to each of the Plans, including all schedules thereto and the opinions of independent accountants.

     (c) Except as set forth in Part 4.13(c) of the Disclosure Letter:

          (i) Seller, with respect to the Plans is, and each of the Plans is, in compliance in all material respects with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.13, and with any applicable collective bargaining agreement.

          (ii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any of the Plans is pending or, to Seller's Knowledge, is Threatened.

          (iii) The consummation of the transactions contemplated hereby will not result in the payment, vesting, or acceleration of any benefit.

  4.14  Compliance With Legal Requirements; Governmental Authorizations

     (a) Except as set forth in Part 4.14 of the Disclosure Letter:

          (i) To Seller's Knowledge, Seller is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of Seller's Business or the ownership or use of any of its assets;

          (ii) To Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) Seller has not received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

     (b) Part 4.14 of the Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by Seller or that otherwise relates to Seller's Business. Each material Governmental Authorization listed or required to be listed in Part 4.14 of the Disclosure Letter is valid and in full force and effect.

  4.15  Legal Proceedings; Orders

     (a) Except as set forth in Part 4.15 of the Disclosure Letter, there is no pending Proceeding:

          (i) that has been commenced by or against Seller or that otherwise materially relates to or may materially affect Seller's Business; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

     To Seller's Knowledge, no such Proceeding has been Threatened, and Seller has not received any notice or communication that any event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding other than as set forth in Part 4.15 of the Disclosure Letter. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
4.15 of the Disclosure Letter.

     (b) Except as set forth in Part 4.15 of the Disclosure Letter:

          (i) Seller is not subject to any Order that relates in any material respect to Seller's Business, or any of the Assets; and,

          (ii) No officer, director, agent, or employee of Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to Seller's Business.

  4.16  Absence of Certain Changes and Events

     Except as set forth in Part 4.16 of the Disclosure Letter or as otherwise expressly permitted in this Agreement, since December 31, 1996, Seller has conducted Seller's Business only in the Ordinary Course of Business and there has not been any:

          (a) change in Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of Seller;

          (c) except in the Ordinary Course of Business, payment or increase by Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Seller;

          (e) damage to or destruction or loss of any asset or property of Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Seller (including the loss or prospective loss of any material business relationships);

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, exclusive contract or arrangement, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total commitment by or to Seller (determined on an individual basis) of at least $250,000, as of the date of this Agreement;

          (g) other than in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Seller, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value (determined individually) to Seller in excess of $250,000;

          (i) material change in the accounting methods used by Seller; or

          (j) agreement, whether oral or written, by Seller to do any of the foregoing.

  4.17  Contracts; No Defaults

     (a) Part 4.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered or made available to Buyer true and complete copies, of each of the Sales Contracts and the Other Contracts representing a commitment on the part of Seller of $250,000 or more (collectively, the "Assumed Contracts").

     (b) Except as set forth in Part 4.17(b) of the Disclosure Letter, Seller has no rights under, and has not or may not become subject to any obligation or liability under, any other contract other than the Assumed Contracts that relates in any material respect to Seller's Business or the Assets.

     (c) Except as set forth in Part 4.17(c) of the Disclosure Letter, each Assumed Contract identified or required to be identified in Part 4.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 4.17(d) of the Disclosure Letter:

          (i) Seller is in compliance in all material respects with all applicable terms and requirements of each of the Assumed Contracts;

          (ii) to Seller's Knowledge, each other Person that has or had any obligation or liability under any of the Assumed Contracts is in compliance in all material respects with all applicable terms and requirements of such Assumed Contract;

          (iii) to Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract; and

          (iv) Seller has not given to or received from any other Person, at any time since January 1, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assumed Contract.

     (e) Other than in the Ordinary Course of Business or as set forth in Part
4.17 of the Disclosure Letter, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed contracts with any Person included in the Assumed Contracts and no such Person has made written demand for such renegotiation.

  4.18  Insurance

     (a) Seller has delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which Seller is a party or under which Seller is or has been covered at any time within the two (2) years preceding the date of this Agreement; and

          (ii) true and complete copies of all pending applications for policies of insurance.

     (b) Part 4.18(b) of the Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting Seller or Seller's Business, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Seller's Business; and

          (iii) all obligations of Seller to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

  4.19  Environmental Matters

     Except as set forth in Part 4.19 of the Disclosure Letter:

          (a) Seller is, and at all times has been, in compliance in all material respects with all Environmental Laws. Seller has not received any order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any property or Facility at or to which

     Hazardous Materials were refined, transferred, imported, or processed by Seller or any other Person for whose conduct it is or may be held responsible.

          (b) There are no pending or, to Seller's Knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

          (c) To Seller's Knowledge, neither Seller nor any other Person for whose conduct it is or may be held responsible, has any material Environmental, Health, and Safety Liabilities with respect to the Facilities or, to Seller's Knowledge with respect to any other properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor), has or had an interest.

          (d) To Seller's Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials that would constitute a material violation of any Environmental Laws at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

  4.20  Employees

     (a) Seller has delivered a complete and accurate list of the following information for each employee of Seller, including each employee on leave of absence or layoff status: employee name; job title; current compensation paid or payable and the compensation payable prior to the most recent change in compensation; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Seller's fringe benefit plans.

     (b) To Seller's Knowledge, except as set forth on Part 4.20 of the Disclosure Letter, none of Seller's employees is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee in Seller's Business, or (ii) the ability of Seller to conduct Seller's Business. Seller has received no notice (written or oral) that any officer or other key employee of Seller intends to terminate his employment with Seller in connection with the transactions contemplated hereby.

  4.21  Labor Relations; Compliance

     Except as set forth in Part 4.21 of the Disclosure Letter, since January 1, 1996, Seller has not been or is not a party to any collective bargaining or other labor Contract. Since January 1, 1996, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Seller's Business relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Seller or its premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Seller, and no such action is contemplated by Seller. To Seller's Knowledge, Seller has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Seller has not been assessed for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

  4.22  Intellectual Property

     (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

          (i) the name "New Energy Company of Indiana," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications used in Seller's Business (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable used in Seller's Business (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works used in Seller's Business (collectively, "Copyrights"); and,

          (iv) all know-how, trade secrets, confidential information, customer lists, internally derived or custom software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by Seller as licensee or licensor.

     (b) Agreements -- Part 4.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by Seller, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Trademarks

          (i) Part 4.22(c) of the Disclosure Letter contains a complete and accurate list and summary description of all Marks.

          (ii) Except as set forth on Part 4.22(c) of the Disclosure Letter, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) Except as set forth on Part 4.22(c) of the Disclosure Letter, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

          (iv) Except as set forth on Part 4.22(c) of the Disclosure Letter, to Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

     (d) Trade Secrets

          (i) With respect to the Trade Secrets, taken as a whole, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

          (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

  4.23  Disclosure

     (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact required to be made in such representation or warranty or in the Disclosure Letter and necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) There is no fact known to Seller that has specific application to Seller's Business (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Seller's Business that has not been set forth in this Agreement or the Disclosure Letter.

  4.24  Brokers or Finders

     Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.  Representations and Warranties of Buyer

     Buyer represents and warrants to Seller as follows:

  5.1  Organization and Good Standing

     Buyer is a corporation duly organized and validly existing under the laws of the State of Indiana, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business as foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Buyer has delivered to Seller copies of its Organizational Documents, as currently in effect.

  5.2  Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at the Closing by Buyer and to perform its obligations under this Agreement and such other documents.

     (b) Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

          (i) any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or shareholders of Buyer;

          (iii) any Legal Requirement or Order to which Buyer may be subject; or

          (iv) any material contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 5.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

  5.3  Certain Proceedings

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To Buyer's Knowledge, no such Proceeding has been Threatened.

  5.4  Solvency

     As of the date of this Agreement: (a) Buyer is able to pay its debts and other obligations as they become due in the Ordinary Course of Business; and (b) Buyer's total assets exceed, in terms of value, Buyer's total liabilities. Immediately following the Closing: (a) Buyer will be able to pay its debts and other obligations (including, without limitation, the Assumed Liabilities) as they become due in the Ordinary Course of Business; and (b) Buyer's total assets will exceed, in terms of value, Buyer's total liabilities (including, without limitation, the Assumed Liabilities).

  5.5  Buyer's Pro Forma Financial Statements

     Attached hereto as Schedule 5.5 is a true, complete and correct copy of the two (2) year pro forma financial statements for Buyer for the period commencing on the Closing Date (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements have been prepared by Buyer in good faith on the basis of accounting practices and principles that are reasonable in the circumstances, and utilize assumptions that, assuming the truth and accuracy of Seller's warranties and representations contained in Section 4, are reasonable under the circumstances. Assuming the truth and accuracy of Seller's warranties and representations contained in Section 4, the Pro Forma Financial Statements fairly present, in all material respects, Buyer's financial condition at and as of the Closing Date.

  5.6  Equity Capitalization

     On or prior to the date hereof, Buyer has received from its shareholders cash in an amount not less than Ten Million Dollars ($10,000,000) in equity contributions.

6.  Pre-Closing Covenants

     Each of Seller and Buyer agrees as follows with respect to the period from and after the execution of this Agreement until the Closing Date:

          (a) Each of Seller and Buyer will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including (but not limited to) Buyer's obtaining a release of all Seller's obligations to the DOE.

          (b) Seller will give any notices to third parties and will use its reasonable best efforts to obtain any Consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4.2 above.

          (c) Each of Seller and Buyer will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of Governmental Bodies. Without limiting the generality of the foregoing:

             (i) As soon as reasonably practicable, Seller will promptly after the execution of this Agreement prepare and file with the Securities and Exchange Commission ("SEC") preliminary proxy materials and any other statements or filings required under the Securities Exchange Act relating to the Special Meeting as defined hereinafter and the transactions contemplated hereunder (the "SEC Filings"). Seller will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements and definitive proxy materials) in connection therewith that may be necessary, proper or advisable. Buyer will provide Seller, and Seller will provide Buyer, with whatever information and assistance in connection with the SEC Filings that Seller or Buyer reasonably may request. Each of Seller and Buyer shall correct promptly any information specifically provided by it which is included in the SEC Filings which shall have become false or misleading in any material respect. Each of Seller and Buyer shall take all steps necessary to file or to cause to be filed with the SEC and have cleared by the SEC any amendment or supplement to the SEC Filings so as to correct the same and to cause the SEC Filings as so corrected to be disseminated to the limited partners of Seller, in each case as and to the extent required by applicable law.

             (ii) Seller will call a special meeting of its limited partners (the "Special Meeting"), as soon as reasonably practicable in order that the limited partners may consider and vote upon the approval of this Agreement and the transactions contemplated hereby in accordance with the requirements of the Partnership Agreement and of the Indiana limited partnership laws. The Seller will mail definitive proxy materials to the limited partners as soon as reasonably practicable after clearance thereof by the SEC. Seller shall, through its general partner, recommend to the limited partners approval of this Agreement and the transactions contemplated hereby and shall not withdraw such recommendation; provided, however, that Seller's general partner shall not be required to make and shall be entitled to withdraw such recommendation if Seller's general partner reasonably concludes in good faith after consultation with, and based on the advice of, its outside counsel, that the making of or the failure to withdraw, such recommendation would be inconsistent with the fiduciary obligations of Seller's general partner under applicable law.

          (d) Except for the adoption of the Plan of Liquidation and the actions to be taken thereunder, Seller will engage only in practices, and only take action, or enter into transactions in the Ordinary Course of Business. Seller may, notwithstanding the foregoing, take such actions as it reasonably deems necessary to assure its supply of corn, including making capital improvements and/or obtaining or utilizing working capital commitments or investments.

          (e) Seller will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to a tender or exchange offer, a merger, consolidation or other business combination involving Seller or any proposal to acquire in any manner a substantial equity interest in, or substantial portion of the Assets of Seller (a "Third Party Offer"); provided, however, that (i) Seller and its representatives may furnish information concerning Seller and its Assets to any Person that requests the same within forty five (45) days after public announcement of the transactions hereby contemplated; (ii) Seller shall, promptly after execution hereof, send to each of its limited partners a copy of a Form 8-K to be filed by Seller with the SEC that shall inform the limited partners of the entry into this Agreement and the transactions contemplated hereby,
     (iii) Seller may issue a press release announcing the entry into of this Agreement and describing the transactions contemplated hereby; and (iv) Seller may take and disclose to Seller's limited partners a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act, comply with Rule 14d-9 thereunder and any other applicable provisions of the Securities Exchange Act and make all disclosures required by applicable law. Seller shall promptly (but in no case later than 48 hours) notify Buyer (i) of the receipt of any Third Party Offer (providing Buyer with a summary of the material terms thereof) or (ii) of a decision by Seller to furnish information concerning Seller or its Assets to any Person.

          (f) Buyer shall take any and all actions necessary to ensure that Buyer has at least Ten Million Dollars ($10,000,000) in equity on the Closing Date.

7.  Conditions Precedent to Buyer's Obligation to Close

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

  7.1  Accuracy of Representations

     After giving effect to the matters set forth in the Disclosure Letter, all of the representations and warranties of Seller in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the date of this Agreement, and (except for a Change in Law, as defined hereinafter, with respect to which the rights of the parties shall be as provided in Section 9.2 hereof) must be accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the Closing Date as if made on the Closing Date, after giving effect to any supplement to the Disclosure Letter.

  7.2  Seller's Performance

     (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 7.4, must have been delivered.

  7.3  Consents

     Each of the Consents identified in Part 4.2 of the Disclosure Letter as Consents to be obtained prior to Closing, must have been obtained and must be in full force and effect.

  7.4  Additional Documents

     Each of the following documents must have been delivered to Buyer:

          (a) an opinion of Roemer Mintz, dated the Closing Date, in the form of
     Exhibit 7.4(a); and,

          (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, and (iv) evidencing the satisfaction of any condition referred to in this Section 7.

  7.5  No Proceedings

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may reasonably have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

  7.6  No Prohibition

     Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

  7.7  Satisfactory Modification and Restructuring of DOE Indebtedness

     Seller's indebtedness to DOE shall have been modified and restructured to Buyer's satisfaction, including modifications to eliminate the currently existing "cash sweep" feature, to consolidate the currently existing two (2) promissory notes into one (1) promissory note and to require no more than a Two Million Dollar ($2,000,000) principal reduction payment upon the assumption of such indebtedness by Buyer; and DOE shall have consented to the assumption by Buyer of such indebtedness, as so modified and restructured.

  7.8  Hart-Scott-Rodino Act

     All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

  7.9  Transfer Agreement Transactions

     Seller and the General Partner shall have consummated the asset transfer transactions contemplated by the Plan of Liquidation and executed by means of
the Transfer Agreement dated as of            1997 (the "Transfer Agreement").

8.  Conditions Precedent to Seller's Obligation to Close

     Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

  8.1  Accuracy of Representations

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the date of this Agreement and must be accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the Closing Date as if made on the Closing Date.

  8.2  Buyer's Performance

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 8.4 and must have paid the Purchase Price.

  8.3  Consents

     Each of the Consents identified in Part 4.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

  8.4  Additional Documents

     Buyer must have caused the following documents to be delivered to Seller:

          (a) an opinion of Keating, Muething & Klekamp, dated the Closing Date, in the form of Exhibit 8.4(a);

          (b) the Assumption Agreement;

          (c) Seller and the General Partner shall, prior to the execution and delivery of this Agreement, have received a release, in form and substance reasonably satisfactory to Seller, from GAIC from any and all obligations relating to the GAIC Loan Agreement; and,

          (d) such other documents as Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (iv) evidencing the satisfaction of any condition referred to in this Section 8.

  8.5  No Proceedings

     Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may reasonably have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

  8.6  No Prohibition

     Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, or cause Seller to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

  8.7  Hart-Scott-Rodino Act

     All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

  8.8  Fairness Opinion

     The opinion of Duff & Phelps LLC to the effect that the transactions contemplated by this Agreement and by the Plan of Liquidation are fair to the Partnership's limited partners (except for the Special Limited Partner, as to which no opinion has been or will be requested) from a financial point of view, shall have been delivered, shall not have been withdrawn prior to the mailing of the definitive proxy materials, and shall have been orally confirmed at the Closing.

  8.9  Release of DOE Indebtedness; Plan of Liquidation Transactions

     Seller and the General Partner shall have received from DOE a release, in form and substance reasonably satisfactory to Seller, of any and all obligations of Seller and the General Partner, including obligations relating to the indebtedness being modified, restructured and assumed by Buyer as set forth in
Section 7.7 hereof. Seller and the General Partner shall have consummated the transactions contemplated by the Plan of Liquidation.

  8.10  Release of BDC

     Seller and General Partner shall have received from the Business Development Corporation of South Bend, Mishawaka & St. Joseph County, Indiana ("BDC") a release, in form and substance reasonably satisfactory to Seller, of any and all obligations of Seller and the General Partner.

  8.11  Approvals

     The transactions contemplated by this Agreement and by the Plan of Liquidation shall have been approved by the holders of a majority of the outstanding shares of Seller's general partner, New Energy Corporation of Indiana, and by a majority in interest of Seller's limited partners.

9.  Termination

  9.1  Termination Events

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Seller if a material Breach of any provisions contained in Sections 4, 5 or 6 of this Agreement has been committed by the other party and such Breach has not been waived or cured to the reasonable satisfaction of the party alleging the material Breach within fifteen (15) days after the party alleged to have committed the material Breach receives written notice of Breach from the other party;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

          (c) by mutual consent of Buyer and Seller;

          (d) by Seller, in connection with Seller's acceptance of a Third Party Offer; provided, however, that, in the event of such termination, Seller shall immediately pay to Buyer the sum of Two Million Five

     Hundred Thousand Dollars ($2,500,000) as a termination fee, such payment to be made in immediately available funds;

          (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 31, 1997 or such later date as the parties may agree upon; or

          (f) by Buyer if, after the date of this Agreement and prior to the Closing, there occurs a casualty loss affecting the Assets that materially adversely impacts production in the Seller's Business for a period of thirty (30) consecutive days or more.

  9.2  Change in Law

     In the event that, subsequent to the date of this Agreement:

          (a) there has occurred: (i) any change in any applicable Legal Requirement; or (ii) any change in any applicable Legal Requirement enacted into law or promulgated or issued prior to the Closing but with an effective date after the Closing; or (iii) any change in any applicable Legal Requirement embodied in legislation that passes either house of the United States Congress prior to the Closing, including (without limitation) any change involving the elimination or phase-out of applicable income or other tax benefits, that, in the case of any of clauses (i), (ii) and
     (iii), when fully effective or implemented, could reasonably be expected to have a material adverse effect on the conduct or profitability of the Seller's Business after the Closing (a "Change in Law"); provided, however, for purposes of this Section 9.2 only, Legal Requirements do not include any laws or regulations pertaining to air emissions from any existing emissions source; and,

          (b) at or subsequent to the date of the occurrence of a Change in Law, all of the conditions to Buyer's obligation to close as set forth in
     Section 7 shall have been satisfied, Buyer may give Seller a notice (a "Change in Law Notice") that it either (x) has elected to defer the Closing; or (y) has elected to terminate this Agreement. If Buyer elects in the Change in Law Notice to defer the Closing, the Closing shall be deferred. If Buyer elects in the Change in Law Notice to terminate this Agreement, this Agreement shall be deemed to have been terminated as of the date such Change in Law Notice is given without penalty or payment to Seller except as provided in this Section 9.2. Buyer's rights under this
     Section 9.2 shall expire without any further action on the part of Seller unless a Change in Law Notice is given within the date that is the later of: (I) thirty (30) days after the date the Change in Law occurs and the conditions specified in this subparagraph (b) above have been met; and (II) ten (10) business days following the first date on which both Buyer has actual knowledge of a Change in Law and the conditions specified in this subparagraph (b) above have been met. Buyer covenants that it shall give Seller notice within seventy two (72) hours of the time that Buyer obtains actual knowledge of a Change in Law. In the event that Buyer gives a Change in Law Notice to Seller electing to defer the Closing, Seller thereafter shall have the right to terminate this Agreement by notice thereof given to Buyer ("Seller's Notice"), without penalty or payment to Buyer of the termination fee provided for in Section 9.1(d) hereof, and this Agreement shall be deemed to have terminated as of the close of business on the tenth business day following the date of the Seller's Notice (the "Termination Time") unless (i) within two (2) business days following the date of Seller's Notice Buyer shall have advised Seller of Buyer's election to close, and (ii) the Closing shall have occurred prior to the Termination Time. If (aa) Buyer gives a Change in Law Notice to Seller electing to terminate this Agreement or (bb) Buyer gives a Change in Law Notice to Seller electing to defer the Closing and the Closing does not occur thereafter for any reason (other than a material Breach hereof by Seller), including (but not limited to) the circumstances described in Section 9.1(e), Buyer shall in either event reimburse to Seller all of its costs (including but not limited to legal fees, accounting fees, printing and mailing costs) incurred by Buyer after June 17, 1997, with respect to the transactions contemplated by this Agreement.

  9.3  Effect of Termination

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1 will survive; provided, however, that if this Agreement is terminated by a party pursuant to Sections 9.1(a) or 9.1(b), the terminating party's right to pursue all legal remedies will survive such termination unimpaired. If Buyer receives payment of the termination fee described in Section 9.1(d), receipt of such payment shall be Buyer's sole remedy with respect to its rights and Seller's obligations under this Agreement.

10.  Indemnification; Remedies

  10.1  Non-Survival of Representations and Warranties

     All representations and warranties in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 3.4(a)(ii) and Section 3.4(b)(ii), and any other certificate or document delivered pursuant to this Agreement will terminate and cease to have any force or effect on the Closing Date and no claim may be made thereafter with respect to any alleged breach thereof.

  10.2  Indemnification and Payment of Damages by Seller

     Seller will indemnify and hold harmless Buyer and its stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") from any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach by Seller of any covenant or obligation in this Agreement prior to the Closing Date; or

          (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on Seller's behalf) in connection with any of the transactions contemplated hereby.

     The amount and source of any indemnification made by Seller pursuant to
Section 10.2 shall be limited to the Assets of Seller without recourse to any rights Seller may have against the General Partner.

  10.3  Indemnification and Payment of Damages by Buyer

     Buyer will indemnify and hold harmless Seller and its partners, employees, controlling persons and affiliates and the General Partner and its stockholders, directors, officers, employees, controlling persons and affiliates (collectively, the "Indemnified Parties"), from any Damages arising, directly or indirectly, from or in connection with (a) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, including the obligation to discharge the Assumed Liabilities, or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the transactions contemplated hereby; or (c) any claim by any Person relating to the transactions contemplated by this Agreement or by the Plan of Liquidation.

  10.4  No Liability After Closing

     If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or claim contained in this Agreement or any other provision hereof. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or claim contained in this Agreement or any other provision hereof other than under the Assumption Agreement.

11.  General Provisions

  11.1  Expenses

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. Buyer shall pay all filing fees required in connection with compliance with the Hart-Scott-Rodino Act.

  11.2  Public Announcements

     Subject to compliance by both parties with applicable legal and regulatory requirements, and except as provided in Section 6(e), any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer and Seller mutually determine. Seller and Buyer will consult with each other in good faith concerning the means by which Seller's employees, customers, and suppliers and others having dealings with Seller's Business will be informed of the transactions contemplated hereby, and Buyer and Seller will have the right to be present for any such communication.

  11.3  Notices

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                     Seller:  New Energy Company of Indiana
                              Limited Partnership
                              3201 West Calvert Street
                              South Bend, Indiana 46680
                              Attention: Larry W. Singleton
             with a copy to:  Roemer Mintz
                              1400 Key Bank Building
                              202 South Michigan Street
                              South Bend, Indiana 46601
                              Attention: Richard Mintz, Esq.

 and with a further copy to:  Ice Miller Donadio & Ryan
                              One American Square
                              Box 82001
                              Indianapolis, Indiana 46282
                              Attention: Berkeley W. Duck, Esq.

                      Buyer:  Corn Energy, Inc.
                              One East Fourth Street
                              900 Provident Tower
                              Cincinnati, Ohio 45202
                              Attention: Rodger M. Miller

             with a copy to:  Keating, Muething & Klekamp, P.L.L.
                              One East Fourth Street
                              1800 Provident Tower
                              Cincinnati, Ohio 45202
                              Attention: Edward E. Steiner, Esq.

  11.4  Further Assurances; Records Retention

     The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement. Buyer shall retain all files, books and other records of Seller relating to the operation of Seller's Business after the Closing in a manner that is consistent with Buyer's general records retention policy (under which Buyer currently retains most records for seven (7) years) and shall, after the Closing, give Seller and its respective representative(s) access thereto during regular business hours on reasonable prior notice.

  11.5  Waiver

     Except as otherwise provided in Section 9.2, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party entitled to assert such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

  11.6  Entire Agreement and Modification

     This Agreement supersedes all prior agreements, arrangements or understandings between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all the parties hereto.

  11.7  Assignments, Successors, and No Third-Party Rights

     Neither Buyer nor Seller may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld or delayed. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Indemnified Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Indemnified Parties and their successors and assigns.

  11.8  Severability

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

  11.9  Waiver of Bulk Sales Laws

     Buyer and Seller hereby waive compliance with the bulk sales or bulk transfer laws of the State of Indiana as they may apply to the transactions hereby contemplated.

  11.10  Section Headings, Construction

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

  11.11  Time of Essence

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

  11.12  Governing Law

     This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

  11.13  Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                    (remainder of page intentionally blank)

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                        CORN ENERGY, INC.

                                        By: /s/
                                           -------------------------------------
                                           Name: Rodger M. Miller
                                           Title:  President

                                        NEW ENERGY COMPANY OF INDIANA
                                        LIMITED PARTNERSHIP

                                        By: NEW ENERGY CORPORATION OF INDIANA
                                           as Sole General Partner

                                            By: /s/
                                             -----------------------------------
                                             Name: Larry W. Singleton
                                             Title:  President

                                    GLOSSARY

     "Balance Sheet" -- as defined in Section 4.4.

     "Breach" -- a "Breach" of a representation, warranty, covenant or obligation of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in such representation or warranty, or any failure to perform or comply with, such covenant or obligation.

     "Buyer" -- as defined in the first paragraph of this Agreement.

     "Closing" -- as defined in Section 3.3.

     "Closing Date" -- the date and time as of which the Closing actually takes place.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Seller or an ERISA Affiliate of Seller.

     "Company Plan" means all Plans of which Seller or an ERISA Affiliate of Seller is or was a Plan Sponsor, or to which Seller or an ERISA Affiliate of Seller otherwise contributes or has contributed, or in which Seller or an ERISA Affiliate of Seller otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Company VEBA" means a VEBA whose members include employees of Seller or any ERISA Affiliate of Seller.

     "Consent" -- any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

     "Damages" -- as defined in Section 10.2.

     "Disclosure Letter" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

     "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" means, with respect to Seller, any other person that, together with Seller, would be treated as a single employer under IRC sec. 414.

     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Seller in the conduct of the Seller's Business and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by Seller in the conduct of the Seller's Business.

     "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

     "General Partner" -- New Energy Corporation of Indiana, an Indiana corporation and sole general partner of the Partnership.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

          (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Intellectual Property Assets" -- as defined in Section 4.22.

     "Interim Balance Sheet" -- as defined in Section 4.4.

     "IRC" -- the Internal Revenue Code of 1986 or any successor law and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) an individual who is not grossly negligent should have been aware of such fact or other matter.

     A Person (other than an individual or Seller) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Multi-Employer Plan" has the meaning given in ERISA sec. 3(37)(A).

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be specifically authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any specific authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC sec. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA sec. 3(2)(A).

     "Permitted Encumbrances" -- liens or encumbrances for (i) current taxes and assessments not yet due and payable; (ii) zoning or planning restrictions, easements, permits or other restrictions or limitations on the use of property (or irregularities in title thereto) which do not materially detract from the value of, or impair the use of, the Assets; and (iii) deposits made by Seller to comply with unemployment insurance or workers' compensation laws.

     "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan of Liquidation" means the Agreement and Plan of Complete Liquidation and Dissolution of the Partnership and the General Partner.

     "Plan Sponsor" has the meaning given in ERISA sec. 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC sec. 401(a).

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person" -- with respect to a particular individual:

          (a) each other member of such individual's family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's family;

          (c) any Person in which such individual or members of such individual's family hold (individually or in the aggregate) a material interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a material interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a material interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or
     (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "material interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Seller" -- as defined in the first paragraph of this Agreement.

     "Seller's Knowledge" means the Knowledge of Larry Singleton, Nathan Kimpel, Todd Allsop (as to customer and marketing matters only), Randy Chrobot (as to plant, property and equipment matters only) and Frank Butiste (as to employee matters only).

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Seller.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. sec. 1301 et seq., other than Multi-Employer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC sec. 501(c)(9).

     "Welfare Plan" has the meaning given in ERISA sec. 3(1).

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
RECITALS:...............................................................................  A-1
1.   DEFINITIONS........................................................................  A-1
2.   ASSETS TO BE PURCHASED.............................................................  A-1
3.   SALE AND TRANSFER OF ASSETS; CLOSING...............................................  A-2
     3.1    Cash Component..............................................................  A-2
     3.2    Assumption of Liabilities...................................................  A-2
     3.3    Closing.....................................................................  A-3
     3.4    Closing Obligations.........................................................  A-3
     3.5    Allocation of Purchase Price................................................  A-4
4.   REPRESENTATIONS AND WARRANTIES OF SELLER...........................................  A-4
     4.1    Organization and Good Standing..............................................  A-4
     4.2    Authority; No Conflict......................................................  A-4
     4.3    Capitalization..............................................................  A-5
     4.4    Financial Statements; SEC Reports...........................................  A-5
     4.5    Books and Records...........................................................  A-6
     4.6    Title to Properties; Encumbrances...........................................  A-6
     4.7    Condition and Sufficiency of Assets.........................................  A-6
     4.8    Accounts Receivable.........................................................  A-6
     4.9    Inventory...................................................................  A-6
     4.10   No Undisclosed Liabilities..................................................  A-7
     4.11   Taxes.......................................................................  A-7
     4.12   No Material Adverse Change..................................................  A-7
     4.13   Employee Benefits...........................................................  A-7
     4.14   Compliance With Legal Requirements; Governmental Authorizations.............  A-8
     4.15   Legal Proceedings; Orders...................................................  A-8
     4.16   Absence of Certain Changes and Events.......................................  A-9
     4.17   Contracts; No Defaults......................................................  A-9
     4.18   Insurance................................................................... A-10
     4.19   Environmental Matters....................................................... A-10
     4.20   Employees................................................................... A-11
     4.21   Labor Relations; Compliance................................................. A-11
     4.22   Intellectual Property....................................................... A-12
     4.23   Disclosure.................................................................. A-12
     4.24   Brokers or Finders.......................................................... A-13
5.   REPRESENTATIONS AND WARRANTIES OF BUYER............................................ A-13
     5.1    Organization and Good Standing.............................................. A-13
     5.2    Authority; No Conflict...................................................... A-13
     5.3    Certain Proceedings......................................................... A-13
     5.4    Solvency.................................................................... A-13
     5.5    Buyer's Pro Forma Financial Statements...................................... A-14
     5.6    Equity Capitalization....................................................... A-14
6.   PRE-CLOSING COVENANTS.............................................................. A-14
7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................................ A-15
     7.1    Accuracy of Representations................................................. A-15
     7.2    Seller's Performance........................................................ A-15
     7.3    Consents.................................................................... A-16
     7.4    Additional Documents........................................................ A-16

                                                                                         PAGE
                                                                                         ----
     7.5    No Proceedings.............................................................. A-16
     7.6    No Prohibition.............................................................. A-16
     7.7    Satisfactory Modification and Restructuring of DOE Indebtedness............. A-16
     7.8    Hart-Scott-Rodino ACT....................................................... A-16
     7.9    Transfer Agreement Transactions............................................. A-16
8.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE............................... A-16
     8.1    Accuracy of Representations................................................. A-17
     8.2    Buyer's Performance......................................................... A-17
     8.3    Consents.................................................................... A-17
     8.4    Additional Documents........................................................ A-17
     8.5    No Proceedings.............................................................. A-17
     8.6    No Prohibition.............................................................. A-17
     8.7    Hart-Scott-Rodino ACT....................................................... A-18
     8.8    Fairness Opinion............................................................ A-18
     8.9    Release of DOE Indebtedness; Plan of Liquidation Transactions............... A-18
     8.10   Release of BDC.............................................................. A-18
     8.11   Approvals................................................................... A-18
9.   TERMINATION........................................................................ A-18
     9.1    Termination Events.......................................................... A-18
     9.2    Change in Law............................................................... A-19
     9.3    Effect of Termination....................................................... A-20
10.  INDEMNIFICATION; REMEDIES.......................................................... A-20
     10.1   Non-Survival of Representations and Warranties.............................. A-20
     10.2   Indemnification and Payment of Damages by Seller............................ A-20
     10.3   Indemnification and Payment of Damages by Buyer............................. A-20
     10.4   No Liability After Closing.................................................. A-20
11.  GENERAL PROVISIONS................................................................. A-21
     11.1   Expenses.................................................................... A-21
     11.2   Public Announcements........................................................ A-21
     11.3   Notices..................................................................... A-21
     11.4   Further Assurances; Records Retention....................................... A-22
     11.5   Waiver...................................................................... A-22
     11.6   Entire Agreement and Modification........................................... A-22
     11.7   Assignments, Successors, and No Third-Party Rights.......................... A-22
     11.8   Severability................................................................ A-22
     11.9   Waiver of Bulk Sales Laws................................................... A-22
     11.10  Section Headings, Construction.............................................. A-23
     11.11  Time of Essence............................................................. A-23
     11.12  Governing Law............................................................... A-23
     11.13  Counterparts................................................................ A-23
GLOSSARY................................................................................ A-25

                                    EXHIBITS

Exhibit 3.4(b)(iv)          --      Form of Assumption Agreement
Exhibit 7.4(a)              --      Legal Opinion of Counsel to Seller
Exhibit 8.4(a)              --      Legal Opinion of Counsel to Buyer

                              ASSUMPTION AGREEMENT

     THE ASSUMPTION AGREEMENT ("Agreement") is made as of                , 1997
between CORN ENERGY, INC., an Indiana corporation ("Corn Energy"), and NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP, an Indiana limited partnership (the "Company").

                                   RECITALS:

     WHEREAS, the Company and Corn Energy are parties to the Asset Purchase
Agreement dated as of June   , 1997 ("APA") and pursuant to which the Company
shall sell to Corn Energy substantially all the assets used or usable in the Company's business of producing and distributing ethanol and its by-products; and,

     WHEREAS, pursuant to the APA, Corn Energy shall assume and discharge the Assumed Liabilities (as defined in the APA); and,

     WHEREAS, the Company and Corn Energy desire further to document Corn Energy's assumption of the Assumed Liabilities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained hereinafter, the parties hereto do hereby agree as follows:

     1. Assumption of the Assumed Liabilities. Effective as of the date of this Agreement, Corn Energy hereby assumes and shall discharge all of the liabilities and all of the obligations of the Company, including (but not limited to):

          (i) the Company's Sales Contract Obligations (as defined in the APA);

          (ii) the Company's Other Contract Obligations (as defined in the APA) and all other current trade liabilities of the Company arising in the Ordinary Course of Business (as defined in the APA), as they become due, including (without limitation) those set forth in Sections 3.2(a)(ii)(1) and 3.2(a)(ii)(2) to the APA;

          (iii) the Company's obligations (including indebtedness of approximately $61,600,000 in unpaid aggregate principal amount as of March 31, 1997) to the United States Department of Energy ("DOE"), subject to modification as set forth in Section 7.7 of the APA;

          (iv) the Company's obligations to Great American Insurance Company ("GAIC") under the Loan and Security Agreement dated August 23, 1996;

          (v) the Company's employment-related and employee benefit-related obligations, including (without limitation) any such obligations to the Company's employees arising out of the Plans disclosed under Section 4.13 of the APA or arising out of consummation of the transactions contemplated by the APA;

          (vi) the Company's liabilities and obligations under federal or applicable state Environmental Laws (as defined in the APA) and all other Environmental, Health and Safety Obligations (as defined in the APA) of the Company; and,

          (vii) any and all other liabilities of the Company, now existing or hereafter arising, of any nature whatsoever, whether fixed or contingent, liquidated or unliquidated, including (but not limited to) (A) all liabilities of the Company's general partner assumed by the Company pursuant to the Transfer Agreement (as defined in the APA), including all income and other tax liabilities of the Company's general partner in the transactions contemplated by the APA or in winding up the affairs of the Company's general partner; (B) all liability arising out of or related to the conduct of the Seller's Business (as defined in the APA) prior to the Closing Date (as defined in the APA); and (C) all liabilities of the Company incurred in the transactions contemplated by the APA or in the winding up of the affairs of the Company.

     The liabilities described above in paragraph 1 are collectively referred to herein as the "Assumed Liabilities." Corn Energy reserves the right to contest in good faith any Assumed Liability but Corn Energy shall be solely liable for the prompt and full discharge of the Assumed Liabilities.

     2. Indemnification by Corn Energy. Corn Energy shall indemnify and hold harmless the Company and its general partner, limited partners, officers, representatives, agents and employees and the shareholders of the Company's general partner from and against any and all claims, actions, causes of actions, cost, loss, liability or expense arising out of or relating to the Assumed Liabilities. The foregoing indemnity shall be deemed to supplement, and not to limit or restrict, the indemnification undertakings of Corn Energy set forth in Sections 3.2(E) or 10.3 of the APA or in Section 4.1 of the Transaction Assurance Agreement among Corn Energy and certain shareholders of the Company's general partner.

     3. Miscellaneous. This Agreement shall be governed by and construed under the internal substantive laws of the State of New York without regard to conflicts of laws principles. This Agreement may be executed in counterparts.

                    (remainder of page intentionally blank)

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands effective as of the date and year first above written.

                                          CORN ENERGY, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          NEW ENERGY COMPANY OF INDIANA
                                          LIMITED PARTNERSHIP

                                          By: NEW ENERGY CORPORATION OF
                                            INDIANA
                                            Its Sole General Partner

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                  EXHIBIT 7.4(a)

                      FORM OF OPINION OF COUNSEL TO SELLER

                                             , 1997

Corn Energy, Inc.
One East Fourth Street
900 Provident Tower
Cincinnati, Ohio 45202

RE: Asset Purchase Agreement Dated as of June   , 1997 Between Corn Energy, Inc.
     and New Energy Company of Indiana Limited Partnership (the "Agreement")

Gentlemen:

     We have acted as counsel to New Energy Company of Indiana Limited Partnership, an Indiana limited partnership (the "Company"), in connection with the preparation, execution and delivery of the Agreement and the transactions contemplated thereby. This opinion letter is provided to you pursuant to Section 7.4(a) of the Agreement. Capitalized terms used herein without specific definition have the meanings respectively ascribed thereto in the Agreement.

     In this capacity we have examined the Agreement and the other documents executed and delivered by the Company in connection with the transactions contemplated by the Agreement (collectively, the "Transaction Documents"), and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

     In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Notwithstanding the foregoing, we have (with your permission) limited our factual inquiries to conferences with representatives of the Company (at which conferences the business, affairs and properties of the Company, the transactions contemplated by the Agreement and other related matters were discussed), a review of the resolutions of the Board of Directors and shareholders of New Energy Corporation of Indiana ("Corporation"), the certificates of certain public officials and of officers of the Company and certain factual inquiries that, in fact, were actually made by attorneys in this firm based on the matters discussed in such resolutions and certificates or at such conferences. Any opinion herein qualified by the modifier "to the best of our knowledge after due investigation" shall be deemed to incorporate these limitations (including the limitations set forth in any of the above certificates) with respect to our factual inquiries.

     We have also assumed that all parties to the Agreement and the other Transaction Documents to which the Company is a party other than the Company have properly executed and delivered the Agreement and such other Transaction Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Agreement and such other Transaction Documents.

     We are admitted to practice only in the State of Indiana and do not hold ourselves out as being conversant with, and therefore express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of Indiana.

     We note that the Agreement and certain of the other Transaction Documents state that they are governed by the laws of the State of New York and, as noted above, we are not rendering any opinion with respect to the laws of the State of New York. We have assumed, with your permission, that the law of the State of New York is identical to the law of the State of Indiana in all respects material to the opinions hereby rendered.

     Based solely on the review described above and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

          1. The Company is a limited partnership duly organized and validly existing under the laws of the State of Indiana, with full corporate power and authority to conduct its business as it is now being conducted to own or use the properties and asserts that it purports to own or use.

          2. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power and authority to execute and deliver the Agreement and the other Transaction Documents contemplated to be executed and delivered at the Closing by the Company and to perform its obligations under the Agreement and such other Transaction Documents.

          3. Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of the Agreement nor the consummation or performance of any of the transactions contemplated thereby will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

              (i) any provision of the Company's Organization Documents:

              (ii) any resolution adopted by the Board of Directors or shareholders of the Corporation;

             (iii) any Legal Requirement or Order to which the Company may be subject; or

              (iv) to the best or our knowledge after due investigation and in full reliance upon the assumption that all such contracts are listed in
        Part 4.2 of the Disclosure Letter, any material contract to which the Company is a party or by which the Company may be bound.

          4. Except as set forth in Part 4.2 of the Disclosure Letter, the Company is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of the Agreement or the consummation or performance of any of the transactions contemplated thereby.

          5. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Agreement. To the best of our knowledge after due investigation, no such Proceeding has been Threatened.

          Each of the foregoing opinions is subject to the following qualifications:

          (a) the legality, validity and enforceability of any rights and remedies provided in the Agreement and the other Transaction Documents are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding effect and enforceability of creditors' rights generally, including, without limitation, statutory or other laws regarding fraudulent transfers and conveyances or preferential transfers;

          (b) specific performance, injunctive relief or other traditional equitable remedies may not be available as they are subject to the discretion of the court before which any proceeding with respect thereto may be brought;

          (c) rights to indemnification may be limited by federal or state securities law: accordingly, we express no opinion as to the enforceability of any indemnity provisions contained in the Agreement and the other Transaction Documents;

          (d) we express no opinion as to the enforceability of any provisions in the Agreement and the other Transaction Documents providing for the recovering of attorneys' fees or other costs of collection; and

          (e) we express no opinion with respect to any provision for submission to jurisdiction or related waivers of defenses to such jurisdiction contained in the Agreement and the other Transaction Documents.

     We do not render any opinion as to any matter expect as specifically set forth herein. We do not undertake to update or to revise this opinion in the event of any change of law, whether by legislative action, judicial decision or otherwise, or in any factual circumstance. This opinion is being delivered solely to you and may not be delivered to, or relied upon by, any other party without our prior written consent.

                                          Very truly yours,

                                                                  EXHIBIT 8.4(a)

                      FORM OF OPINION OF COUNSEL TO BUYER

                            FACSIMILE (613) 578-6957

                                           , 1997

Direct Dial: (513) 579-6468
E-Mail: ESteiner@KMKlaw.com

New Energy Company
  of Indiana Limited Partnership
3201 West Calvert Street
South Bend, Indiana 46680

     RE: Asset Purchase Agreement Dated as of June , 1997 Between Corn Energy, Inc. and New Energy Company of Indiana Limited Partnership ("the Agreement")

Gentlemen:

     We have acted as counsel to Corn Energy, Inc., an Indiana corporation (the "Company"), in connection with the preparation, execution and delivery of the Agreement and the transactions contemplated thereby. This opinion letter is provided to you pursuant to Section 8.4(a) of the Agreement. Capitalized terms used herein without specific definition have the meanings respectively ascribed thereto in the Agreement.

     In this capacity we have examined the Agreement and the other documents executed and delivered by the Company in connection with the transactions contemplated by the Agreement (collectively, the "Transaction Documents"), and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

     In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Notwithstanding the foregoing, we have (with your permission) limited our factual inquiries to conferences with representatives of the Company (at which conferences the business, affairs and properties of the Company, the transactions contemplated by the Agreement and other related matters were discussed), a review of the resolutions of the Board of Directors and shareholders of the Company, the certificates of certain public officials and of officers of the Company and certain factual inquiries that, in fact, were actually made by attorneys in this firm based on the matters discussed in such resolutions and certificates or at such conferences. Any opinion herein qualified by the modifier "to the best of our knowledge after due investigation" shall be deemed to incorporate these limitations (including the limitations set forth in any of the above certificates) with respect to our factual inquiries.

     We have also assumed that all parties to the Agreement and the other Transaction Documents to which the Company is a party other than the Company have properly executed and delivered the Agreement and such other Transaction Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Agreement and such other Transaction Documents.

     We are admitted to practice only in the State of Ohio and do not hold ourselves out as being conversant with, and therefore express no opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the Indiana Business Corporation Law and the laws of the State of Ohio.

     We note that the Agreement and certain other Transaction Documents state that they are governed by the laws of the State of New York and, as noted above, we are not rendering any opinion with respect to the laws of the State of New York. We have assumed, with your permission, that the law of the State of New York is identical to the Law of the State of Ohio in all respects material to the opinions hereby rendered.

     Based solely on the review described above and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has delivered to Seller copies of its Organizational Documents, as current in effect.

     2. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power and authority to execute and deliver the Agreement and the other Transaction Documents contemplated to be executed and delivered at the Closing by the Company and to perform its obligations under the Agreement and such other Transaction Documents.

     3. Except as set forth in Schedule 5.2 to the Agreement, neither the execution and delivery of the Agreement nor the consummation or performance of any of the transactions contemplated thereby will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

          (i) any provision of the Company's Organizational Documents;

          (ii) any resolution adopted by the Board of Directors or shareholders of the Company;

          (iii) any Legal Requirement or Order to which the Company may be subject; or

          (iv) to the best of our knowledge after due investigation, any material contract to which the Company is a party or by which the Company may be bound.

     4. Except as set forth in Schedule 5.2 to the Agreement, the Company is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of the Agreement or the consummation or performance of any of the transactions contemplated thereby.

     5. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Agreement. To the best of our knowledge after due investigation, no such Proceeding has been Threatened.

     Each of the foregoing opinions is subject to the following qualifications:

          (a) the legality, validity and enforceability of any rights and remedies provided in the Agreement and the other Transaction Documents are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding effect and enforceability of creditors' rights generally, including, without limitation, statutory or other laws regrading fraudulent transfers and conveyances or preferential transfers;

          (b) specific performance, injunctive relief or other traditional equitable remedies may not be available as they are subject to the discretion of the court before which any proceeding with respect thereto may be brought;

          (c) the enforceability of any indemnity provisions contained in the Agreement and the other Transaction Documents may be limited by federal or state securities law;

          (d) we express no opinion as to the enforceability of any provisions in the Agreement and the other Transaction Documents providing for the recovering of attorney's fees or other costs of collection; and

          (e) we express no opinion with respect to any provision for submission to jurisdiction or related waivers of defenses to such jurisdiction contained in the Agreement and the other Transaction Documents.

     We do not render any opinion as to any matter except as specifically set forth herein. We do not undertake to update or to revise this opinion in the event of any change of law, whether by legislative action, judicial decision or otherwise, or in any factual circumstance. This opinion is being delivered solely to you and may not be delivered to, or relied upon by, any other party without our prior written consent.

                                          Very truly yours,

                                                                       EXHIBIT B

           AGREEMENT AND PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                       OF
               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
                                      AND
                       NEW ENERGY CORPORATION OF INDIANA

     This Agreement and Plan of Complete Liquidation and Dissolution (the "Plan") of New Energy Company of Indiana Limited Partnership, an Indiana limited partnership (the "Company") and of New Energy Corporation of Indiana, an Indiana corporation (the "Corporation"), has been entered into and adopted for the purpose of effecting the complete liquidation and dissolution of the Company and of the Corporation in accordance with the Amended and Restated Limited Partnership Agreement of the Company (the "Partnership Agreement"), the Indiana Limited Partnership Act (IC 23-16), the Indiana Business Corporation Law (IC 23-1) (the "IBCL") and the provisions of Section 331 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    RECITALS

          A. The sole business of the Company is the ownership and operation of a plant engaged in the production of ethanol and its by-products located in South Bend, Indiana, and the sole business of the Corporation is to act as the General Partner of the Company. A transaction has been proposed whereby Corn Energy, Inc. (the "Purchaser") will purchase substantially all of the business and assets and assume all of the liabilities of the Company (the "Transaction").

          B. The Corporation, acting through its Board of Directors, has determined that the Transaction is in the best interests of the Limited Partners of the Company and the shareholders of the Corporation, and a majority in interest of the shareholders of the Corporation have entered into a Transaction Assurance Agreement with the Purchaser dated as of June 26, 1997, pursuant to which they have agreed to vote their shares in favor of the Transaction and to otherwise support its consummation.

          C. Contemporaneously with the adoption of this Plan, the Board of Directors of the Corporation, in its capacity as General Partner of the Company, has authorized the officers of the Corporation to enter into an Agreement (the "BDC Agreement") with the Business Development Corporation of South Bend, Mishawaka, St. Joseph County, Indiana (the "BDC"), pursuant to which the BDC will accept payment of $2,500,000 in full settlement of its claims under the Notes payable by the Company to the BDC in the aggregate principal amount of $1,033,900.87 as of June 30, 1997, and its interests as a Special Limited Partner of the Company.

          D. Contemporaneously with the adoption of this Plan, the Board of Directors of the Corporation, in its capacity as General Partner of the Company, has authorized the officers of the Corporation to enter into an Asset Purchase Agreement with the Purchaser dated as of July 1, 1997, relating to the Transaction, a copy of which is appended to this Plan as Appendix A and incorporated herein by reference (the "Purchase Agreement").

          E. As a result of the consummation of the Transaction, the Company and the Corporation will cease the active conduct of their respective businesses, and will thereafter liquidate and dissolve in accordance with the terms and subject to the conditions of this Plan.

                              TERMS AND CONDITIONS

     1. Disposition of Corporation Assets and Liabilities.

          A. Immediately prior to the Closing (as that term is defined in the Purchase Agreement), the Corporation shall, pursuant to a Transfer Agreement in the form appended to this Plan as Appendix B (the "Transfer Agreement"):

             (i) contribute to the Company all of the obligations of the Company to the Corporation, including but not limited to those evidenced by the New Energy Company of Indiana note payable ("Note I") in the total amount of $9,734,347.40 as of June 30, 1997, retaining only the right to the payment of the sum of $4,000,000 with respect to Note I as described in subparagraph 2.C., and

           (ii) transfer and assign to the Company -

                (a) all of its cash, cash equivalents and accounts receivable;

                (b) all of its furniture, fixtures, equipment and other personal property;

                (c) all of its leaseholds and other contracts, agreements, contract rights and general intangibles, excepting only its rights as an insured under all policies providing insurance with respect to directors and officers liability heretofore issued to the Corporation, including but not limited to (x) Directors and Officers Liability Insurance Policy #751-039462-96 issued by Executive Risk Indemnity Inc. and (y) London Insurance and Reinsurance Market Association Policy #599/UP961849; and

                (d) all of its other assets and property of every kind and character, including but not limited to all its right, title and interest in and to the Limited Partner interests in the Company held in the name of the Corporation (which shall be cancelled by the Company and of no further force or effect).

          B. In consideration of the actions of the Corporation described in subparagraph 1.A., the Company shall:

             (i) simultaneously therewith, assume and agree to pay and to perform all of the liabilities and obligations of the Corporation now existing or hereafter arising of any nature whatsoever, whether fixed or contingent, known or unknown, liquidated or unliquidated, including but not limited to (a) any unpaid expenses incurred by the Corporation in connection with the Transaction and the actions contemplated by this Plan (provided, however, that in no event shall the Company's obligations with respect to those unpaid expenses exceed the amount of the administration fees to which the General Partner would be otherwise entitled under the Partnership Agreement for the period beginning on the Closing Date and ending on the date of termination of the Company specified in paragraph 5), and (b) any obligation that the Corporation may have to indemnify its officers and directors under its Articles of Incorporation, Bylaws, the IBCL or otherwise, now or in the future; and

             (ii) at the Closing, provide to the Corporation complete releases with respect to all of the obligations of the Corporation relating to the indebtedness of the Company to the United States Department of Energy, the BDC and Great American Insurance Company.

     2. Disposition of Company Assets and Liabilities. At the Closing, the Company shall:

          A. Transfer and assign its assets to the Purchaser pursuant to and in accordance with the terms and conditions of the Purchase Agreement, in exchange for the consideration specified in the Purchase Agreement (which includes the assumption by the Purchaser of certain of the liabilities of the Company, including but not limited to the liabilities assumed by the Company pursuant to subparagraph 1.B.(i) above);

          B. Pay to the BDC the amount of $2,500,000, in full settlement of the amounts due to the BDC pursuant to the BDC Agreement; and

          C. Pay to the Corporation the amount of $4,000,000, in full satisfaction of the amounts remaining due under Note I.

     3. Distribution of Net Assets of the Company. At such time as the Corporation, as General Partner, shall determine that the claims of all persons having priority to the Limited Partners with respect to the distribution of the assets of the Company in liquidation, as set forth in the Partnership Agreement, have been fully satisfied, or amounts sufficient to pay all such claims shall have been reserved and set aside for that purpose, the Corporation shall cause the remaining assets of the Company to be distributed to the Limited Partners in accordance with their Limited Partner interests. The Corporation waives any rights it may have with respect to the distribution of the assets of the Company other than as provided in subparagraph 2.C. above.

     4. Distribution of the Net Assets of the Corporation. At such time as the Board of Directors of the Corporation shall determine that the claims of all persons having priority to the shareholders with respect to the distribution of the assets of the Corporation in liquidation have been satisfied (giving due consideration to the assumption by the Purchaser of the liabilities of the Corporation pursuant to the Purchase Agreement), or amounts sufficient to pay all such claims shall have been reserved and set aside for that purpose, the Corporation shall distribute the remaining assets of the Corporation to the shareholders in accordance with their interests. The Board of Directors shall review the payment of claims periodically and shall not unreasonably delay the distribution of the remaining assets to shareholders following its determination that all claims have been satisfied. The Corporation shall send to each shareholder of record a letter of transmittal for use by those shareholders in surrendering certificates representing the outstanding common shares of the Corporation in exchange for the liquidation payment.

     5. Dissolution of the Company. As provided in the Partnership Agreement, the Company will be dissolved upon the consummation of the Transaction, but the Company will not terminate until its assets have been distributed in accordance with the provisions of the Partnership Agreement as set forth in paragraph 3.

     6. Dissolution of the Corporation. Upon completion of the distribution of the net assets of the Company and of the Corporation in accordance with paragraph 3 and paragraph 4, respectively, and the termination of the Company as described in paragraph 5, the Corporation shall be dissolved in accordance with the provisions of the IBCL.

     7. Conditions. The obligations of the Company and the Corporation hereunder are subject to:

          A. The execution and delivery of the Purchase Agreement by the Purchaser;

          B. The execution and delivery of the BDC Agreement by the BDC;

          C. Approval of the Transaction by a majority in interest of the Limited Partners; and

          D. Approval of this Plan by the holders of a majority of the outstanding shares of the Corporation.

     8. Termination Date. This Plan shall terminate and be of no further force or effect in the event that the Closing shall not have occurred prior to the close of business on October 31, 1997, or in the event that the Purchase Agreement is terminated in accordance with Section 9 thereof.

     IN WITNESS WHEREOF, the Company and the Corporation each have caused this Agreement and Plan of Liquidation and Dissolution to be signed on its behalf.

                                          NEW ENERGY COMPANY OF INDIANA
                                          LIMITED PARTNERSHIP

                                          By: New Energy Corporation of Indiana,
                                            General Partner

                                          By:
                                            ------------------------------------
                                               Larry W. Singleton, President

                                          Date: ________________ , 1997

                                          NEW ENERGY CORPORATION OF INDIANA

                                          By:
                                            ------------------------------------
                                               Larry W. Singleton, President

                                          Date: ________________ , 1997

                                                                      APPENDIX A

                            ASSET PURCHASE AGREEMENT
                        DATED AS OF JULY 1, 1997 BETWEEN
                              CORN ENERGY INC. AND
                         NEW ENERGY COMPANY OF INDIANA
                              LIMITED PARTNERSHIP

     A full copy of this Document is annexed to the Proxy Statement as Exhibit
A. Consequently, it is not included here.

                                                                      APPENDIX B

                               TRANSFER AGREEMENT

     This Transfer Agreement has been entered into between New Energy Company of Indiana Limited Partnership, an Indiana limited partnership (the "Company"), and New Energy Corporation of Indiana, an Indiana corporation (the "Corporation"), pursuant to and in accordance with the Agreement and Plan of Complete Liquidation and Dissolution between the parties hereto dated as of ____________, 1997 (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan.

     1. The Corporation hereby contributes to the Company all of the obligations of the Company to the Corporation, including but not limited to those evidenced by the New Energy Company of Indiana note payable ("Note I") in the total amount of $9,734,347.40 as of June 30, 1997, retaining only the right to the payment of the sum of $4,000,000 with respect to Note I as described in paragraph 2, and transfers and assigns to the Company -

                (a) all of its cash, cash equivalents and accounts receivable, including without limitation those items set forth on Schedule 1(a);

                (b) all of its furniture, fixtures, equipment and other personal property, including without limitation those items set forth on
           Schedule 1(b);

                (c) all of its leaseholds and other contracts, agreements, contract rights and general intangibles, including without limitation those items set forth on Schedule 1(c), excepting only its rights as an insured under all policies providing insurance with respect to directors and officers liability heretofore issued to the Corporation, including but not limited to (i) Directors and Officers Liability Insurance Policy #751-039462-96 issued by Executive Risk Indemnity Inc. and (ii) London Insurance and Reinsurance Market Association Policy #599/UP961849; and

                (d) all of its other assets and property of every kind and character, including but not limited to all its right, title and interest in and to the Limited Partner interests in the Company held in the name of the Corporation, including without limitation those items set forth on Schedule 1(d).

     2. In consideration of the actions of the Corporation described in paragraph 1, the Company:

                (a) hereby assumes and agrees to pay, when due and in accordance with the terms thereof, and to perform all of the liabilities and obligations of the Corporation now existing or hereafter arising of any nature whatsoever, whether fixed or contingent, known or unknown, liquidated or unliquidated, including without limitation those items set forth on Schedule 2(a) which include, but are not limited to (i) any unpaid expenses incurred by the Corporation in connection with the Transaction and the actions contemplated by the Plan (provided, however, that in no event shall the Company's obligations with respect to those unpaid expenses exceed the amount of the administration fees to which the General Partner would be otherwise entitled under the Partnership Agreement for the period beginning on the Closing Date and ending on the date of termination of the Company specified in paragraph 5 of the Plan), and (ii) any obligation that the Corporation may have to indemnify its officers and directors under its Articles of Incorporation, Bylaws, the IBCL or otherwise, now or in the future;

                (b) hereby cancels all of the Limited Partner interests transferred to the Company pursuant to paragraph 1; and

                (c) at the Closing, shall (i) pay to the Corporation the amount of $4,000,000, in full satisfaction of the amounts remaining due under Note I, and (ii) provide to the Corporation complete releases with respect to all of the obligations of the Corporation relating to the indebtedness of the Company to the United States Department of Energy, the BDC and Great American Insurance Company.

     IN WITNESS WHEREOF, the parties have executed and delivered this Transfer Agreement this ____ day of ________ , 1997.

                                          NEW ENERGY COMPANY OF INDIANA
                                          LIMITED PARTNERSHIP

                                          By: New Energy Corporation of Indiana,
                                            General Partner

                                          By:
                                            ------------------------------------
                                               Larry W. Singleton, President

                                          NEW ENERGY CORPORATION OF INDIANA

                                          By:
                                            ------------------------------------
                                               Larry W. Singleton, President

                                                                       EXHIBIT C

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       UNAUDITED PRO FORMA BALANCE SHEET

     The accompanying unaudited pro forma balance sheet gives effect to the Agreement and Plan of Complete Liquidation and Dissolution of New Energy Company of Indiana Limited Partnership ("Company") and New Energy Corporation of Indiana ("Corporation") and the Asset Purchase Agreement Between Corn Energy, Inc. and New Energy Company of Indiana Limited Partnership (contemplated transaction).

     Immediately prior to the closing of the purchase agreement between the Company and Corn Energy, Inc., the Corporation will contribute to the Company all of the obligations of the Company to the Corporation, including but not limited to those evidenced by the New Energy Company of Indiana note payable ("Note I") retaining only the right to the payment of the sum of $4,000,000 from the Company. As a result the Company is relieved of its remaining obligations on notes payable (Note I and Note III) and deferred management fees payable to the Corporation. In addition, the Corporation transfers its assets to the Company, and the Company assumes the Corporation's liabilities.

     Also immediately prior to the closing of the purchase agreement between the Company and Corn Energy, Inc., the Company will pay to the Business Development Corporation of South Bend ("BDC") $2,500,000 in full settlement of notes payable and cancellation of the Company's special limited partner account.

     At closing, the Company transfers its assets to Corn Energy, Inc. for $9,034,800, and Corn Energy, Inc. assumes the liabilities of the Company.

     The pro forma balance sheet is based on certain assumptions and adjustments described in the Notes to Pro Forma Balance Sheet and should be read in conjunction therewith and with the financial statements and related notes thereto of New Energy Company of Indiana Limited Partnership included in Form 10-K for the fiscal year ended December 31, 1996 and Form 10-Q for the quarter ended June 30, 1997 incorporated by reference into this Proxy Statement and the balance sheet of New Energy Corporation of Indiana for the fiscal year ended December 31, 1996 and related notes thereto furnished supplementary in this filing.

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF JUNE 30, 1997

                                                               PRO FORMA
                                          HISTORICAL          ADJUSTMENTS              PRO FORMA
                                         -------------       -------------             ----------
ASSETS
Current assets
  Cash and cash equivalents............  $   7,677,789       $  (5,142,989)(a)(b)(c)   $2,534,800
  Accounts receivable..................      5,374,658          (5,374,658)(c)                 --
  Other receivables....................        163,970            (163,970)(a)(c)              --
  Inventories..........................      2,693,805          (2,693,805)(c)                 --
  Spare parts..........................      2,555,601          (2,555,601)(c)                 --
  Prepaid expenses and other...........        350,287            (350,287)(a)(c)              --
                                         -------------       -------------             ----------
TOTAL CURRENT ASSETS...................     18,816,110         (16,281,310)             2,534,800
Property and equipment.................    160,282,517        (160,282,517)(c)                 --
Allowances for depreciation............   (137,678,907)        137,678,907(c)                  --
                                         -------------       -------------             ----------
                                            22,603,610         (22,603,610)                    --
TOTAL ASSETS...........................  $  41,419,720       $ (38,884,920)            $2,534,800
                                         =============       =============             ==========
LIABILITIES AND PARTNERS' CAPITAL
(DEFICIT)
Current liabilities
  Accounts payable.....................  $   3,669,012       $  (3,669,012)(a)(c)      $       --
  Interest payable.....................         45,076             (45,076)(c)                 --
  Taxes payable........................      1,770,021          (1,770,021)(a)(c)              --
  Other accrued liabilities............      2,171,998          (2,171,998)(a)(c)              --
  Current portion of long-term debt....      4,845,088          (4,845,088)(b)(c)              --
                                         -------------       -------------             ----------
TOTAL CURRENT LIABILITIES..............     12,501,195         (12,501,195)                    --
Deferred management fees payable
  to general partner...................        691,642            (691,642)(a)                 --
Long-term debt, less current portion...     68,142,501         (68,142,501)(a)(b)(c)           --
PARTNERS' CAPITAL (DEFICIT)
  Limited partners.....................    (39,341,206)         41,876,006(a)(b)(c)     2,534,800
  Special limited partner..............      5,000,000          (5,000,000)(b)                 --
  General partner......................     (5,574,412)          5,574,412(a)                  --
                                         -------------       -------------             ----------
Total partners' capital (deficit)......    (39,915,618)         42,450,418              2,534,800
                                         -------------       -------------             ----------
Total liabilities and partners' capital
  (deficit)............................  $  41,419,720       $ (38,884,920)            $2,534,800
                                         =============       =============             ==========
  Book value per limited partner
     unit(1)...........................  $      (5,441)                                $      405
                                         =============                                 ==========

---------------

(1) The book value per limited partner unit "Historical" excludes the allocation of syndication costs of $4,523,047 and is based on 6,399 limited partner units. The book value per limited partner unit "Pro forma" only includes the holders of 6,258 qualified limited partner units.

                 See Notes to Unaudited Pro Forma Balance Sheet

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

     a. The pro forma adjustment reflects the following:

        1. The contribution to the Company by the Corporation all of the obligations of the Company to the Corporation, including but not limited to those evidenced by the New Energy Company of Indiana note payable ("Note I") in the total amount of $9,734,347 as of June 30, 1997 retaining only the right to the payment of the sum of $4,000,000 from the Company. As a result, the Company is relieved of its obligations to pay deferred management fees of $691,642 and notes payable (Note I and Note III) of $5,795,354.

        2. The transfer by the Corporation to the Company of its assets including cash of $531,904, other receivables of $439,882, and prepaid expenses of $114,207.

        3. The assumption by the Company of the Corporation's liabilities including accounts payable of $24,572, taxes payable of $466, and other accrued liabilities of $220,540.

        4. The payment of $4,000,000 by the Company to the Corporation as outlined in No. 1 above. In addition, the Corporation is provided by the Company complete releases with respect to all of the obligations of the Corporation relating to the indebtedness of the Company to the U.S. Department of Energy, BDC, and Great American Insurance Company.

        5. The cancellation of the general partner's capital deficit account of $5,574,412 on the Company's books.

     b. The pro forma adjustment reflects the payment of $2,500,000 to the BDC in full settlement of notes payable of $1,033,901 ($208,520 current) and cancellation of the Company's $5,000,000 special limited partner capital account.

     c. The pro forma adjustment reflects the payment of $9,034,800 by Corn Energy, Inc. to the Company, the transfer by the Company of its assets to Corn Energy, Inc. (excluding $2,534,800 of cash to be distributed to the holders of qualified limited partner units), the assumption of the Company's liabilities by Corn Energy, Inc., and the recognition of a net gain of $36,589,106.

                                                                       EXHIBIT D

                                   AGREEMENT

     This Agreement is entered into between New Energy Company of Indiana Limited Partnership ("Company"), New Energy Corporation of Indiana ("General Partner") and the Business Development Corporation of South Bend, Mishawaka, St. Joseph County, Indiana ("BDC").

     The Company and the General Partner are indebted to the BDC which indebtedness is evidenced by four promissory notes (collectively the "Notes"):

     A. A Promissory Note dated October 24, 1984 in the original principal amount of Two Million Two Hundred Seventy-Two Thousand Nine Hundred Three and 31/100 Dollars ($2,272,903.31);

     B. A Promissory Note dated October 24, 1985 in the original principal amount of One Hundred Fifty-Nine Thousand Three Hundred Sixty and 95/100 Dollars ($159,360.95);

     C. A Promissory Note dated as of February 1, 1996 in the original principal sum of Two Hundred Nine Thousand Six Hundred Thirty and 67/100 Dollars ($209,630.67); and

     D. A Promissory Note dated August 23, 1996 in the original principal sum of Eight Hundred Six Thousand Nine Hundred Seventeen and 68/100 Dollars ($806,917.68).

     The BDC is also the owner of a special limited partnership interest in the Company which it purchased for Five Million Dollars ($5,000,000) ("Special Limited Partnership Interest"). The BDC's rights under the Special Limited Partnership Interest are described in the Company's Amended and Restated Limited Partnership Agreement ("Partnership Agreement").

     A transaction ("Transaction") has been proposed whereby Corn Energy, Inc., an affiliate of one of the shareholders of the General Partner, will purchase substantially all of the assets of the Company for a purchase price of Nine Million Thirty-Four Thousand Eight Hundred Dollars ($9,034,800) in cash and the assumption of all of the liabilities of the Company (with the exception of the Company's obligations to the BDC and a $4,000,000 obligation of the Company to the General Partner). The terms of the Transaction have been discussed with the BDC. During the discussions, the BDC also has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction, the reasons for the Transaction and the alternatives available to the Company; to obtain any additional information related to the Transaction in the possession of the Company or the General Partner or which they could acquire; and has been provided with current drafts of the Asset Purchase Agreement related to the Transaction and of the Agreement and Plan of Complete Liquidation and Dissolution of the Company and the General Partner. As a part of those discussions, the BDC has been provided with, among other things, the Company's 1996 Form 10-K and the information which is attached hereto as Exhibit "A" (collectively the "Financial Information").

     The BDC, the Company and the General Partner agree as follows:

          1. If the Transaction closes, the BDC will accept the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) ("Payment") as payment in full and in full satisfaction of the Notes and of all other obligations of the Company and the General Partner to it including but not limited to their obligations with respect to the Special Limited Partnership Interest. The Payment will be made at the closing of the Transaction (the "Closing") and applied first to the full payment of all amounts due under the Notes with the balance applied to the retirement of the Special Limited Partnership Interest.

          2. At the Closing, the BDC will provide releases of all of the mortgages, security interests and financing statements which it holds against the assets of the Company and the General Partner.

          3. At the Closing, the BDC will deliver to the Company and the General Partner a release in the form attached as Exhibit "B" and the Company will deliver to the BDC a letter describing Corn Energy's intention to continue operations of the ethanol production facility in South Bend in the form of Exhibit "C."

          4. The BDC represents and warrants that: (a) it is the owner of the Notes and the Special Limited Partnership Interest which are free and clear of all liens, encumbrances, claims, security interests, pledges and rights of others; (b) it has not previously assigned or transferred the Notes or the Special Limited Partnership Interest or any interest therein; and (c) it has all necessary power and authority to execute and deliver this Agreement and the Release.

          5. In deciding to enter into this Agreement, the BDC has been advised by counsel and by certified public accountants, has conducted its own analysis of the Financial Information and believes that this Agreement is in its best interests. The BDC acknowledges that there is no assurance that the projections contained in the Financial Information will prove to be accurate.

          6. If the Transaction fails to close by December 31, 1997, the provisions of this Agreement shall be null and void.

          7. Until the Transaction closes, the Company will timely pay to the BDC all payments which it is obligated to pay in the Notes pursuant to the Loan Agreement, as amended, between the Company and the BDC.

     This Agreement is entered into the 30th day of May, 1997.


BDC                                             COMPANY
BUSINESS DEVELOPMENT CORPORATION                NEW ENERGY COMPANY OF INDIANA LIMITED
OF SOUTH BEND, MISHAWAKA, ST. JOSEPH COUNTY,    PARTNERSHIP
  INDIANA                                       By: NEW ENERGY CORPORATION
By: /s/ Donald R. Kyle                          OF INDIANA
    ----------------------------------------    Its: General Partner
Its: President                                  By: /s/ Larry W. Singleton
                                                ----------------------------------------
                                                Its: President

                                  EXHIBIT "A"

                             FINANCIAL INFORMATION
                                PROVIDED TO BDC

     This Exhibit is too voluminous to attach to this document. Copies of this information is attached to Execution Copy held by the Company.

                                  EXHIBIT "B"

                                    RELEASE

     In consideration of Two Million Five Hundred Thousand Dollars ($2,500,000), the receipt of which is hereby acknowledged, the Business Development Corporation of South Bend, Mishawaka, St. Joseph County, Indiana ("BDC") releases New Energy Company of Indiana Limited Partnership ("Company") and New Energy Corporation of Indiana ("General Partner"), and their officers, directors, employees, agents, shareholders, partners and representatives from all claims which it might have against any of them arising out of or in any way related to any indebtedness of the Company and/or the General Partner to the BDC, the interest of the BDC as a Special Limited Partner of the Company, the ethanol production facility in South Bend, Indiana or otherwise and stipulates and agrees that all such claims and interests have been fully and finally discharged.

     This Release is signed the   day of      , 1997.

                                                           BDC

                                          BUSINESS DEVELOPMENT CORPORATION
                                          OF SOUTH BEND, MISHAWAKA, ST. JOSEPH
                                          COUNTY, INDIANA

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                                                       EXHIBIT E

                        TRANSACTION ASSURANCE AGREEMENT
              (STOCKHOLDERS OF NEW ENERGY CORPORATION OF INDIANA)

     THIS TRANSACTION ASSURANCE AGREEMENT ("Assurance Agreement") is made as of
June   , 1997 among CORN ENERGY, INC., an Indiana corporation ("Corn Energy"),
INTERAMERICAN INVESTMENT GROUP, INC., an Indiana corporation ("IIG"), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("CBI"), and ETHANOL SERVICES, INC., a Delaware corporation ("ESI") (IIG, CBI and ESI collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, Corn Energy has proposed to New Energy Company of Indiana Limited Partnership, an Indiana limited partnership (the "Partnership"), a transaction pursuant to which Corn Energy will acquire substantially all the assets, and assume and agree to pay all of the liabilities, of the Partnership substantially on the terms and conditions set forth in the draft of the Asset Purchase
Agreement dated as of June   , 1997, attached hereto as Exhibit 1 and
incorporated by reference herein ("Purchase Agreement"), after which the Partnership and New Energy Corporation of Indiana, an Indiana corporation that is the sole general partner of the Partnership (the "General Partner"), will liquidate and dissolve on substantially the terms set forth in the draft of the
Agreement and Plan of Complete Liquidation and Dissolution dated June   1997,
attached hereto as Exhibit 2 and incorporated by reference herein (the "Liquidation Agreement"); and,

     WHEREAS, the Stockholders own, in the aggregate, Ninety Three and 91/100 percent (93.91%) of the issued and outstanding capital stock of the General Partner; and,

     WHEREAS, in connection with the transaction contemplated pursuant to the Purchase Agreement and the subsequent liquidation and dissolution of the General Partner pursuant to the Liquidation Agreement, the Stockholders will each receive consideration equal to Four Million Dollars ($4,000,000) times their pro rata percentage share of the issued and outstanding capital stock of the General Partner; and,

     WHEREAS, as a condition to the willingness of Corn Energy to enter into and to consummate the transactions contemplated by the Purchase Agreement and in order to induce Corn Energy to enter into and to consummate the transactions contemplated by the Purchase Agreement, Corn Energy has required, and the Stockholders have agreed, to enter into this Assurance Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, and with the intention that the Board of Directors of the General Partner will rely hereon in connection with its consideration of the Purchase Agreement and the Liquidation Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   AGREEMENTS

     SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, until the termination of this Assurance Agreement, at any meeting of the stockholders of the General Partner or any adjournment thereof, however called, or in any other circumstances upon which a vote, consent or other approval is sought, such Stockholder shall vote or cause to be voted all shares of capital stock of the General Partner beneficially owned by such Stockholder (collectively, the "Shares") in favor of the liquidation of the General Partner, sale of Partnership assets, assumption of Partnership liabilities, liquidation of the Partnership and dissolution of the General Partner and the other transactions contemplated by the Purchase Agreement and the Liquidation Agreement, each as contemplated by such agreements (collectively, the "Transactions") and against any proposal for any action or agreement that would in any manner prevent or nullify any of the Transactions, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the

Partnership under the Purchase Agreement or that would result in any of the conditions to the Partnership's obligations under the Purchase Agreement and the Liquidation Agreement not being fulfilled ("Competing Transaction"). Each Stockholder acknowledges that the forms of the Purchase Agreement and Liquidation Agreement are subject to review and approval by the Board of Directors of the General Partner; and such Stockholder agrees that, upon the execution by the Partnership and the General Partner of the definitive Purchase Agreement and definitive Liquidation Agreement in substantially the form of the attached exhibits, such Stockholder shall be bound by the terms and conditions thereof for the purposes of this Assurance Agreement

     SECTION 1.2  No Inconsistent Arrangements.

     (a) Each Stockholder hereby covenants and agrees that, until the termination of this Assurance Agreement and except as contemplated by this Assurance Agreement, it shall not: (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, or enter into discussions or negotiations with any party for or with respect to the transfer of, any or all of its Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of its Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to its Shares; (iv) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to its Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of their obligations hereunder or the transactions contemplated hereby or in the Purchase Agreement or the Liquidation Agreement.

     (b) Notwithstanding Section 1.2(a) and 1.5 hereof, the Stockholders may transfer Shares to any person who shall have agreed to be bound by all of the obligations of the Stockholders hereunder with respect to such Shares and shall have executed a counterpart of this Assurance Agreement for such purpose.

     SECTION 1.3  Grant Of Irrevocable Proxy; Appointment Of Proxy.

     (a) Each Stockholder hereby irrevocably grants to, and appoints Rodger M. Miller and James C. Kennedy, or any one or more of them, in their respective capacities as officers of Corn Energy, and any individual who shall hereafter succeed to any such office of Corn Energy and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares, in favor of the Transactions and against any Competing Transaction. The appointment and authority granted herein shall terminate upon the termination of this Assurance Agreement.

     (b) Each Stockholder represents that any proxies heretofore given in respect of its Shares are not irrevocable, and that all such proxies are hereby revoked.

     (c) Each Stockholder understands and acknowledges that Corn Energy is entering into the Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Assurance Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of the Purchase Agreement and the Liquidation Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under the Purchase Agreement, the Liquidation Agreement and this Assurance Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked during the term of this Assurance Agreement except in connection with a transfer of Shares pursuant to Section 1.2(b) hereof. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable during the term of this Assurance Agreement in accordance with the provisions of Section 23-1-30-3(d) of the Indiana Business Corporation Law.

     SECTION 1.4 No Solicitation. Each Stockholder hereby covenants and agrees that, until the termination of this Assurance Agreement, it shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit, encourage, negotiate with any person (other than the General Partner during the forty five (45) day period described in Section 6(e) of the Purchase Agreement), or take any other action to facilitate any inquiries with respect to or the making of, any proposal that constitutes or may reasonably be expected to lead to a Competing Transaction, or, unless otherwise required by law, furnish to any other person any information with respect to the General Partner or the Partnership or its subsidiaries or afford access to any of the properties, books or records of the General Partner or the Partnership or its subsidiaries for the purposes of, or cooperate with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to seek or effect a Competing Transaction.

     SECTION 1.5 Certain Events. Each Stockholder agrees that this Assurance Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any person or entity to which legal or beneficial ownership of its Shares shall pass, whether by operation of law or otherwise, including without limitation its heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the General Partner affecting General Partner capital stock or the acquisition of additional shares of General Partner capital stock or other voting securities of General Partner by the Stockholders, the number of Shares as to which such Stockholder is bound hereby shall be appropriately adjusted and this Assurance Agreement and the obligations hereunder shall attach to any additional shares of the General Partner capital stock or other voting securities of the General Partner issued to or acquired by such Stockholder.

     SECTION 1.6 Reasonable Commercial Efforts. Subject to the terms and conditions of this Assurance Agreement and of the Purchase Agreement, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Purchase Agreement and the Liquidation Agreement and by this Assurance Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any governmental or regulatory authority, domestic or foreign, in connection with this Assurance Agreement and the transactions contemplated hereby.

     SECTION 1.7 Further Assurances. Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Corn Energy the power to carry out the provisions of this Assurance Agreement.

                                   ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder, as to itself, severally and not jointly, hereby represents and warrants to Corn Energy as follows:

     SECTION 2.1 Ownership, Voting Authority. The Stockholder is the legal or beneficial owner of, or exercises voting control over, the Shares set forth opposite its name on the signature page hereof. The Stockholder owns, beneficially or of record, no limited partnership interests in the Partnership.

     SECTION 2.2 Authority Relative to this Assurance Agreement. The Stockholder has all necessary power and authority to execute and deliver this Assurance Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Assurance Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Assurance Agreement or to consummate such transactions. This Assurance Agreement has been duly and validly executed and delivered by or on behalf of the Stockholder and, assuming this Assurance Agreement constitutes a valid and binding obligation of Corn Energy, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except as such enforcement may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

     SECTION 2.3 No Conflict; Required Filings and Consents. The execution and delivery of this Assurance Agreement by each Stockholder, as to itself, does not, and the performance of this Assurance Agreement by each Stockholder, as to itself, shall not: (i) conflict with or violate the certificate of incorporation or by-laws or comparable organizational documents of such Stockholder; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Shares beneficially owned by such Stockholder are bound or affected; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which such Stockholder is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Assurance Agreement; or (iv) except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), require any filing by such Stockholder with, or any permit, authorization consent or approval of, any governmental or regulatory authority, domestic or foreign.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF CORN ENERGY

     SECTION 3.1 Authority Relative to this Assurance Agreement. Corn Energy has all necessary power and authority to execute and deliver this Assurance Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Assurance Agreement by Corn Energy and the consummation by Corn Energy of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Corn Energy, and no other proceedings on the part of Corn Energy are necessary to authorize this Assurance Agreement or to consummate such transactions. This Assurance Agreement has been duly and validly executed and delivered by or on behalf of Corn Energy and, assuming this Assurance Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of Corn Energy, enforceable against Corn Energy in accordance with its terms except as such enforcement may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

     SECTION 3.2 No Conflict; Required Filings and Consents. The execution and delivery of this Assurance Agreement by Corn Energy does not, and the performance of this Assurance Agreement by Corn Energy, shall not: (i) conflict with or violate the certificate of incorporation or by-laws or comparable organizational documents of Corn Energy; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Corn Energy by which Corn Energy is bound or affected; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, note or instrument to which Corn Energy is a party or by which Corn Energy is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Corn Energy of its obligations under this Assurance Agreement; or (iv) except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), require any filing by Corn Energy with, or any permit, authorization consent or approval of, any governmental or regulatory authority, domestic or foreign.

                                   ARTICLE 4

                                INDEMNIFICATION

     SECTION 4.1 Indemnification of the Stockholders. Corn Energy shall indemnify and hold harmless the Stockholders, and each of them, and each of the affiliates, directors, officers, shareholders, employees, agents and representatives of any of them (collectively, the "Indemnitees") from and against any and all claims, losses, expenses, damages or liabilities, including reasonable attorneys' fees (collectively, "Claims") that the Indemnitees, or any of them, may incur or become subject to resulting from or relating to the Stockholders' execution, delivery or performance of this Assurance Agreement or transactions contemplated in the Purchase Agreement or the Liquidation Agreement; provided, however, that nothing in this Section 3.1 shall obligate Corn Energy to indemnify any Indemnitee for or with respect to any Claims resulting from or relating to a breach or violation by any Stockholder of this Assurance Agreement.

                                   ARTICLE 5

                            RELEASE BY STOCKHOLDERS

     SECTION 5.1 Release By the Stockholders. Effective upon the: (i) consummation of the transactions contemplated by the Purchase Agreement; and
(ii) consummation of the transactions contemplated by the Liquidation Agreement; and (iii) the Stockholder's receipt of the final distribution provided for in the Liquidation Agreement with respect to the shares of capital stock of the General Partner, each of the Stockholders hereby releases and forever discharges Corn Energy, the Partnership, the General Partner and each of their respective directors, officers, shareholders, partners, employees, agents and representatives (collectively, the "Releasees") from any and all actions, causes of action or claims, of any nature whatsoever, at law or in equity, in tort or in contract, known or unknown, that such Stockholder then has, may then have or may in the future have against the Releasees (or any of them) arising out of or relating to such Stockholder's acquisition or ownership of shares of capital stock of the General Partner, the General Partner's interest in the Partnership or the Transactions other than Claims made pursuant to Section 4.1 of this Assurance Agreement and claims made pursuant to the Indemnity Agreement between American Annuity Group, Inc. and such Stockholder. In addition, and without limiting the generality of the foregoing, effective upon fulfillment of the conditions set forth in each of clauses (i), (ii) and (iii) of the immediately preceding sentence, IIG hereby releases and forever discharges, the Releasees (and each of them) from any and all actions, causes of action, claims, obligation or liability payable to or for the benefit of IIG.

                                   ARTICLE 6

                                 MISCELLANEOUS

     SECTION 6.1 Specific Performance. The parties hereto agree that if any of the provisions of this Assurance Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 6.2 Entire Agreement. This Assurance Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 6.3 Amendment. This Assurance Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     SECTION 6.4 Severability. If any term or other provision of this Assurance Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Assurance Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of this Assurance Agreement is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assurance Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Assurance Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 6.5 Governing Law. This Assurance Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana without regard to any applicable conflicts of law principles.

     SECTION 6.6 Notices. All notices, requests, claims, demands and other communications under this Assurance Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Corn Energy, to the address specified on the signature pages hereof; and (ii) if to the Stockholders, to the address as specified on the signature pages hereof.

     SECTION 6.7 Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its own behalf, except as otherwise provided herein and in the Purchase Agreement.

     SECTION 6.8 Interpretation. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Assurance Agreement. Capitalized terms used in this Assurance Agreement shall have the meanings respectively ascribed thereto in the Purchase Agreement.

     SECTION 6.9 Termination. This Assurance Agreement shall terminate on October 31, 1997. This Assurance Agreement may be terminated earlier with the written consent of Corn Energy and each of the Stockholders and shall terminate automatically without need for any further action on the part of any party hereto upon the termination of the Purchase Agreement other than a termination of the Purchase Agreement resulting from a breach or violation thereof or default thereunder by the Partnership. No termination of this Assurance Agreement shall expand, extend, limit or reduce any of the rights or remedies of any party to the Purchase Agreement or the Liquidation Agreement. Upon the termination of this Assurance Agreement, the Stockholders shall be released from any and all of their obligations hereunder but shall, notwithstanding such termination, have the full benefit of the indemnification provisions of Section
4.1 of this Assurance Agreement.

     SECTION 6.10 Execution in Counterparts. This Assurance Agreement may be executed in counterparts, with all such counterparts together being deemed to be one and the same instrument.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Stockholders and Corn Energy have caused this Assurance Agreement to be duly executed on the date hereof.

                                          CORN ENERGY, INC.

                                          By: /s/ RODGER M. MILLER
                                          --------------------------------------

                                          Title: President
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          INTERAMERICAN INVESTMENT GROUP, INC.

16549 Shares of
Common Stock
                                          By: /s/ VICTOR SHAIO
                                          --------------------------------------

                                          Title: President
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          CHIQUITA BRANDS INTERNATIONAL, INC.

11745 shares
Common Stock

                                          By: /s/
                                          --------------------------------------

                                          Name: Robert W. Olson
                                          --------------------------------------

                                          Title: Senior Vice President and
                                          General Counsel
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          ETHANOL SERVICES, INC.

10338 shares
Common Stock
                                          By: /s/
                                          --------------------------------------

                                          Name: Rocco Andriola
                                          --------------------------------------

                                          Title: President
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                              INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT ("Agreement") is made as of this      day of June
1997 between AMERICAN ANNUITY GROUP, INC., a Delaware corporation ("AAG"), and ETHANOL SERVICES, INC., a Delaware corporation (the "Indemnitee").

                                   RECITALS:

     A. AAG is the owner of forty nine percent (49%) of the issued and outstanding capital stock of CORN ENERGY, INC., an Indiana corporation ("Corn
Energy") that is a party to the Asset Purchase Agreement dated as of June   ,
1997 ("APA") with New Energy Company of Indiana Limited Partnership (the "Partnership").

     B. In connection with the transactions contemplated by the APA, Corn Energy has required the Indemnitee to enter into a Transaction Assurance Agreement ("TAA").

     C. As a condition to its execution and delivery of the TAA, the Indemnitee has required AAG to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

          1. INDEMNITY. To induce the Indemnitee to execute the TAA and in addition to the indemnification provided by Corn Energy under the TAA, AAG hereby agrees to indemnify and hold harmless the Indemnitee and each of the affiliates, directors, officers shareholders, employees, agents and representatives of the Indemnitee (collectively, the "Benefited Parties") from and against forty nine percent (49%) of any and all claims, losses, expenses, damages or liabilities, including reasonable attorneys' fees (collectively, "Claims") that the Benefited Parties, or any of them, may incur or become subject to resulting from or relating to the Indemnitee's execution, delivery or performance of the TAA or transactions contemplated in the APA or the Liquidation Agreement (as defined in the TAA); provided, however, that nothing in this instrument shall obligate AAG to indemnify any Benefited Party for or with respect to any Claims resulting from or relating to a breach or violation by the Indemnitee of the TAA or for more than forty nine percent (49%) of any Claims.

          2. MISCELLANEOUS. This Agreement shall survive any termination of the TAA and shall be governed by the laws of the State of Indiana and may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date and year first above written.

                                            AMERICAN ANNUITY GROUP, INC.

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                            ETHANOL SERVICES, INC.

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                              INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT ("Agreement") is made as of this      day of June
1997 between AMERICAN ANNUITY GROUP, INC., a Delaware corporation ("AAG"), and INTERAMERICAN INVESTMENT GROUP, INC., an Indiana corporation (the "Indemnitee").

                                   RECITALS:

     A. AAG is the owner of forty nine percent (49%) of the issued and outstanding capital stock of CORN ENERGY, INC., an Indiana corporation ("Corn
Energy") that is a party to the Asset Purchase Agreement dated as of June   ,
1997 ("APA") with New Energy Company of Indiana Limited Partnership (the "Partnership").

     B. In connection with the transactions contemplated by the APA, Corn Energy has required the Indemnitee to enter into a Transaction Assurance Agreement ("TAA").

     C. As a condition to its execution and delivery of the TAA, the Indemnitee has required AAG to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

          1. INDEMNITY. To induce the Indemnitee to execute the TAA and in addition to the indemnification provided by Corn Energy under the TAA, AAG hereby agrees to indemnify and hold harmless the Indemnitee and each of the affiliates, directors, officers shareholders, employees, agents and representatives of the Indemnitee (collectively, the "Benefited Parties") from and against forty nine percent (49%) of any and all claims, losses, expenses, damages or liabilities, including reasonable attorneys' fees (collectively, "Claims") that the Benefited Parties, or any of them, may incur or become subject to resulting from or relating to the Indemnitee's execution, delivery or performance of the TAA or transactions contemplated in the APA or the Liquidation Agreement (as defined in the TAA); provided, however, that nothing in this instrument shall obligate AAG to indemnify any Benefited Party for or with respect to any Claims resulting from or relating to a breach or violation by the Indemnitee of the TAA or for more than forty nine percent (49%) of any Claims.

          2. MISCELLANEOUS. This Agreement shall survive any termination of the TAA and shall be governed by the laws of the State of Indiana and may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date and year first above written.

                                        AMERICAN ANNUITY GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        INTERAMERICAN INVESTMENT GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                              INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT ("Agreement") is made as of this      day of June
1997 between AMERICAN ANNUITY GROUP, INC., a Delaware corporation ("AAG"), and CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the "Indemnitee").

                                   RECITALS:

     A. AAG is the owner of forty nine percent (49%) of the issued and outstanding capital stock of CORN ENERGY, INC., an Indiana corporation ("Corn
Energy") that is a party to the Asset Purchase Agreement dated as of June   ,
1997 ("APA") with New Energy Company of Indiana Limited Partnership (the "Partnership").

     B. In connection with the transactions contemplated by the APA, Corn Energy has required the Indemnitee to enter into a Transaction Assurance Agreement ("TAA").

     C. As a condition to its execution and delivery of the TAA, the Indemnitee has required AAG to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

          1. INDEMNITY. To induce the Indemnitee to execute the TAA and in addition to the indemnification provided by Corn Energy under the TAA, AAG hereby agrees to indemnify and hold harmless the Indemnitee and each of the affiliates, directors, officers shareholders, employees, agents and representatives of the Indemnitee (collectively, the "Benefited Parties") from and against forty nine percent (49%) of any and all claims, losses, expenses, damages or liabilities, including reasonable attorneys' fees (collectively, "Claims") that the Benefited Parties, or any of them, may incur or become subject to resulting from or relating to the Indemnitee's execution, delivery or performance of the TAA or transactions contemplated in the APA or the Liquidation Agreement (as defined in the TAA); provided, however, that nothing in this instrument shall obligate AAG to indemnify any Benefited Party for or with respect to any Claims resulting from or relating to a breach or violation by the Indemnitee of the TAA or for more than forty nine percent (49%) of any Claims.

          2. MISCELLANEOUS. This Agreement shall survive any termination of the TAA and shall be governed by the laws of the State of Indiana and may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date and year first above written.

                                          AMERICAN ANNUITY GROUP, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          CHIQUITA BRANDS INTERNATIONAL, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                     PRESENTATION TO THE BOARD OF DIRECTORS

                               VALUATION ANALYSIS
                                       OF

                         NEW ENERGY COMPANY OF INDIANA

                               DECEMBER 11, 1996

TABLE OF CONTENTS

I.      Duff & Phelps Qualification
II.     Limitations and Scope
III.    Executive Summary
IV.     Summary Valuation Analysis
V.      Value Drivers
VI.     Discounted Cash Flow Analysis
VII.    Comparative Company Analysis

APPENDICES
A.      New Energy Company Historical Financial Statements
B.      Discounted Cash Flow Analysis
C.      Comparable Company Descriptions and Schedules

I.   DUFF & PHELPS, LLC QUALIFICATIONS

Duff & Phelps, LLC, headquartered in Chicago, is an independent investment banking and financial advisory firm.

OVERALL CREDIBILITY AND RECOGNITION

Widely recognized within the investment and financial community as being a source of financial advisory services of the highest quality and integrity.

VALUATION AND FINANCIAL ADVISORY EXPERTISE

Built upon over 400 financial advisory engagements per year, including a substantial number of fairness opinions for corporate purposes relating to companies in a broad range of industries.

CONTINUITY

Third year of valuing New Energy.

II.   LIMITATIONS AND SCOPE

--  Goal: value of operations not valuation of partnership interests

-- Valuation doesn't take into account tax consequences other than goodwill tax-shield

--  Duff & Phelps Process

     -  Discussed operating history and future prospects with management

     -  Reviewed financial performance

     -  Reviewed management projections

     -  Plant tour

     -  Analyzed industry and comparable company information

III.   EXECUTIVE SUMMARY

--  Enterprise Value range $61 million to $68 million; midpoint $64 million.

--  Valuation Multiples at midpoint:

Projected Cash Flow                  4.6x
3-yr Average Cash Flow               3.9x
Latest Twelve Month Revenues         0.5x

IV.   SUMMARY VALUATION ANALYSIS

--  Weighted-average of the two scenarios

                                          HIGH      MEDIAN      LOW
                                          -----     ------     -----
Operating Value-Subsidy Renewed           $66.2     $65.2      $64.2
Probability                                  80%       70%        60%
                                          =====     =====      =====
Expected Value-Subsidy Renewed            $53.0     $45.6      $38.5
Operating Value-Subsidy Revoked           $43.6     $43.3      $43.1
Probability                                  20%       30%        40%
                                          =====     =====      =====
Expected Value-Subsidy Revoked            $ 8.7     $13.0      $17.2
Expected Value of Tax-Shield*             $ 6.0     $ 5.5      $ 5.0
TOTAL EXPECTED VALUE ($ MM)               $67.6     $64.1      $60.8
Adjusted Equity Rate                       14.7%     15.6 %     16.7%

* Based on amortization of $35 million
  of goodwill

V. VALUE DRIVERS

--  Commodity prices

     -  Difficult to forecast

     -  Absolute levels not critical

     -  Relative levels critical

--  Spread Relationships Key

     -  Ethanol Price vs. Gasoline

     -  Ethanol Price vs. MTBE

     -  Ethanol Price vs. Corn

V.   VALUE DRIVERS -- SPREAD RELATIONSHIPS

      MEASUREMENT PERIOD      ETHANOL VS. GASOLINE                 ETHANOL-
    (FISCAL YEAR COVERED)           ETHANOL        GASOLINE        GASOLINE
JAN-92                                  1.1375            .534           .6035
                                         1.142            .553            .589
                                        1.1796             .54           .6396
APR-92                                  1.2089             .59           .6189
                                        1.2805             .63           .6505
                                         1.311            .643            .668
JUL-92                                  1.2954            .602           .6934
                                        1.2949            .623           .6719
                                        1.3255            .623           .7025
OCT-92                                   1.319            .606            .713
                                        1.3398            .573           .7668
                                        1.2798            .538           .7418
JAN-93                                  1.2634             .53           .7334
                                        1.2097            .525           .6847
                                        1.1525            .538           .6145
APR-93                                  1.1879            .592           .5959
                                        1.1809            .595           .5859
                                        1.1408            .548           .5928
JUL-93                                  1.1087            .516           .5927
                                        1.1202             .53           .5902
                                        1.1372            .485           .6522
OCT-93                                  1.1608            .502           .6588
                                        1.1054            .448           .6574
                                        1.0582            .376           .6822
JAN-94                                  1.0426            .428           .6146
                                        1.0847            .443           .6417
                                        1.0481             .44           .6081
APR-94                                   1.082           .4898           .5922
                                        1.1213           .5062           .6151
                                        1.1458           .5284           .6174
JUL-94                                  1.1881           .5452           .6429
                                        1.2406           .5607           .6799
                                        1.2063           .4653            .741
OCT-94                                  1.1726           .5114           .6612
                                        1.2114           .5256           .6858
                                        1.1883           .4687           .7196
JAN-95                                  1.1927           .5081           .6846
                                        1.1768           .5143           .6625
                                        1.1411           .5106           .6305
APR-95                                  1.1592           .6101           .5491
                                        1.2277           .6479           .5798
                                        1.2265            .594           .6325
JUL-95                                  1.1535           .5121           .6414
                                        1.1322           .5333           .5989
                                        1.1075            .561           .5465
OCT-95                                  1.0774            .483           .5944
                                         1.081            .505            .576
                                        1.1571            .536           .6211
JAN-96                                  1.1718            .503           .6688
                                        1.0968             .52           .5768
                                         1.131            .582            .549
APR-96                                  1.2715            .693           .5785
                                        1.3009            .644           .6569
                                        1.2066            .578           .6286
JUL-96                                  1.2138            .623           .5908
                                        1.2432            .612           .6312
                                        1.3779            .628           .7499
OCT-96                                    .643            .696

AVERAGE (1987-96YTD): $0.56
Note: Gasoline is NYMEX Unleaded Gasoline

V.   VALUE DRIVERS -- SPREAD RELATIONSHIPS

      MEASUREMENT PERIOD        ETHANOL VS. MTBE
    (FISCAL YEAR COVERED)           ETHANOL          MTBE        ETHANOL- MTBE
JAN-92                                  1.1375             .96           .1775
                                         1.142             .95            .192
                                        1.1796             .88           .2996
APR-92                                  1.2089             .87           .3389
                                        1.2805             .92           .3605
                                         1.311             .97            .341
JUL-92                                  1.2954             .95           .3454
                                        1.2949             .89           .4049
                                        1.3255             .87           .4555
OCT-92                                   1.319             .82            .499
                                        1.3398             .81           .5298
                                        1.2798             .75           .5298
JAN-93                                  1.2634             .72           .5434
                                        1.2097             .72           .4897
                                        1.1525             .71           .4425
APR-93                                  1.1879             .73           .4579
                                        1.1809             .75           .4309
                                        1.1408             .74           .4008
JUL-93                                  1.1087             .69           .4187
                                        1.1202             .72           .4002
                                        1.1372             .72           .4172
OCT-93                                  1.1608             .72           .4408
                                        1.1054             .67           .4354
                                        1.0582             .63           .4282
JAN-94                                  1.0426             .61           .4326
                                        1.0847              .6           .4847
                                        1.0481             .59           .4581
APR-94                                   1.082             .65            .432
                                        1.1213             .69           .4313
                                        1.1458             .75           .3958
JUL-94                                  1.1881             .86           .3281
                                        1.2406             .92           .3206
                                        1.2063             .93           .2763
OCT-94                                  1.1726           1.064           .1086
                                        1.2114           1.075           .1364
                                        1.1883            .979           .2093
JAN-95                                  1.1927            .947           .2457
                                        1.1768            .907           .2698
                                        1.1411            .701           .4401
APR-95                                  1.1592            .784           .3752
                                        1.2277            .944           .2837
                                        1.2265            .901           .3255
JUL-95                                  1.1535            .855           .2985
                                        1.1322            .836           .2962
                                        1.1075            .755           .3525
OCT-95                                  1.0774            .689           .3884
                                         1.081            .793            .288
                                        1.1571            .896           .2611
JAN-96                                  1.1718            .866           .3058
                                        1.0968            .766           .3308
                                         1.131             .83            .301
APR-96                                  1.2715             .86           .4115
                                        1.3009          .78946          .51144
                                        1.2066          .75375          .45285
JUL-96                                  1.2138          .76875          .44505
                                        1.2432          .83148          .41172
                                        1.3779         .843425         .534475
OCT-96                                 .889675           .8605

AVERAGE (1992-96YTD): $0.38

V.   VALUE DRIVERS -- SPREAD RELATIONSHIPS

      MEASUREMENT PERIOD     ETHANOL VS. CORN COSTS
    (FISCAL YEAR COVERED)           ETHANOL       CORN COSTS     ETHANOL-CORN
JAN-92                                  1.1375     .9325433335     .2049566665
                                         1.142     .9619809357     .1800190643
                                        1.1796     .9787543127     .2008456873
APR-92                                  1.2089    1.0024656828     .2064343172
                                        1.2805     .9981141843     .2823858157
                                         1.311     .9978900611     .3131099389
JUL-92                                  1.2954     .9815295601     .3138704399
                                        1.2949     .8802357709     .4146642291
                                        1.3255     .8502519265     .4752480735
OCT-92                                   1.319     .8358192048     .4831807952
                                        1.3398     .7516033725     .5881966275
                                        1.2798     .7801602612     .4996397388
JAN-93                                  1.2634     .8412340661     .4221659339
                                        1.2097     .8400513008     .3696486992
                                        1.1525     .8315602193     .3209397807
APR-93                                  1.1879     .8518298787     .3360701213
                                        1.1809     .8509493198     .3299506802
                                        1.1408     .8562765761     .2845234239
JUL-93                                  1.1087     .8563902295     .2523097705
                                        1.1202     .8438578017     .2763421983
                                        1.1372     .8363907695     .3008092305
OCT-93                                  1.1608     .8627821639     .2980178361
                                        1.1054     .8527532045     .2526467955
                                        1.0582     .8783759157     .1798240843
JAN-94                                  1.0426    1.1211780494    -.0785780494
                                        1.0847     1.126927123     -.042227123
                                        1.0481    1.1139267767    -.0658267767
APR-94                                   1.082    1.0280874786     .0539125214
                                        1.1213     .9984084497     .1228915503
                                        1.1458     .9804751992     .1653248008
JUL-94                                  1.1881    1.0049377337     .1831622663
                                        1.2406     .9741663613     .2664336387
                                        1.2063     .8939188224     .3123811776
OCT-94                                  1.1726     .8131450899     .3594549101
                                        1.2114     .7934621636     .4179378364
                                        1.1883      .798242375      .390057625
JAN-95                                  1.1927     .8413628935     .3513371065
                                        1.1768     .8813160987     .2954839013
                                        1.1411     .8730896286     .2680103714
APR-95                                  1.1592     .8925345089     .2666654911
                                        1.2277     .9026629267     .3250370733
                                        1.2265     .9158471532     .3106528468
JUL-95                                  1.1535     .9307340127     .2227659873
                                        1.1322     .9090110534     .2231889466
                                        1.1075     .9592436203     .1482563797
OCT-95                                  1.0774     .9516234474     .1257765526
                                         1.081     1.007840992      .073159008
                                        1.1571     .9890189541     .1680810459
JAN-96                                  1.1718    1.2608648997    -.0890648997
                                        1.0968    1.3314355722    -.2346355722
                                         1.131    1.3091535893    -.1781535893
APR-96                                  1.2715    1.4039573383    -.1324573383
                                        1.3009     1.585337833     -.284437833
                                        1.2066    1.7001779359    -.4935779359
JUL-96                                  1.2138    1.8007425283    -.5869425283
                                        1.2432    1.8180524425    -.5748524425
                                        1.3779    1.7980935875    -.4201935875
OCT-96

AVERAGE (1991-96E NORMALIZED): $0.24/GALLON

VI.   DISCOUNTED CASH FLOW ANALYSIS

                                          SCENARIO: SUBSIDY RENEWED
                                          --------------------------
                                          HIGH      MEDIAN      LOW
                                          -----     ------     -----
Value of Operations                       $66.2     $65.2      $64.2
Value of Goodwill Tax-Shield              $ 8.3     $ 8.1      $ 8.1
                                          =====     =====      =====
Value-Subsidy Renewed ($ MM)              $74.5     $73.3      $72.3

VI.   DISCOUNTED CASH FLOW ANALYSIS

SCENARIO: Subsidy Renewed

--  Corn hedging costs $0.05/Bushel or $0.018/Gallon

--  Forecasts for 1997 and 1998

     -  Consistent with gasoline and corn futures markets and spreads

--  Forecasts beyond 1998

     -  Based on an average ethanol-corn costs spread ($0.24) less hedge i.e.
        $0.22

--  Key ratios over projection period 1997-05

     -  Average Gross Income $24.3 million

     -  Average Operating Cash Flow $0.17/Gallon (1985-96E $0.20)

     -  Operating Expenses grow at 4% taper down to 3%

--  Value Range: $72.3 million to $74.5 million; midpoint $73.3 million

VI.   DISCOUNTED CASH FLOW ANALYSIS

                                            SCENARIO: SUBSIDY REVOKED IN
                                                        2000
                                          --------------------------------
                                          HIGH         MEDIAN         LOW
                                          -----        ------        -----
Value of Operations                       $43.6        $43.3         $43.1
Value of Goodwill Tax-Shield              $ 1.3        $ 1.3         $ 1.2
                                          =====        =====         =====
Value-Subsidy Revoked ($ MM)              $44.8        $44.6         $44.4

VI.   DISCOUNTED CASH FLOW ANALYSIS

SCENARIO: Subsidy Revoked in 2000

--  Year 2000 New Energy's Value is

     -  Net Fixed Assets

     -  Working Capital

--  Value Range: $44.4 million to $44.8 million; midpoint $44.6 million

Common Assumptions

--  Weighted Average Cost of Capital 12.50% (cost of equity 13.4%)

--  1997-1999 Cash Flows

VII.   COMPARATIVE COMPANY ANALYSIS

--  Comparative financial performance

     - Comparable Group: Arco Chemicals, Brimm Energy, Great Lakes Chemical, High Plains, and Methanex.

     -  New Energy ranked at the bottom of the comparable group

--  Valuation multiples consistent with financial performance and risks

                                                          IMPLIED              COMPARABLE
                                                          MULTIPLE              COMPANIES
                                         NEW ENERGY
    IN $000                              PERFORMANCE                    MEDIAN     HIGH      LOW
    -----------------------------------  -----------                    ------     -----     ----
    LTM OCF                                 (8,360)           NM         6.7x      11.2x     6.2x
    Proj. 1997 OCF*                         13,993          4.6x         5.7x       5.7x     5.7x
    3-Yr. Avg. OCF                          16,647          3.9x         6.9x      10.1x     5.3x
    LTM Revenues                           131,233          0.5x         1.7x       2.5x     1.4x

     * Projected OCF for only Great Lakes Chemical was available.

     Note: OCF is operating income before depreciation and amortization.

                                                                    APPENDIX A-1

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                    COMPARATIVE COMBINED STATEMENT OF INCOME

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 & 1996 AND
               THE LATEST TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                   (IN $000S)

                                     LTM                9 MONTHS             9 MONTHS
                                    ENDED      % OF      ENDED      % OF      ENDED      % OF
                                   9/30/96     SALES    9/30/96     SALES    9/30/95     SALES
                                   --------    -----    --------    -----    --------    -----
Net sales, ethanol...............  $ 93,811     71.5%   $ 68,088     71.1%   $ 77,504     78.6%
By-product revenue...............    37,413     28.5      27,662     28.9      21,109     21.4
                                   --------    -----    --------    -----    --------    -----
TOTAL SALES......................   131,223    100.0      95,749    100.0      98,613    100.0
Cost of goods sold...............   131,774    100.4     101,906    106.4      78,588     79.7
                                   --------    -----    --------    -----    --------    -----
  GROSS PROFIT...................      -551     -0.4      -6,156     -6.4      20,025     20.3
Selling, general and
  administrative expenses........     7,809      6.0       5,972      6.2       5,866      5.9
                                   --------    -----    --------    -----    --------    -----
  OPERATING INCOME BEFORE
     DEPRECIATION AND
     AMORTIZATION................    -8,360     -6.4     -12,128    -12.7      14,160     14.4
Depreciation and amortization....     2,563      2.0       1,963      2.1       1,951      2.0
                                   --------    -----    --------    -----    --------    -----
  OPERATING INCOME...............   -10,923     -8.3     -14,091    -14.7      12,209     12.4
OTHER INCOME (EXPENSE)
  Interest income................       466      0.4         320      0.3         445      0.5
  Interest expense...............    -4,264     -3.2      -3,220     -3.4      -3,275     -3.3
  Other income (expense).........         3      0.0           0      0.0           0      0.0
                                   --------    -----    --------    -----    --------    -----
  TOTAL OTHER INCOME.............    -3,795     -2.9      -2,901     -3.0      -2,830     -2.9
                                   --------    -----    --------    -----    --------    -----
  NET INCOME (LOSS)..............   -14,717    -11.2     -16,992    -17.7       9,379      9.5
  Limited partnership interest...       90%                  90%                  90%
                                   --------    -----    --------    -----    --------    -----
  NET INCOME (LOSS) ALLOCABLE TO
     LIMITED PARTNERS............  $-13,246    -10.1%   $-15,293    -16.0%   $  8,442      8.6%
                                   ========    =====    ========    =====    ========    =====

Source: Unaudited financial statements of New Energy Company of Indiana Limited Partnership.

                                                                    APPENDIX A-2

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE COMBINED BALANCE SHEET

                AS OF SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995

                                   (IN $000S)

                                                                     9/30/96        9/30/95
                                                                     --------       --------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................   $  3,721       $ 11,840
  Accounts receivable.............................................      5,322          5,432
  Other receivables...............................................        122            209
  Inventories.....................................................      3,773          4,868
  Spare parts.....................................................      2,510          2,629
  Prepaid expenses and other......................................        237            273
                                                                     --------       --------
     TOTAL CURRENT ASSETS.........................................     15,684         25,251
Property, plant and equipment, at cost............................    159,504        159,370
Less accumulated depreciation and depletion.......................    135,956        133,422
                                                                     --------       --------
NET PROPERTY, PLANT AND EQUIPMENT.................................     23,548         25,948
     TOTAL ASSETS.................................................   $ 39,233       $ 51,200
                                                                     ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable................................................   $  3,612       $  3,481
  Interest payable................................................         61            291
  Taxes payable...................................................      3,187          2,111
  Other accrued liabilities.......................................      1,338            779
  Current portion of long-term debt...............................      6,492         12,167
                                                                     --------       --------
     TOTAL CURRENT LIABILITIES....................................     14,689         18,829
Long-term debt, less current portion..............................     66,785         59,896
PARTNERS' CAPITAL (DEFICIT)
  General partner.................................................     -5,807         -4,335
  Limited partners................................................    -36,912        -23,666
  Special limited partner.........................................      5,000          5,000
  Syndication costs...............................................     -4,523         -4,523
                                                                     --------       --------
     TOTAL PARTNERS' CAPITAL (DEFICIT)............................    -42,242        -27,524
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................   $ 39,233       $ 51,200
                                                                     ========       ========
Working Capital...................................................   $    995       $  6,423
Current Ratio.....................................................        1.1            1.3

Source: Unaudited financial statements of New Energy Company of Indiana Limited Partnership.

                                                                    APPENDIX A-3

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                    COMPARATIVE COMBINED STATEMENT OF INCOME

                       YEARS ENDED DECEMBER 31, 1991-1995

                                   (IN $000S)

                                       1995        1994        1993        1992        1991
                                     --------    --------    --------    --------    --------
Net sales, ethanol.................  $103,227    $ 96,111    $ 86,995    $ 90,563    $ 77,932
By-product revenue.................    30,860      31,818      28,544      30,441      29,110
                                     --------    --------    --------    --------    --------
TOTAL SALES........................   134,087     127,929     115,538     121,004     107,042
Cost of goods sold.................   108,456     107,559      88,435      90,819      86,718
                                     --------    --------    --------    --------    --------
  GROSS PROFIT.....................    25,631      20,370      27,104      30,185      20,323
Selling, general and administrative
  expenses.........................     7,703       7,736       7,724       8,286       7,417
                                     --------    --------    --------    --------    --------
  OPERATING INCOME BEFORE
     DEPRECIATION AND
     AMORTIZATION..................    17,928      12,634      19,380      21,899      12,906
Depreciation and amortization......     2,550      10,733      13,623      13,589      13,602
                                     --------    --------    --------    --------    --------
  OPERATING INCOME.................    15,378       1,901       5,757       8,310        -697
OTHER INCOME (EXPENSE)
  Interest income..................       592         313         328         256         261
  Interest expense.................    -4,319      -4,757      -5,450      -6,162      -8,995
  Other income (expense)...........         3          -7          -5          -3        -122
                                     --------    --------    --------    --------    --------
  TOTAL OTHER INCOME...............    -3,724      -4,451      -5,127      -5,909      -8,856
                                     --------    --------    --------    --------    --------
  NET INCOME (LOSS)................    11,654      -2,550         629       2,401      -9,552
  Limited partnership interest.....     90.0%       90.0%       90.0%       90.0%       90.0%
                                     --------    --------    --------    --------    --------
  NET INCOME (LOSS) ALLOCABLE TO
     LIMITED PARTNERS..............  $ 10,488    $ -2,295    $    566    $  2,161    $ -8,597
                                     ========    ========    ========    ========    ========

Source: Audited financial statements of New Energy Company of Indiana Limited Partnership.

                                                                    APPENDIX A-4

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                          COMPARATIVE MARGIN ANALYSIS

                       YEARS ENDED DECEMBER 31, 1991-1995

                                                     1995      1994      1993      1992      1991
                                                     -----     -----     -----     -----     -----
Net sales, ethanol.................................   77.0%     75.1%     75.3%     74.8%     72.8%
By-product revenue.................................   23.0      24.9      24.7      25.2      27.2
                                                     -----     -----     -----     -----     -----
TOTAL SALES........................................  100.0     100.0     100.0     100.0     100.0
Cost of goods sold.................................   80.9      84.1      76.5      75.1      81.0
                                                     -----     -----     -----     -----     -----
  GROSS PROFIT.....................................   19.1      15.9      23.5      24.9      19.0
Selling, general and administrative expenses.......    5.7       6.0       6.7       6.8       6.9
                                                     -----     -----     -----     -----     -----
  OPERATING INCOME BEFORE DEPRECIATION AND
     AMORTIZATION..................................   13.4       9.9      16.8      18.1      12.1
Depreciation and amortization......................    1.9       8.4      11.8      11.2      12.7
                                                     -----     -----     -----     -----     -----
  OPERATING INCOME.................................   11.5       1.5       5.0       6.9      -0.7
OTHER INCOME (EXPENSE)
  Interest income..................................    0.4       0.2       0.3       0.2       0.2
  Interest expense.................................   -3.2      -3.7      -4.7      -5.1      -8.4
  Other income (expense)...........................    0.0       0.0       0.0       0.0      -0.1
                                                     -----     -----     -----     -----     -----
  TOTAL OTHER INCOME...............................   -2.8      -3.5      -4.4      -4.9      -8.3
  NET INCOME (LOSS)................................    8.7      -2.0       0.5       2.0      -8.9
  LIMITED PARTNERSHIP INTEREST.....................   90.0%     90.0%     90.0%     90.0%     90.0%
                                                     -----     -----     -----     -----     -----
  NET INCOME (LOSS) ALLOCABLE TO LIMITED
     PARTNERS......................................    7.8%     -1.8%      0.5%      1.8%     -8.0%
                                                     =====     =====     =====     =====     =====

                                                                    APPENDIX A-5

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE COMBINED BALANCE SHEET

                          AS OF DECEMBER 31, 1991-1995

                                   (IN $000S)

                                       1995        1994        1993        1992        1991
                                     --------    --------    --------    --------    --------
              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........  $ 11,461    $  8,880    $ 10,137    $  7,728    $  4,819
  Accounts receivable..............     7,353       8,026       4,386       6,727       4,513
  Other receivables................       179          78          70         101         145
  Inventories......................     4,236       4,453       5,744       5,972       4,013
  Spare parts......................     2,604       2,611       2,637       2,570       2,328
  Prepaid expenses and other.......       318         346         430       1,043         793
                                     --------    --------    --------    --------    --------
  TOTAL CURRENT ASSETS.............    26,151      24,394      23,405      24,141      16,611
Property, plant and equipment, at
  cost.............................   159,512     159,159     159,118     158,878     158,513
Less accumulated depreciation and
  depletion........................  -134,001    -131,471    -120,863    -107,521     -94,450
                                     --------    --------    --------    --------    --------
NET PROPERTY, PLANT AND
  EQUIPMENT........................    25,512      27,688      38,255      51,357      64,064
Deferred costs.....................         0           0           0         218         432
                                     --------    --------    --------    --------    --------
  TOTAL ASSETS.....................  $ 51,662    $ 52,083    $ 61,660    $ 75,716    $ 81,107
                                     ========    ========    ========    ========    ========
   LIABILITIES AND STOCKHOLDERS'
                 EQUITY
CURRENT LIABILITIES:
  Accounts payable.................     3,833       3,204       2,585       2,514       2,905
  Management fees payable to
     general partner...............         0           0           0         252           0
  Interest payable.................       291         343         268         283         428
  Taxes payable....................     1,705       1,642       1,624       1,627       1,479
  Other accrued liabilities........     1,242         905         655         782         669
  Current portion of long-term
     debt..........................     3,268      12,795       5,867      14,763       4,626
                                     --------    --------    --------    --------    --------
  TOTAL CURRENT LIABILITIES........    10,338      18,890      11,000      20,221      10,108
Deferred management fees payable to
  general partner..................         0       1,100       1,219       2,601       2,660
Long-term debt.....................    66,574      68,997      83,795      87,901     105,747
PARTNERS' CAPITAL (DEFICIT)
  General partner..................    -4,108      -5,273      -5,018      -5,081      -5,321
  Limited partners.................   -21,619     -32,108     -29,814     -30,402     -32,564
  Special limited partner..........     5,000       5,000       5,000       5,000       5,000
  Syndication costs................    -4,523      -4,523      -4,523      -4,523      -4,523
  Accumulated deficit..............         0           0           0           0           0
                                     --------    --------    --------    --------    --------
  TOTAL PARTNERS' CAPITAL
     (DEFICIT).....................   -25,250     -36,904     -34,355     -35,007     -37,408
                                     --------    --------    --------    --------    --------
  TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY..........  $ 51,662    $ 52,083    $ 61,660    $ 75,716    $ 81,107
                                     ========    ========    ========    ========    ========
Working Capital....................  $ 15,812    $  5,504    $ 12,405    $  3,921    $  6,504
Current Ratio......................       2.5         1.3         2.1         1.2         1.6

Source: Audited financial statements of New Energy Company of Indiana Limited Partnership.

                                                                    APPENDIX A-6

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                        COMPARATIVE CASH FLOW STATEMENT

                       YEARS ENDED DECEMBER 31, 1991-1995

                                   (IN $000S)

                                     TOTAL        1995        1994        1993        1992        1991
                                    --------    --------    --------    --------    --------    --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)...............  $  2,583    $ 11,654    $ -2,550    $    629    $  2,401    $ -9,552
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
  Depreciation and amortization...    54,098       2,550      10,733      13,623      13,589      13,602
  Increase (decrease) in deferred
    management fees payable to
    general partner...............    -2,088      -1,100        -119      -1,381         -60         573
  Increase in accrued interest on
    general partner loan..........     1,735        -380         541         541         542         493
  Net loss on disposition of
    property and equipment........       134          -3           7           5           3         122
  Changes in operating assets and
    liabilities:
  Accounts and other
    receivables...................    -2,619         572      -3,640       2,371      -2,169         247
  Inventories.....................      -267         218       1,291         228      -1,959         -44
  Spare parts.....................      -462           7          26         -67        -243        -185
  Prepaid expenses and other......       405          28          76         617        -250         -67
  Accounts payable................       471         628         619          71        -391        -457
  Management fees payable to
    general partner...............         0           0           0        -252         252           0
  Interest payable................        47         -52          74         -14        -145         184
  Taxes payable...................       504          63          18          -3         148         278
  Other accrued liabilities.......       701         336         250        -126         112         128
                                    --------    --------    --------    --------    --------    --------
  Net cash provided by operating
    activities....................    55,242      14,520       7,326      16,241      11,831       5,323
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of property and
    equipment.....................    -1,926        -373        -174        -312        -672        -395
  Proceeds from sale of property
    and equipment.................         4           3           0           0           1           0
                                    --------    --------    --------    --------    --------    --------
    Net cash used in investing
      activities..................    -1,922        -370        -174        -312        -671        -395
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net decrease in short-term
    borrowings....................       -25           0           0           0           0         -25
  Payments on long-term debt......   -45,417     -11,569      -8,411     -13,543      -8,251      -3,644
  Loan from general partner.......       579           0           0           0           0         579
  Capital contributions from
    limited partners..............        49           0           1          22           0          26
                                    --------    --------    --------    --------    --------    --------
    Net cash used in financing
      activities..................   -44,814     -11,569      -8,410     -13,520      -8,251      -3,064
                                    --------    --------    --------    --------    --------    --------
    Net Increase (Decrease) in
      Cash and Equivalent.........  $  8,505    $  2,581    $ -1,257    $  2,409    $  2,909    $  1,863
                                    ========    ========    ========    ========    ========    ========

Source: Audited financial statements of New Energy Company of Indiana Limited Partnership.

                                                                    APPENDIX B-1

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

                     ACTUAL      ACTUAL      ACTUAL     EXPECTED    PROJECTED
                    --------    --------    --------    --------    --------
 INCOME STATEMENT     1993        1994        1995        1996        1997        1998        1999        2000        2001
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
REVENUES
Ethanol net
 revenues..........   86,995      96,111     103,227      98,633     111,857     107,690     116,202     116,202     116,202
DDGS net revenues..   26,948      30,118      29,110      37,742      33,903      31,922      33,155      33,155      33,155
C02 net revenues...    1,596       1,700       1,750       1,582       1,913       1,989       2,069       2,151       2,238
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
Total revenue...... $115,538    $127,929    $134,087    $137,957    $147,673    $141,601    $151,425    $151,508    $151,594

COST OF SALES
Total Corn Costs...   64,262      81,607      81,098     113,143     100,379      92,917      96,444      96,444      96,444
Total Denaturant
 Costs.............    1,545       1,505       1,803       1,716       2,004       1,930       2,082       2,082       2,082
Total other raw
 material costs....    5,718       6,551       7,786       6,378       7,497       7,797       8,109       8,434       8,771
Other cost of goods
 sold..............   16,909      17,896      17,769      15,247      15,857      16,492      17,151      17,837      18,551
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
Total cost of
 sales.............   88,435     107,559     108,456     136,484     125,738     119,136     123,786     124,797     125,848
Gross Income before
 Depreciation......   27,104      20,370      25,631       1,473      21,935      22,466      27,639      26,711      25,747
Gross Margin.......    23.5%       15.9%       19.1%        1.1%       14.9%       15.9%       18.3%       17.6%       17.0%

OPERATING EXPENSES
Operating
 Expenses..........    7,724       7,736       7,703       7,694       8,002       8,322       8,655       9,001       9,361
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
Total operating
 expenses..........    7,724       7,736       7,703       7,694       8,002       8,322       8,655       9,001       9,361
Operating Income
 Bef.
 Depreciation......   19,380      12,634      17,928      (6,221)     13,933      14,144      18,984      17,711      16,386
OIBD Margin........    16.8%        9.9%       13.4%       -4.5%        9.4%       10.0%       12.5%       11.7%       10.8%
Depreciation.......   13,623      10,733       2,550       2,615       2,467       2,325       2,229       2,154       2,127
Other Income.......        0           0           0           0           0           0           0           0           0
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
Earnings before
 interest and
 taxes.............    5,757       1,901      15,378      (8,836)     11,466      11,819      16,755      15,556      14,259
Income tax
 provision.........    2,274         751       6,074           0       1,039       4,668       6,618       6,145       5,632
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
Net income.........    3,483       1,150       9,304     (81,836)     10,427       7,150      10,137       9,412       8,627
                    ========    ========    ========    ========    ========    ========    ========    ========    ========
Net Income Margin..     3.0%        0.9%        6.9%       -6.4%        7.1%        5.0%        6.7%        6.2%        5.7%
                    --------    --------    --------    --------    --------    --------    --------    --------    --------
OIBD ($/Gallon).... $   0.26    $   0.15    $   0.20    ($  0.08)   $   0.16    $   0.16    $   0.21    $   0.20    $   0.18
                                ========    ========    ========    ========    ========    ========    ========    ========
Avg 97-05.......... $   0.17
                    ========

 INCOME STATEMENT      2002        2003        2004        2005
                     --------    --------    --------    --------
                    <C
REVENUES
Ethanol net
 revenues..........   116,202     116,202     116,202     116,202
DDGS net revenues..    33,155      33,155      33,155      33,155
C02 net revenues...     2,327       2,397       2,469       2,543
                     --------    --------    --------    --------
Total revenue......  $151,684    $151,753    $151,825    $151,899
COST OF SALES
Total Corn Costs...    96,444      96,444      96,444      96,444
Total Denaturant
 Costs.............     2,082       2,082       2,082       2,082
Total other raw
 material costs....     9,122       9,395       9,677       9,968
Other cost of goods
 sold..............    19,293      19,872      20,468      21,082
                     --------    --------    --------    --------
Total cost of
 sales.............   126,940     127,793     128,671     129,575
Gross Income before
 Depreciation......    24,743      23,961      23,155      22,324
Gross Margin.......     16.3%       15.8%       15.3%       14.7%
OPERATING EXPENSES
Operating
 Expenses..........     9,735      10,028      10,328      10,638
                     --------    --------    --------    --------
Total operating
 expenses..........     9,735      10,028      10,328      10,638
Operating Income
 Bef.
 Depreciation......    15,008      13,933      12,826      11,686
OIBD Margin........      9.9%        9.2%        8.4%        7.7%
Depreciation.......     2,103       2,121       2,137       2,152
Other Income.......         0           0           0           0
                     --------    --------    --------    --------
Earnings before
 interest and
 taxes.............    12,905      11,812      10,689       9,534
Income tax
 provision.........     5,098       4,666       4,222       3,766
                     --------    --------    --------    --------
Net income.........     7,808       7,147       6,467       5,768
                     ========    ========    ========    ========
Net Income Margin..      5.1%        4.7%        4.3%        3.8%
                     --------    --------    --------    --------
OIBD ($/Gallon)....  $   0.17    $   0.16    $   0.14    $   0.13
                     ========    ========    ========    ========
Avg 97-05..........

                                                                    APPENDIX B-2

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

                        ACTUAL     ACTUAL      ACTUAL     EXPECTED   PROJECTED
                        -------    -------    --------    -------    --------
VALUATION ASSUMPTIONS    1993       1994        1995       1996        1997        1998        1999        2000        2001
---------------------   -------    -------    --------    -------    --------    --------    --------    --------    --------
REVENUE FORECAST
ETHANOL REVENUES
Ethanol Production
 (Gallons/Yr.).......    75,264     83,415      88,154     78,743      89,000      89,000      89,000      89,000      89,000
Ethanol price
 growth..............                -0.3%        1.6%       7.0%        0.3%       -3.7%        7.9%        0.0%        0.0%
 -- Spread ceiling...                                     $  1.25    $   1.27    $   1.22    $   1.32    $   1.32    $   1.32
 -- Spread floor.....                                     $  1.25    $   1.25    $   1.21    $   1.30    $   1.30    $   1.30
 -- Average Price
   ($/Gallon)........   $  1.16    $  1.15    $   1.17    $  1.25    $   1.26    $   1.21    $   1.31    $   1.31    $   1.31
                        -------    -------    --------    -------    --------    --------    --------    --------    --------
Ethanol net
 revenues............   $86,995    $96,111    $103,227    $98,633    $111,857    $107,690    $116,202    $116,202    $116,202
Ethanol Yield
 (Gallons/Busbel)....                                        2.83        2.75        2.75        2.75        2.75        2.75
Implied Corn
 Bushels.............                                      27,796      32,364      32,364      32,364      32,364      32,364
DDGS REVENUES
DDGS Yield
 (lbs/Bushel)........                                       17.62        17.8        17.8        17.8        17.8        17.8
DDGS Production
 (Tons/Yr.)..........                                       244.9       288.0       288.0       288.0       288.0       288.0
DDGS Markup on Com
 (net of $0.05 hedge
 costs)..............                                        6.0%        8.0%       10.0%       10.0%       10.0%       10.0%
DDGS price per ton...                                     $154.11    $ 117.70    $ 110.83    $ 115.11    $ 115.11    $ 115.11
                        -------    -------    --------    -------    --------    --------    --------    --------    --------
DDGS net revenues....   $26,948    $30,118    $ 29,110    $37,742    $ 33,903    $ 31,922    $ 33,155    $ 33,155    $ 33,155
C02 REVENUES
C02 Production
 (Tons/Yr.)..........                                       149.2       173.5       173.5       173.5       173.5       173.5
C02 price per ton
 growth..............                                                    4.0%        4.0%        4.0%        4.0%        4.0%
C02 price per ton....                                     $ 10.60    $  11.02    $  11.47    $  11.92    $  12.40    $  12.90
                        -------    -------    --------    -------    --------    --------    --------    --------    --------
C02 net revenues.....   $ 1,596    $ 1,700    $  1,750    $ 1,582    $  1,913    $  1,989    $  2,069    $  2,151    $  2,238
Other Income as
 return on
 investment..........                                                                0.0%        0.0%        0.0%        0.0%
Strategic
 Investment..........                                                            $      0    $      0    $      0    $      0
                        -------    -------    --------    -------    --------    --------    --------    --------    --------
Total revenue
 growth..............                10.7%        4.8%       2.9%        7.0%       -4.1%        6.9%        0.1%        0.1%
CAGR over projection
 period..............                             1.3%
                        =======    =======    ========    =======    ========    ========    ========    ========    ========


VALUATION ASSUMPTIONS    2002        2003        2004        2005
---------------------  --------    --------    --------    --------
REVENUE FORECAST
ETHANOL REVENUES
Ethanol Production
 (Gallons/Yr.).......    89,000      89,000      89,000      89,000
Ethanol price
 growth..............      0.0%        0.0%        0.0%        0.0%
 -- Spread ceiling...  $   1.32    $   1.32    $   1.32    $   1.32
 -- Spread floor.....  $   1.30    $   1.30    $   1.30    $   1.30
 -- Average Price
   ($/Gallon)........  $   1.31    $   1.31    $   1.31    $   1.31
                       --------    --------    --------    --------
Ethanol net
 revenues............  $116,202    $116,202    $116,202    $116,202
Ethanol Yield
 (Gallons/Busbel)....      2.75        2.75        2.75        2.75
Implied Corn
 Bushels.............    32,364      32,364      32,364      32,364
DDGS REVENUES
DDGS Yield
 (lbs/Bushel)........      17.8        17.8        17.8        17.8
DDGS Production
 (Tons/Yr.)..........     288.0       288.0       288.0       288.0
DDGS Markup on Com
 (net of $0.05 hedge
 costs)..............     10.0%       10.0%       10.0%       10.0%
DDGS price per ton...  $ 115.11    $ 115.11    $ 115.11    $ 115.11
                       --------    --------    --------    --------
DDGS net revenues....  $ 33,155    $ 33,155    $ 33,155    $ 33,155
C02 REVENUES
C02 Production
 (Tons/Yr.)..........     173.5       173.5       173.5       173.5
C02 price per ton
 growth..............      4.0%        3.0%        3.0%        3.0%
C02 price per ton....  $  13.41    $  13.81    $  14.23    $  14.66
                       --------    --------    --------    --------
C02 net revenues.....  $  2,327    $  2,397    $  2,469    $  2,543
Other Income as
 return on
 investment..........      0.0%        0.0%        0.0%        0.0%
Strategic
 Investment..........  $      0    $      0    $      0    $      0
                       --------    --------    --------    --------
Total revenue
 growth..............      0.1%        0.0%        0.0%        0.0%
CAGR over projection
 period..............
                       ========    ========    ========    ========

                                                                    APPENDIX B-3

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                  FISCAL YEARS ENDING DECEMBER 31,1996 -- 2005

                                   (IN $000S)

                                ACTUAL     ACTUAL     ACTUAL     EXPECTED    PROJECTED
                                -------    -------    -------    --------    --------
    VALUATION ASSUMPTIONS        1993       1994       1995        1996        1997       1998       1999       2000       2001
-----------------------------   -------    -------    -------    --------    --------    -------    -------    -------    -------
EXPENSE FORECAST
CORN COSTS
Implied Corn Bushels.........                                      27,796      32,364     32,364     32,364     32,364     32,364
Corn price growth............                                                  -23.8%      -7.4%       3.8%       0.0%       0.0%
Corn price ($/Bushel)........                                    $   4.07    $   3.10    $  2.87    $  2.98    $  2.98    $  2.98
                                -------    -------    -------    --------    --------    -------    -------    -------    -------
Total Corn Costs.............   $64,262    $81,607    $81,098    $113,143    $100,379    $92,917    $96,444    $96,444    $96,444
Corn Costs/Gallon............   $  0.85    $  0.98    $  0.92    $   1.44    $   1.13    $  1.04    $  1.08    $  1.08    $  1.08
Ethanol-Corn Spread..........   $  0.30    $  0.17    $  0.25       (0.18)   $   0.13    $  0.17    $  0.22    $  0.22    $  0.22
Average Spread 97-05.........                                    $   0.21
DENATURANT COSTS
Denaturant Blend as % of
 Ethanol Prodn...............                                       4.17%       4.30%      4.30%      4.30%      4.30%      4.30%
Denaturant Gallons...........                                       3,287       3,827      3,827      3,827      3,827      3,827
Denaturant price growth
 rate........................                                                    0.3%      -3.7%       7.9%       0.0%       0.0%
Denaturant price
 ($/Gallon)..................                                    $   0.52    $   0.52    $  0.50    $  0.54    $  0.54    $  0.54
                                -------    -------    -------    --------    --------    -------    -------    -------    -------
Total Denaturant Costs.......   $ 1,545    $ 1,505    $ 1,803    $  1,716    $  2,004    $ 1,930    $ 2,082    $ 2,082    $ 2,082
OTHER RAW MATERIAL COSTS
Other raw material costs
 growth......................                 3.4%      12.4%       -8.3%        4.0%       4.0%       4.0%       4.0%       4.0%
Other raw material costs
 ($/Gallon)..................   $  0.08    $  0.08    $  0.09    $   0.08    $   0.08    $  0.09    $  0.09    $  0.09    $  0.10
                                -------    -------    -------    --------    --------    -------    -------    -------    -------
Total other raw material
 costs.......................   $ 5,718    $ 6,551    $ 7,786    $  6,378    $  7,497    $ 7,797    $ 8,109    $ 8,434    $ 8,771
OTHER COGS
Growth in other cost of goods
 sold........................                 5.8%      -0.7%      -14,2%        4.0%       4.0%       4.0%       4.0%       4.0%
Total cost of sales (% of
 Sales)......................     76.5%      84.1%      80.9%       98.9%       85.1%      84.1%      81.7%      82.4%      83.0%
growth in cost of sales......                21.6%       0.8%       25.8%       -7.9%      -5.3%       3.9%       0.8%       0.8%
OPERATING EXPENSES
Growth rate of operating
 expenses....................                 0.2%      -0.4%       -0.1%        4.0%       4.0%       4.0%       4.0%       4.0%
Total operating
 expenses/sales..............      6.7%       6.0%       5.7%        5.6%        5.4%       5.9%       5.7%       5.9%       6.2%
CAGR over forecast period....                            3.3%
INCOME TAX RATE..............     39.5%      39.5%      39.5%       39.5%       39.5%      39.5%      39.5%      39.5%      39.5%


    VALUATION ASSUMPTIONS       2002       2003       2004       2005
-----------------------------  -------    -------    -------    -------
EXPENSE FORECAST
CORN COSTS
Implied Corn Bushels.........   32,364     32,364     32,364     32,364
Corn price growth............     0.0%       0.0%       0.0%       0.0%
Corn price ($/Bushel)........  $  2.98    $  2.98    $  2.98    $  2.98
                               -------    -------    -------    -------
Total Corn Costs.............  $96,444    $96,444    $96,444    $96,444
Corn Costs/Gallon............  $  1.08    $  1.08    $  1.08    $  1.08
Ethanol-Corn Spread..........  $  0.22    $  0.22    $  0.22    $  0.22
Average Spread 97-05.........
DENATURANT COSTS
Denaturant Blend as % of
 Ethanol Prodn...............    4.30%      4.30%      4.30%      4.30%
Denaturant Gallons...........    3,827      3,827      3,827      3,827
Denaturant price growth
 rate........................     0.0%       0.0%       0.0%       0.0%
Denaturant price
 ($/Gallon)..................  $  0.54    $  0.54    $  0.54    $  0.54
                               -------    -------    -------    -------
Total Denaturant Costs.......  $ 2,082    $ 2,082    $ 2,082    $ 2,082
OTHER RAW MATERIAL COSTS
Other raw material costs
 growth......................     4.0%       3.0%       3.0%       3.0%
Other raw material costs
 ($/Gallon)..................  $  0.10    $  0.11    $  0.11    $  0.11
                               -------    -------    -------    -------
Total other raw material
 costs.......................  $ 9,122    $ 9,395    $ 9,677    $ 9,968
OTHER COGS
Growth in other cost of goods
 sold........................     4.0%       3.0%       3.0%       3.0%
Total cost of sales (% of
 Sales)......................    83.7%      84.2%      84.7%      85.3%
growth in cost of sales......     0.9%       0.7%       0.7%       0.7%
OPERATING EXPENSES
Growth rate of operating
 expenses....................     4.0%       3.0%       3.0%       3.0%
Total operating
 expenses/sales..............     6.4%       6.6%       6.8%       7.0%
CAGR over forecast period....
INCOME TAX RATE..............    39.5%      39.5%      39.5%      39.5%

                                                                    APPENDIX B-4

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

                                 ACTUAL     ACTUAL    ACTUAL    EXPECTED    PROJECTED
                                 ------     ------    ------    --------    ---------
 WORKING CAPITAL & FIXED ASSETS   1994       1995     SEP-96      1996        1997         1998       1999       2000       2001
-------------------------------- ------     ------    ------    --------    ---------     ------     ------     ------     ------
Accounts receivable.............  8,026      7,353    5,322       7,566        8,098       7,765      8,304      8,309      8,314
Inventory.......................  4,453      4,236    6,283       5,459        5,030       4,765      4,951      4,992      5,034
Prepaid expenses and deposits...    346        318      237         327          350         336        359        359        359
                                 -------    -------   -------                             -------    -------    -------    -------
                                      -          -        -                                    -          -          -          -
                                                                ------- -   ------- -
Total Current Assets............ 12,825     11,907    11,842     13,352       13,478      12,867     13,615     13,660     13,707

Net Fixed Assets................ 27,688     25,512    23,548     23,497       22,141      21,232     20,517     20,257     20,025
                                 -------    -------   -------                             -------    -------    -------    -------
                                      -          -        -                                    -          -          -          -
                                                                ------- -   ------- -
Total Assets.................... 40,514     37,418    35,390     36,849       35,619      34,099     34,132     33,916     33,731
                                 ========   ========  ========  ========    ========      ========   ========   ========   ========
Accounts payable................  3,204      3,833    4,491       4,961        4,478       4,243      4,409      4,445      4,482
Accrued liabilities.............    905      1,242    1,336       1,231        1,280       1,332      1,385      1,440      1,498
                                 -------    -------   -------                             -------    -------    -------    -------
                                      -          -        -                                    -          -          -          -
                                                                ------- -   ------- -
Total Current Liabilities.......  4,110      5,074    5,827       6,092        5,759       5,575      5,794      5,885      5,980

Net Working Capital.............  8,715      6,832    6,014       7,260        7,719       7,292      7,821      7,775      7,727
As a  % of Sales................   6.8%       5.1%                 5.3%         5.2%        5.1%       5.2%       5.1%       5.1%


 WORKING CAPITAL & FIXED ASSETS    2002       2003       2004       2005
--------------------------------  ------     ------     ------     ------
Accounts receivable.............   8,318      8,322      8,326      8,330
Inventory.......................   5,078      5,112      5,147      5,183
Prepaid expenses and deposits...     360        360        360        360
                                  -------    -------    -------    -------
                                       -          -          -          -

Total Current Assets............  13,756     13,794     13,833     13,873
Net Fixed Assets................  20,197     20,353     20,493     20,620
                                  -------    -------    -------    -------
                                       -          -          -          -

Total Assets....................  33,953     34,146     34,326     34,493
                                  ========   ========   ========   ========
Accounts payable................   4,521      4,552      4,583      4,615
Accrued liabilities.............   1,558      1,604      1,653      1,702
                                  -------    -------    -------    -------
                                       -          -          -          -

Total Current Liabilities.......   6,079      6,156      6,235      6,317
Net Working Capital.............   7,677      7,638      7,598      7,556
As a  % of Sales................    5.1%       5.0%       5.0%       5.0%

                                                                    APPENDIX B-5

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

                              ACTUAL     ACTUAL     ACTUAL     EXPECTED    PROJECTED
                              -------    -------    -------    --------    ---------
    VALUATION ASSUMPTIONS      1993       1994       1995        1996        1997        1998       1999       2000       2001
----------------------------- -------    -------    -------    --------    ---------    -------    -------    -------    -------
WORKING CAPITAL INVESTMENT
Receivables -- DSO...........               22.9       20.0       20.0         20.0        20.0       20.0       20.0       20.0
Inventory turnover...........               24.2x      25.6x      25.0 x       25.0x       25.0x      25.0x      25.0x      25.0x
Other current
 assets/revenue..............                0.3%       0.2%       0.2 %        0.2%        0.2%       0.2%       0.2%       0.2%
Accounts payable -- DPO......               10.9       12.9       13.0         13.0        13.0       13.0       13.0       13.0
Accrued expenses/operating
 expenses....................               11.7%      16.1%      16.0 %       16.0%       16.0%      16.0%      16.0%      16.0%
FIXED CAPITAL INVESTMENT
Capital expenditures.........     312        174        373        600        1,111       1,416      1,514      1,894      1,895
   % of revenues.............     0.3%       0.1%       0.7%       0.4 %        0.8%        1.0%       1.0%       1.3%       1.3%
Depreciation.................  13,623     10,733      2,550      2.615        2,467       2,325      2,229      2,154      2,127
-- Depr./Prior yr. NFA.......                           9.2%      10.3 %       10.5%       10.5%      10.5%      10.5%      10.5%
IMPLIED RATIOS
Fixed asset turnover.........                4.6x       5.0x       5.7 x        6.5x        6.5x       7.3x       7.4x       7.5x


    VALUATION ASSUMPTIONS       2002       2003       2004       2005
-----------------------------  -------    -------    -------    -------
                              <C
WORKING CAPITAL INVESTMENT
Receivables -- DSO...........     20.0       20.0       20.0       20.0
Inventory turnover...........     25.0x      25.0x      25.0x      25.0x
Other current
 assets/revenue..............      0.2%       0.2%       0.2%       0.2%
Accounts payable -- DPO......     13.0       13.0       13.0       13.0
Accrued expenses/operating
 expenses....................     16.0%      16.0%      16.0%      16.0%
FIXED CAPITAL INVESTMENT
Capital expenditures.........    2,275      2,276      2,277      2,278
   % of revenues.............      1.5%       1.5%       1.5%       1.5%
Depreciation.................    2,103      2,121      2,137      2,152
-- Depr./Prior yr. NFA.......     10.5%      10.5%      10.5%      10.5%
IMPLIED RATIOS
Fixed asset turnover.........      7.5x       7.5x       7.4x       7.4x

                                                                    APPENDIX B-6

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

        DISCOUNTED CASH FLOW ANALYSIS                                 1997       1998       1999       2000       2001       2002
----------------------------------------------                       -------    -------    -------    -------    -------    -------
Net operating profit after taxes..............                        10,427      7,150     10,137      9,412      8,627      7,808
Plus: Depreciation............................                         2,467      2,325      2,229      2,154      2,127      2,103
                                                                     -------    -------    -------    -------    -------    -------
Total Sources.................................                        12,894      9,475     12,366     11,566     10,753      9,910
Less: working capital investment..............                           460       (428)       529        (46)       (48)       (50)
Less: capital expenditures....................                         1,111      1,416      1,514      1,894      1,895      2,275
Less: Hedge...................................                           750          0          0          0          0          0
                                                                     -------    -------    -------    -------    -------    -------
Free Cash Flow................................                        10,574      8,487     10,323      9,718      8,907      7,685

        DISCOUNTED CASH FLOW ANALYSIS            2003       2004       2005
----------------------------------------------  -------    -------    -------
                                               <C
Net operating profit after taxes..............    7,147      6,467      5,768
Plus: Depreciation............................    2,121      2,137      2,152
                                                -------    -------    -------
Total Sources.................................    9,267      8,604      7,920
Less: working capital investment..............      (39)       (40)       (41)
Less: capital expenditures....................    2,276      2,277      2,278
Less: Hedge...................................        0          0          0
                                                -------    -------    -------
Free Cash Flow................................    7,030      6,367      5,683

VALUATION SUMMARY
----------------

  LONG-TERM WEIGHTED AVERAGE COST OF CAPITAL   12.25%     12.50%     12.75%
---------------------------------------------- -------    -------    -------
Continuing Value in 2005......................  46,391     45,463     44,572
Present Value of Continuing Value.............  17,372     16,706     16,072
Present Value of FYE 1996 -- 2005 Cash
 Flows........................................  48,821     48,459     48,101
                                               -------    -------    -------
Value of Operations...........................  66,193     65,164     64,173

  LONG-TERM WEIGHTED AVERAGE COST OF CAPITAL
----------------------------------------------
                                               <C
Continuing Value in 2005......................
Present Value of Continuing Value.............
Present Value of FYE 1996 -- 2005 Cash
 Flows........................................
Value of Operations...........................

                                                                    APPENDIX B-7

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

                                         PV'S OF
     DCF WORKSHEET                      CASH FLOWS      1997         1998         1999         2000         2001         2002
-----------------------                 ----------    ---------    ---------    ---------    ---------    ---------    ---------
Cash Flow Dates (mid-
 year convention)......                               30-Jun-97    30-Jun-98    30-Jun-99    30-Jun-00    30-Jun-01    30-Jun-02
SUBSIDY RENEWED
Discount Periods.......                                    0.50         1.50         2.50         3.50         4.50         5.50
Projected NOPAT........                                  10,427        7,150       10,137        9,412        8,627        7,808
Projected Free Cash
 Flows.................                                  10,574        8,487       10,323        9,718        8,907        7,685
Present Value of Cash
 Flows @...............      12.25%       48,821          9,980        7,136        7,733        6,485        5,295        4,070
Present Value of Cash
 Flows @...............      12.50%       48,459          9,969        7,112        7,690        6,435        5,242        4,021
Present Value of Cash
 Flows @...............      12.75%       48,101          9,958        7,089        7,647        6,385        5,190        3,972
Present Value of
 Investment............       12.0%                           0            0            0            0            0            0
Cash Flow Dates (mid-
 year convention)......                               30-Jun-97    30-Jun-98    30-Jun-99    30-Jun-00    30-Jun-01    30-Jun-02
SUBSIDY REVOKED
Discount Periods.......                                    0.50         1.50         2.50         3.50         4.50         5.50
Projected NOPAT........                                  10,427        7,150       10,137            0            0            0
Projected Free Cash
 Flows.................                                  10,574        8,487       10,323       20,257            0            0
Present Value of Cash
 Flows @...............      12.25%       38,367          9,980        7,136        7,733       13,518            0            0
Present Value of Cash
 Flows @...............      12.50%       38,184          9,969        7,112        7,690       13,413            0            0
Present Value of Cash
 Flows @...............      12.75%       38,003          9,958        7,089        7,647       13,309            0            0
Growth in NOPAT........                                                -31.4%        41.8%        -7.2%        -8.3%        -9.5%
Growth in Free Cash
 Flow..................                                                -19.7%        21.6%        -5.9%        -8.4%       -13.7%
PV of cash flows.......                                   9,969       17,081       24,771       31,206       36,448       40,469
PV of terminal value...                                  79,752       56,899       61,518       51,480       41,939       32,166
                                                         ------       ------       ------       ------       ------       ------
Total PV...............                                  89,721       73,980       86,289       82,686       78,387       72,635


     DCF WORKSHEET         2003         2004         2005
-----------------------  ---------    ---------    ---------
Cash Flow Dates (mid-
 year convention)......  30-Jun-03    30-Jun-04    30-Jun-05
SUBSIDY RENEWED
Discount Periods.......       6.50         7.50         8.50
Projected NOPAT........      7,147        6,467        5,768
Projected Free Cash
 Flows.................      7,030        6,367        5,683
Present Value of Cash
 Flows @...............      3,317        2,676        2,128
Present Value of Cash
 Flows @...............      3,269        2,632        2,088
Present Value of Cash
 Flows @...............      3,223        2,588        2,049
Present Value of
 Investment............          0            0            0
Cash Flow Dates (mid-
 year convention)......  30-Jun-03    30-Jun-04    30-Jun-05
SUBSIDY REVOKED
Discount Periods.......       6.50         7.50         8.50
Projected NOPAT........          0            0            0
Projected Free Cash
 Flows.................          0            0            0
Present Value of Cash
 Flows @...............          0            0            0
Present Value of Cash
 Flows @...............          0            0            0
Present Value of Cash
 Flows @...............          0            0            0
Growth in NOPAT........       -8.5%        -9.5%       -10.8%
Growth in Free Cash
 Flow..................       -8.5%        -9.4%       -10.7%
PV of cash flows.......     43,739       46,370       48,459
PV of terminal value...     26,155       21,056       16,706
                            ------       ------       ------
Total PV...............     69,893       67,426       65,164

                             2005          1996
                            -------     ----------
Terminal Value --
 Gordon Growth.........      45,463       16,706
Terminal Value -- Value
 Driver                      46,146       16,957

Terminal Value --
 Gordon Growth.........
Terminal Value -- Value
 Driver

                                                                    APPENDIX B-8

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

   VALUATION OF TAX-SHIELD (SUBSIDY RENEWED)                    1997       1998       1999       2000       2001       2002
------------------------------------------------               -------    -------    -------    -------    -------    -------
BOY Goodwill                                                    43,918     40,998     38,029     35,142     32,002     29,295
Amortization                                                     2,928      2,928      2,928      2,928      2,928      2,928
                                                                ------     ------     ------     ------     ------     ------
EOY Goodwill                                                    40,990     38,070     35,101     32,215     29,074     26,367
Discount Period                                                   0.50       1.50       2.50       3.50       4.50       5.50
Tax shield                                                       1,157      1,157      1,157      1,157      1,157      1,157

   VALUATION OF TAX-SHIELD (SUBSIDY RENE   2003       2004       2005
----------------------------------------  -------    -------    -------
                                         <C
BOY Goodwill                               26,161     23,412     20,323
Amortization                                2,928      2,928      2,928
                                           ------     ------     ------
EOY Goodwill                               23,233     20,493     17,395
Discount Period                              6.50       7.50       8.50
Tax shield                                  1,157      1,157      1,157

                                          TOTAL
                                           PV
                                         -------
Present Value Calculations
12.25%                                     8,237                 1,092        972        866        772        688        613
12.50%                                     8,138                 1,090        969        862        766        681        605
12.75%                                     8,041                 1,089        966        857        760        674        598


                                         <C
Present Value Calculations
12.25%                                        546        486        433
12.50%                                        538        478        425
12.75%                                        530        470        417

   VALUATION OF TAX-SHIELD (SUBSIDY RENEWED)                    2006       2007       2008       2009       2010       2011
------------------------------------------------               -------    -------    -------    -------    -------    -------
BOY Goodwill                                                    17,395     14,481     11,572      8,656      5,763      2,835
Amortization                                                     2,928      2,928      2,928      2,928      2,928      2,928
                                                               -------    -------    -------    -------    -------    -------
EOY Goodwill                                                    14,467     11,553      8,644      5,728      2,835          0
Discount Period                                                   9.50      10.50      11.50      12.50      13.50      14.50
Tax shield                                                       1,157      1,157      1,157      1,157      1,157      1,157
Present Value Calculations
12.25%                                                             386        344        306        273        243        216
12.50%                                                             378        336        298        265        236        210
12.75%                                                             370        328        291        258        229        203

   VALUATION OF TAX-SHIELD (SUBSIDY RENE   2012       2013       2014
----------------------------------------  -------    -------    -------
                                         <C
BOY Goodwill                                    0          0          0
Amortization                                    0          0          0
                                          -------    -------    -------
EOY Goodwill                                    0          0          0
Discount Period                             15.50      16.50      17.50
Tax shield                                      0          0          0
Present Value Calculations
12.25%                                          0          0          0
12.50%                                          0          0          0
12.75%                                          0          0          0

                                                SUBSIDY RENEWED
                                         -----------------------------
      TABLE TO RESOLVE CIRCULARITY        HIGH      MEDIAN       LOW
---------------------------------------- -------    -------    -------
Value of Operations                       66,193     65,164     64,173
Value of Tax-shield                        8,520      8,138      8,092
                                         -------    -------    -------
Total Purchase Price                      74,713     73,302     72,266
Less Working Capital                       6,014      6,014      6,014
                                         -------    -------    -------
Purchase Price Allocated to Fixed Assets  68,699     67,288     66,252

Book Value of Fixed Assets                23,548     23,548     23,548
                                         -------    -------    -------
Goodwill to be Amortized                  44,151     43,740     42,704
Amortization Period                           15         15         15
Tax rate                                   39.5%      39.5%      39.5%

      TABLE TO RESOLVE CIRCULARITY
----------------------------------------
                                         <C
Value of Operations
Value of Tax-shield
Total Purchase Price
Less Working Capital
Purchase Price Allocated to Fixed Assets
Book Value of Fixed Assets
Goodwill to be Amortized
Amortization Period
Tax rate

                                                                    APPENDIX B-9

                      NEW ENERGY COMPANY OF INDIANA, L.P.

                         PROJECTED FINANCIAL STATEMENTS

                 FISCAL YEARS ENDING DECEMBER 31, 1996 -- 2005

                                   (IN $000S)

       VALUATION OF TAX-SHIELD (SUBSIDY REVOKED)                        1997       1998       1999      2000      2001      2002
--------------------------------------------------------               -------    -------    ------    ------    ------    ------
BOY Goodwill                                                            15,032     14,030    13,028    12,025         0         0
Amortization                                                             1,002      1,002     1,002     1,002         0         0
                                                                        ------     ------     -----     -----     -----     -----
EOY Goodwill                                                            14,030     13,028    12,025    11,023         0         0
Discount Period                                                           0.50       1.50      2.50      3.50      4.50      5.50
Tax shield                                                                 396        396       396       396         0         0

       VALUATION OF TAX-SHIELD (SUBSIDY REVOKED)   2003      2004      2005
------------------------------------------------  ------    ------    ------
                                                 <C
BOY Goodwill                                           0         0         0
Amortization                                           0         0         0
                                                   -----
EOY Goodwill                                           0         0         0
Discount Period                                     6.50      7.50      8.50
Tax shield                                             0         0         0

                                                  TOTAL
                                                   PV
                                                 -------
Present Value Calculations
12.25%                                             1,267                   374        333       297       264         0         0
12.50%                                             1,262                   373        332       295       262         0         0
12.75%                                             1,257                   373        331       293       260         0         0


                                                 <C
Present Value Calculations
12.25%                                                 0         0         0
12.50%                                                 0         0         0
12.75%                                                 0         0         0

       VALUATION OF TAX-SHIELD (SUBSIDY REVOKED)                        2006       2007       2008      2009      2010      2011
--------------------------------------------------------               -------    -------    ------    ------    ------    ------
BOY Goodwill                                                                 0          0         0         0         0         0
Amortization                                                                 0          0         0         0         0         0
                                                                       -------    -------    ------    ------    ------    ------
EOY Goodwill                                                                 0          0         0         0         0         0
Discount Period                                                           9.50      10.50     11.50     12.50     13.50     14.50
Tax shield                                                                   0          0         0         0         0         0
Present Value Calculations
12.25%                                                                       0          0         0         0         0         0
12.50%                                                                       0          0         0         0         0         0
12.75%                                                                       0          0         0         0         0         0

       VALUATION OF TAX-SHIELD (SUBSIDY REVOKED)   2012      2013      2014
------------------------------------------------  ------    ------    ------
                                                 <C
BOY Goodwill                                           0         0         0
Amortization                                           0         0         0
                                                  ------    ------    ------
EOY Goodwill                                           0         0         0
Discount Period                                    15.50     16.50     17.50
Tax shield                                             0         0         0
Present Value Calculations
12.25%                                                 0         0         0
12.50%                                                 0         0         0
12.75%                                                 0         0         0

                                                        SUBSIDY REVOKED
                                                 -----------------------------
          TABLE TO RESOLVE CIRCULARITY            HIGH      MEDIAN       LOW
------------------------------------------------ -------    -------    -------
Value of Operations                               43,555     43,332     43,111
Value of Tax-shield                                1,282      1,262      1,242
                                                 -------    -------    -------
Total Purchase Price                              44,838     44,594     44,353
Less Working Capital                               6,014      6,014      6,014
                                                 -------    -------    -------
Purchase Price Allocated to Fixed Assets          38,823     38,580     38,339

Book Value of Fixed Assets                        23,548     23,548     23,548
                                                 -------    -------    -------
Goodwill to be Amortized                          15,275     15,032     14,791
Amortization Period                                   15         15         15
Tax rate                                           39.5%      39.5%      39.5%

          TABLE TO RESOLVE CIRCULARITY
------------------------------------------------
                                                 <C
Value of Operations
Value of Tax-shield
Total Purchase Price
Less Working Capital
Purchase Price Allocated to Fixed Assets
Book Value of Fixed Assets
Goodwill to be Amortized
Amortization Period
Tax rate

                                                                    APPENDIX C-1

COMPARABLE COMPANIES DESCRIPTIONS

-- Arco Chemical Co. (RCM): Producer and marketer of intermediate and specialty chemicals. Products include oxygenated fuels, propylene oxide, various polymers and monomers. Markets include household furnishings, automotive construction, plastics and the refining of gasoline. $4.0 billion in revenues.

-- Brimm Energy Corp. (BRIMF): Distributor and producer of ethanol active in the states of Montana, Wyoming, Idaho, Oregon, Washington and Utah. $7.0 million in revenues.

-- Great Lakes Chemical Corp. (GLK): Specialty chemicals manufacturer. Great Lakes holds interest in companies that manufacture fuel additives and styrene resins. Sells product in the United States, Europe and Japan. $2.3 billion in revenues.

-- High Plains Corp. (HIPC): Producer of ethanol and distillers' dry grains. Plants located in Minnesota and Nebraska. HIPC announced plans to enter the industrial alcohol segment. $69.0 million in revenues.

-- Methanex Corp. (MEOHF): Produces and sells methanol. Methanol is used to manufacture products like formaldehyde, MTBE, acetic acid and others. Methanex has plants in Canada, the United States, New Zealand and Chile. $897 million in revenues.

                                                                    APPENDIX C-2

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE FINANCIAL PERFORMANCE

                               FINANCIAL PROFILE

                                   1995-1996

                                                   ARCO         BRIMM      GREAT LAKES       HIGH                        NEW
                                                 CHEMICAL      ENERGY       CHEMICAL        PLAINS       METHANEX       ENERGY
                                                ----------     -------     -----------     ---------    ----------     --------
Quarterend Month (LTM)                               SEP96       JUN96          SEP96          SEP96         SEP96        SEP96
LTM (IN MILS EXCEPT PER SHARE)
  Revenues....................................  $3,969.000     $ 7.838     $2,261.223        $69.202    $  896.539     $131.223
  Operating Cash Flow.........................     854.000          NA        608.044         14.266       175.393       -8.360
  Pretax Income...............................     573.000      -0.953        458.630         15.774        61.974           NA
  Net Income..................................     399.000      -0.831        283.808         13.132        60.332      -14.717
  Net Per Share...............................        4.13       -0.19           4.42           0.82          0.34           NA

Fiscal Yearend Month                                 DEC95       DEC95          DEC95          JUN96         DEC95        DEC95
1995 (IN MILS EXCEPT PER SHARE)
  Revenues....................................  $4,282.000     $ 7.001     $2,361.069        $87.925    $1,249.179     $134.087
  Operating Cash Flow.........................   1,015.000      -0.419        607.988         16.835       400.923       17.928
  Pretax Income...............................     756.000      -0.741        471.547         12.176       294.679           NA
  Net Income..................................     508.000      -0.619        295.573         11.821       224.459       11.654
  Net Per Share...............................        5.28       -0.15           4.52           0.74          1.18           NA

I/B/E/S Estimates Date........................    11/14/96          NA       11/14/96       11/14/96      11/14/96
Next Fiscal Yearend Date......................       Dec97                      Dec97          Jun97         Dec97
Projected Next Fiscal Year Net Per Share......        4.00          NA           4.78           0.53          0.45

Note: Adjusted for special items.

Source: Standard & Poor's Compustat Services, Inc.

                                                                    APPENDIX C-3

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE FINANCIAL PERFORMANCE

                                     GROWTH

                                   1990-1996

                                                            ARCO       BRIMM     GREAT LAKES      HIGH                    NEW
                                                          CHEMICAL     ENERGY     CHEMICAL       PLAINS     METHANEX     ENERGY
                                                          --------     -----     -----------     ------     --------     ------
REVENUES (%)
    LTM.................................................     -6.3        NA          -4.2           6.9       -45.5       -1.4
    1995................................................     25.1      10.8          14.3          66.6       -16.0        4.8
    1994................................................      7.2        NA          15.2          57.2       178.9       10.7
    1993................................................      3.0        NA          19.8           6.6       359.2       -4.5
    1992................................................      9.2        NA          14.4           4.2        58.0       13.0
    1991................................................      0.2        NA          22.6          31.1       -57.0       -4.4
  Five-Year CAGR........................................      8.6        NA          17.2          30.7        48.9        3.7

OPERATING CASH FLOW (%)
    LTM.................................................    -15.1        NA           1.3          37.6       -73.9         NM
    1995................................................     45.4        NM          12.4          76.3       -34.5      -12.4
    1994................................................     13.9        NA           5.1         259.2       551.1      -29.2
    1993................................................     -1.9        NA          17.6         -59.6     4,412.4       -7.0
    1992................................................     56.6        NA          21.8          39.1       -88.1       33.9
    1991................................................    -28.2        NA          14.6           6.8        89.3       78.0
  Five-Year CAGR........................................     12.8        NA          14.1          30.6       112.4        6.6

NET INCOME (%)
    LTM.................................................    -16.0        NA          -3.0         125.2       -86.3         NM
    1995................................................     83.9        NM          10.9          92.6       -49.3         NM
    1994................................................     24.5        NA          -2.3            NM      4027.1         NM
    1993................................................     -1.8        NA          15.9            NM          NM      -73.8
    1992................................................    110.2        NA          49.5         128.8          NM         NM
    1991................................................    -62.9        NA          13.3         117.6          NM         NM
  Five-Year CAGR........................................     11.9        NA          16.3          65.8          NM         NM

EARNINGS PER SHARE (%)
    LTM.................................................    -16.3        NA           0.0         114.8       -85.0         NA
    1995................................................     83.6        NM          18.1          87.7       -47.4         NA
    1994................................................     24.4        NA           1.5            NM     3,633.3         NA
    1993................................................     -1.7        NA          15.8            NM          NM         NA
    1992................................................    109.8        NA          49.4          84.9          NM         NA
    1991................................................    -62.9        NA          12.4         114.7          NM         NA
  Five-Year CAGR........................................     11.8        NA          18.4          44.4          NM         NA

Note: Adjusted for special items.

Source: Standard & Poor's Compustat Services, Inc.

                                                                    APPENDIX C-4

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE FINANCIAL PERFORMANCE

                              PROFITABILITY RATIOS

                                   1991-1996

                                                            ARCO       BRIMM     GREAT LAKES      HIGH                    NEW
                                                          CHEMICAL     ENERGY     CHEMICAL       PLAINS     METHANEX     ENERGY
                                                          --------     -----     -----------     ------     --------     ------
GROSS MARGINS (%)
    LTM.................................................    30.5        0.6          39.4         23.5        19.6         7.2
    1995................................................    32.0        0.7          38.1         21.4        32.1        19.1
    1994................................................    30.1        7.2          38.6         21.0        41.1        15.9
    1993................................................    29.0         NA          41.8         13.6        17.6        23.5
    1992................................................    29.9         NA          41.9         25.0         1.8        24.9
    1991................................................    24.7         NA          40.1         18.6        23.9        19.0
  Five-Year Average.....................................    29.1         NA          40.1         19.9        23.3        20.5

OPERATING CASH FLOW (%)
    LTM.................................................    21.5         NA          26.9         20.6        19.6         1.3
    1995................................................    23.7       -6.0          25.8         19.1        32.1        13.4
    1994................................................    20.4        3.5          26.2         18.1        41.1         9.9
    1993................................................    19.2         NA          28.7          7.9        17.6        16.8
    1992................................................    20.2         NA          29.3         20.9         1.8        18.1
    1991................................................    14.1         NA          27.5         15.7        23.9        12.1
  Five-Year Average.....................................    19.5         NA          27.5         16.3        23.3        14.1

EBIT MARGINS (%)
    LTM.................................................    16.6         NA            NA         25.7         9.6        -0.2
    1995................................................    19.7       -9.6          20.6         16.4        26.2        11.9
    1994................................................    15.0        2.8          20.6         14.4        36.5         1.7
    1993................................................    13.4         NA          23.6          1.8         7.3         5.3
    1992................................................    14.5         NA          25.2         15.1         0.3         7.1
    1991................................................     9.3         NA          25.3         10.4        19.4        -0.5
  Five-Year Average.....................................    14.4         NA          23.0         11.6        17.9         5.1

NET INCOME MARGINS (%)
    LTM.................................................    10.1         NA          12.6         19.0         6.7        -3.3
    1995................................................    11.9       -8.8          12.5         13.4        18.0         5.3
    1994................................................     8.1        1.9          12.9         11.6        29.8        -1.2
    1993................................................     7.0         NA          15.2          0.0         2.0         0.3
    1992................................................     7.3         NA          15.7         14.9        -7.4         1.2
    1991................................................     3.8         NA          12.0          6.8         4.4        -5.4
  Five-Year Average.....................................     7.6         NA          13.7          9.3         9.4         0.0

Note: Adjusted for special items.

Source: Standard & Poor's Compustat Services, Inc.

                                                                    APPENDIX C-5

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE FINANCIAL PERFORMANCE

                                    RETURNS

                                   1991-1996

                                                            ARCO       BRIMM     GREAT LAKES      HIGH                    NEW
                                                          CHEMICAL     ENERGY     CHEMICAL       PLAINS     METHANEX     ENERGY
                                                          --------     -----     -----------     ------     --------     ------
RETURNS ON AVERAGE ASSETS (%)
    LTM.................................................    10.9         NA            NA         20.3          4.2         NA
    1995................................................    14.3       -10.9         14.8         18.5         14.1       18.6
    1994................................................     9.1         NA          15.2         11.9         34.7        2.3
    1993................................................     8.0         NA          17.0          0.0          4.3        5.4
    1992................................................     7.5         NA          16.0         15.6         -0.9        6.6
    1991................................................     4.2         NA          16.9          9.3          7.4       -0.4
  Five-Year Average.....................................     8.6         NA          16.0         11.1         11.9        6.5

RETURNS ON AVERAGE INVESTED CAPITAL (%)
    LTM.................................................    13.2         NA            NA         21.7           NA         NA
    1995................................................    17.3       -12.4         19.5         19.3         15.8       21.6
    1994................................................    10.8         NA          20.4         12.8         39.4        2.7
    1993................................................     9.4         NA          23.1          0.0          4.8        6.0
    1992................................................     8.9         NA          21.4         16.6         -1.1        7.4
    1991................................................     4.9         NA          22.1         10.0         10.8       -0.4
  Five-Year Average.....................................    10.3         NA          21.3         11.7         13.9        7.5

RETURNS ON AVERAGE COMMON EQUITY (%)
    LTM.................................................    20.2         NA          20.0         27.8          5.3         NA
    1995................................................    28.0       -52.5         21.7         25.2         20.9         NA
    1994................................................    17.1         NA          20.8         16.9         61.6         NA
    1993................................................    13.8         NA          23.6         -0.1          4.2         NA
    1992................................................    13.6         NA          24.1         24.7        -34.4         NA
    1991................................................     6.2         NA          19.2         49.5         -5.9         NA
    Five-Year Average...................................    15.7         NA          21.9         23.2          9.3         NA

Note: Adjusted for special items.

Source: Standard & Poor's Compustat Services, Inc.

                                                                    APPENDIX C-6

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                       COMPARATIVE FINANCIAL PERFORMANCE

                           LATEST BALANCE SHEET DATA

                                      1996

                                                      ARCO         BRIMM      GREAT LAKES      HIGH                        NEW
                                                    CHEMICAL      ENERGY       CHEMICAL       PLAINS       METHANEX      ENERGY
                                                   ----------     -------     -----------     -------     ----------     -------
                                                        SEP96       MAR96          SEP96        SEP96          SEP96       SEP96
Current Ratio....................................         2.6         1.4            2.3          1.2            5.3         1.1
Quick Ratio......................................         1.8         0.7            1.4          0.5            4.6         0.6

Total Assets (millions)..........................  $4,220.000     $ 5.861     $2,499.758      $70.932     $1,775.600     $39.233
Cash and Cash Equivalents........................     362.000      (0.180)       141.249        1.077        347.368       3.721

Total Invested Capital (millions)................  $3,467.000     $ 5.439     $1,990.488      $66.480     $1,633.970     $31.035
  Total Debt.....................................     880.000       1.826        362.866       14.491        398.180      73.277
  Deferred Taxes.................................     380.000       0.000         95.249        0.000         73.855       0.000
  Minority Interest..............................     184.000       0.000         41.722        0.000          0.000       0.000
  Preferred Stock................................       0.000       1.638          0.000        0.000          0.000       0.000
  Common Equity..................................   2,023.000       1.975      1,490.651       51.990      1,161.935     (42.242)

Total Invested Capital (percent)
  Total Debt.....................................          25          34             18           22             24         236
  Deferred Taxes.................................          11           0              5            0              5           0
  Minority Interest..............................           5           0              2            0              0           0
  Preferred Stock................................           0          30              0            0              0           0
  Common Equity..................................          58          36             75           78             71        -136

Source: Standard & Poor's Compustat Services, Inc.

                                                                    APPENDIX C-7

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES

                              VALUATION MULTIPLES

                                   29 NOV 96

                 PRICE AS A MULTIPLE OF                                 CAPITALIZED VALUE AS A MULTIPLE OF
           -----------------------------------                   -------------------------------------------------
                                                                                                                      PRICE AS A
                   EARNINGS PER SHARE*                                  OPERATING CASH FLOW*                          MULTIPLE OF
           -----------------------------------        LTM        -----------------------------------      LATEST      -----------
            LATEST       PROJECTED     3-YEAR     RELATIVE TO     LATEST       PROJECTED     3-YEAR     12 MONTHS'       BOOK
           12 MONTHS    FISCAL YEAR    AVERAGE    S&P 500 (%)    12 MONTHS    FISCAL YEAR    AVERAGE     REVENUES        VALUE
           ---------    -----------    -------    -----------    ---------    -----------    -------    ----------    -----------
Arco
Chemical...   12.1x        12.5x        14.3x         55.8          6.5x           NA          7.1x        1.4x           2.4x
Brimm
Energy...       NM            NA           NM           NA            NA           NA            NM         2.5            6.8
Great
  Lakes
  Chemical...    12.1       11.2         13.3         56.0           6.2          5.7           6.8         1.7            2.3
High
Plains...      6.4          10.0         14.1         29.7           6.9           NA          10.1         1.4            1.6
Methanex...    29.2         22.2          8.6        134.7          11.2           NA           5.3         2.2            1.6
Range -- High...    29.2     22.2        14.3        134.7          11.2          5.7          10.1         2.5            6.8
      -- Low...     6.4     10.0          8.6         29.7           6.2          5.7           5.3         1.4            1.6
Mean.....     15.0          14.0         12.6         69.1           7.7          5.7           7.3         1.8            3.0
Median...     12.1          11.9         13.7         55.9           6.7          5.7           6.9         1.7            2.3

S & P
  500....     21.7          18.8
Dow Jones
Industrial
  Avg....     20.1          17.6

 * Special items have been excluded from all calculations.
** Operating income plus depreciation and amortization.

Sources: Standard & Poor's Compustat Services, Inc., Value Line, Inc., and Monthly Summary I/B/E/S.

                                                                    APPENDIX C-8

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES

                             OPERATING PERFORMANCE

                        ($ IN MILLIONS EXCEPT PER SHARE)

                                   29 NOV 96

             EARNINGS PER SHARE*                   OPERATING CASH FLOW**                         LATEST
     -----------------------------------    -----------------------------------      BOOK          12                  PROJECTED
      LATEST       PROJECTED     3-YEAR      LATEST       PROJECTED     3-YEAR       VALUE      MONTHS'       LTM       EPS FOR
     12 MONTHS    FISCAL YEAR    AVERAGE    12 MONTHS    FISCAL YEAR    AVERAGE    PER SHARE    REVENUES     ENDED    YEAR ENDING
     ---------    -----------    -------    ---------    -----------    -------    ---------    --------    -------   ------------
Arco
Chemical...  $  4.13   $  4.00    $3.49      $ 854.0            NA      $775.3      $ 20.91      $3,969      Sep96       Dec97
Brimm
Energy...    (0.20)        NA     (0.07)          NA            NA        (0.1)        0.31           7      Sep96         NA
Great
Lakes
  Chemical...     4.42      4.78   4.04        608.0       $ 662.5       554.6        22.96       2,261      Sep96       Dec97
High
Plains...     0.82      0.53       0.38         14.3            NA         9.7         3.26          69      Sep96       Jun97
Methanex...     0.34      0.45     1.16        175.4            NA       368.9         6.15         897      Sep96       Dec97

S &
  P
  500...    34.91     40.25
Dow
Jones
Industrial
  Avg...   324.78    370.00

* Special items have been excluded from all calculations.
** Operating income plus depreciation and amortization.

Sources: Standard & Poor's Compustat Services, Inc., Value Line, Inc., and Monthly Summary I/B/E/S.

                                                                    APPENDIX C-9

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP

                ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES

                                  MARKET DATA

                        ($ IN MILLIONS EXCEPT PER SHARE)

                                   29 NOV 96

                                          COMMON STOCK DATA                    DIVIDEND DATA              CAPITAL STRUCTURE DATA
                                --------------------------------------  ----------------------------   ----------------------------
                                 COMMON      52-WEEK RANGE
                                  STOCK     ---------------   PRIMARY   INDICATED  CURRENT   PERCENT     SHARES      EQUITY   TOTAL
                                  PRICE      HIGH     LOW      MARKET   DIVIDEND    YIELD    PAYOUT    OUTSTANDING   VALUE    DEBT
                                ---------   ------   ------   --------  --------   -------   -------   -----------   ------   -----
Arco Chemical.................     50.000   54.000   47.125     NYSE     $ 2.80      5.6%      67.8%      96.767     $4,838   $880
Brimm Energy..................      2.125    2.375    0.313     NSDQ       0.00      0.0        0.0        6.361         14      2
Great Lakes Chemical..........     53.625   78.625   47.875     NYSE       0.60      1.1       13.6       64.937      3,482    363
High Plains...................      5.313    6.375    3.000     NSDQ       0.00      0.0        0.0       15.928         85     14
Methanex......................     10.000   10.063    6.500     NSDQ       0.00      0.0        0.0      188.965      1,890    421

S & P 500.....................    757.020
Dow Jones Industrial Avg......  6,521.700

                                               % DEBT TO
                                CAPITALIZED   CAPITALIZED
                                  VALUE*         VALUE
                                -----------   -----------
Arco Chemical.................    $ 5,540         15.9%
Brimm Energy..................         17         10.6
Great Lakes Chemical..........      3,746          9.7
High Plains...................         98         14.8
Methanex......................      1,963         21.4
S & P 500.....................
Dow Jones Industrial Avg......

*Equity value plus debt, preferred stock, and minority interest, less cash and equivalents.

Sources: Standard & Poor's Compustat Services, Inc., Value Line, Inc., and Monthly Summary I/B/E/S.

                                                                       EXHIBIT G

                                 June 26, 1997

Board of Directors
New Energy Corporation of Indiana
3201 West Calvert Street
South Bend, Indiana 46613

To the Board of Directors:

     Duff & Phelps, LLC ("Duff & Phelps") has been retained as an independent financial advisor to the Board of Directors of New Energy Corporation of Indiana, the general partner of New Energy Company of Indiana Limited Partnership ("New Energy" or the "Company") with respect to a proposed Asset Purchase Agreement (the "Agreement") and the transaction contemplated by the Agreement (the "Asset Sale Transaction") in which Corn Energy, Inc. (the "Purchaser") an affiliate of Chiquita Brands International, Inc. will offer to acquire all or substantially all of the assets utilized by the Company in operating its business. The Asset Sale Transaction, if consummated, will dissolve the partnership and result in the winding-up and liquidation of the Company. Upon the winding-up of the Company, the Asset Sale Transaction will result in an anticipated distribution of no less than four hundred dollars ($400) to the Limited Partners of New Energy entitled to participate in the remaining net assets of the partnership (the "Limited Partners"). Specifically, Duff & Phelps was retained to determine whether the distribution of no less than $400 per Limited Partnership unit is fair to the Limited Partners from a financial point of view. Duff & Phelps previously valued the Company, but not the individual limited partnership units, in the years 1994 through 1996.

BACKGROUND AND SCOPE OF ANALYSIS

     As background for our analysis, we held discussions with senior management of the Company regarding the past and current operations, financial condition and future outlook of New Energy. We held these discussions at the Company's headquarters in South Bend, Indiana and also toured the Company's ethanol plant, the primary operating asset. In addition, in the course of our analysis we reviewed the following:

     1. Annual reports to partners and annual reports on Forms 10-K of New Energy for the fiscal years ended December 31, 1991 to 1996; and Form 10-Q for the quarter ended March 31, 1997.

     2. Internal operating information prepared by senior management, including financial projections.

     3. Draft Transaction Assurance Agreement between Corn Energy, Inc. and the principal shareholders of New Energy Corporation of Indiana.

     4. Draft Agreement between New Energy Company of Indiana Limited Partnership, New Energy Corporation of Indiana and Business Development Corporation of South Bend.

     5. Draft Agreement and Plan of Liquidation of New Energy Company of Indiana Limited Partnership and New Energy Corporation of Indiana.

     6. Draft Assets Purchase Agreement between Corn Energy Inc. and New Energy Company of Indiana Limited Partnership.

     7. Draft Proxy Statement respecting the solicitation by New Energy Corporation of Indiana of the Limited Partners' consent to the Assets Sale Transaction.

     8. Amended and Restated Limited Partnership Agreement of the New Energy Company of Indiana.

     9. Various debt and security agreements between the Company and its creditors.

     10. Certain reports prepared by outside consultants and delivered to senior management of the Company including analyses performed by Ernst & Young, the Company's auditors, related to various federal income tax issues.

     We have relied upon industry information and other data obtained from regularly published sources. We have conducted other studies, analyses and investigations as we have deemed appropriate. We did not

Board of Directors
New Energy Corporation of Indiana
June 26, 1997
Page 2

independently verify the information obtained from management at the Company or that obtained from industry and investment sources.

     In rendering its opinion, Duff & Phelps has relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or furnished to Duff & Phelps by or on behalf of New Energy. Duff & Phelps did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of New Energy, nor was Duff & Phelps furnished with any such evaluations or appraisals. Duff & Phelps's opinion is based on all economic, market and business and financial conditions relevant to the Company existing on the date of such opinion. The valuation standard which we have applied to the Asset Purchase Agreement is a control standard. The Company did not place any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

CONCLUSION

     After considering all factors we regard as relevant and assuming the accuracy and completeness of the information provided to us, it is our opinion as of June 26, 1997 that the distribution amount of no less than $400 per limited partnership unit is fair to the Limited Partners of the Company, from a financial point of view.
                                          Respectfully submitted,

                                          Duff & Phelps, LLC

                                                                       EXHIBIT H

                                 BALANCE SHEET

                       NEW ENERGY CORPORATION OF INDIANA

                               December 31, 1996

                      With Report of Independent Auditors

                       NEW ENERGY CORPORATION OF INDIANA

                                 BALANCE SHEET

                               DECEMBER 31, 1996

                                    CONTENTS

Report of Independent Auditors........................................................   H-3
Audited Balance Sheet
  Balance Sheet.......................................................................   H-4
  Notes to Balance Sheet..............................................................   H-5

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
New Energy Corporation of Indiana

We have audited the accompanying balance sheet of New Energy Corporation of Indiana as of December 31, 1996. This balance sheet is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of New Energy Corporation of Indiana at December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

March 30, 1997, except for Note 5, as to which the date is July 1, 1997

                       NEW ENERGY CORPORATION OF INDIANA

                                 BALANCE SHEET

                               DECEMBER 31, 1996

ASSETS
Current assets:
  Cash and cash equivalents....................................................  $    725,947
  Prepaid expenses and other...................................................       346,178
  Taxes recoverable............................................................       439,882
                                                                                 ------------
Total current assets...........................................................     1,512,007
Deferred management fees (Note 4)..............................................       351,758
                                                                                 ------------
Total assets...................................................................  $  1,863,765
                                                                                 ============
LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIT
Current liabilities:
  Accounts payable.............................................................  $     48,654
  Accrued compensation (Note 4)................................................       204,712
  Accrued taxes................................................................         4,500
                                                                                 ------------
Total current liabilities......................................................       257,866
Deficiency in investment in and loans to Partnership (Note 2)..................    29,303,459
Shareholders' equity deficit:
  Common stock, no par value; 42,000 shares authorized, 41,351 shares issued
     and 41,140 shares outstanding.............................................     7,003,304
  Additional paid-in capital...................................................     2,906,893
  Accumulated losses (deduction)...............................................   (37,604,257)
  Treasury stock (deduction)...................................................        (3,500)
                                                                                 ------------
Total shareholders' equity deficit.............................................   (27,697,560)
                                                                                 ------------
Total liabilities and shareholders' equity deficit.............................  $  1,863,765
                                                                                 ============

See accompanying notes.

                       NEW ENERGY CORPORATION OF INDIANA

                             NOTES TO BALANCE SHEET

                               DECEMBER 31, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     New Energy Corporation of Indiana (the "Corporation") was incorporated on December 14, 1979 in the State of Indiana. The Corporation was organized to finance, construct and operate an ethanol production facility (the "Plant") in South Bend, Indiana. The Corporation is the General Partner of New Energy Company of Indiana Limited Partnership (the "Partnership") which owns and operates the Plant.

     The Corporation's operating results are dependent upon the results of the Partnership's operations, which to a large extent are dependent upon market factors which are outside the Partnership's control. The Partnership's cost of production is largely dependent upon the cost of corn, its principal raw material. In addition, the Partnership's revenues are principally generated from the sale of ethanol, the price of which can vary at times with the price of gasoline, methyl tertiary butyl ether ("MTBE") and the value of state and federal tax exemptions and credits; and from the sale of distillers' dried grains and solubles, the price of which fluctuates with the agricultural by-product market. Because the Partnership is unable to directly control the relationship of the corn, gasoline and agricultural by-product markets, and is unable to assure the continuation of state and federal tax exemptions and credits, changes in market conditions could adversely affect the future operations of the Partnership, thereby affecting the Corporation's results of operations and financial position.

     The Partnership has several programs which management believes serve to reduce, but not eliminate, the risk associated with the purchase of corn and sale of ethanol and its by-products. First, the Partnership enters into long-term contracts with major gasoline refiners to sell a significant portion of its ethanol production. Second, the Partnership has executed a contract which allows it to flat price a significant portion of its 1997 corn requirements on a rolling basis at a price which is fixed based upon the futures market price for corn. In addition, the Partnership has purchased option contracts for certain time periods to reduce the risk of significant upward price fluctuations in corn prices.

     On a long term basis, the Partnership's ability to maintain sufficient liquidity to meet its debt requirements and other obligations will depend on a combination of factors which include, among others, further concessions from its lenders, obtaining additional financing, favorable market price levels for corn and ethanol, availability of corn at reasonable prices and continuation of state and federal tax exemptions and credits.

INVESTMENT IN PARTNERSHIP

     Investment in Partnership is carried at cost adjusted for equity in income (losses).

     The losses allocable to the limited partners have exceeded their invested capital balances. The limited partners have no obligation to fund any amounts in excess of their investment. Since the Corporation, as general partner, is responsible for all debts and obligations of the Partnership, the Corporation's policy is to recognize all losses in excess of the limited partners' investment.

FEDERAL INCOME TAXES

     The Corporation accounts for federal income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach in accounting for income taxes.

USE OF ESTIMATES

     Preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

                       NEW ENERGY CORPORATION OF INDIANA

2. DEFICIENCY IN INVESTMENT IN AND LOANS TO PARTNERSHIP

     The deficiency in investment in and loans to Partnership at December 31, 1996 is as follows:

     Equity in loss of partnership.........................................  $ 8,421,131
     Limited partner losses in excess of investment........................   33,438,633
     Investment in partnership.............................................   (3,008,250)
     Loans, including accrued interest of $3,710,109.......................   (9,548,055)
                                                                             -----------
                                                                             $29,303,459
                                                                             ===========

     The Amended and Restated Limited Partnership Agreement dated October 26, 1982 provides that allocations of income, gains, losses, deductions and credits, and distributions to the partners shall be based on the following percentages:

                                                                        LIMITED      GENERAL
                                                                        PARTNERS     PARTNER
                                                                        --------     -------
     For all periods prior to the Conversion Date.....................     90%          10%
     For all periods after the Conversion Date........................     60%          40%

     The "Conversion Date", which has not occurred, will take place after the distribution of tax credits, income, gains, losses, deductions, and distributions to the Limited Partners reach certain levels as defined in the Amended Limited Partnership Agreement.

     Commencing October, 1989, a Special Limited Partner was eligible to receive allocations of income, losses or distributions from the Partnership. The Special Limited Partner is entitled to receive over a period of ten years out of distributions made by the Partnership, equal annual installments, in preference to distributions to other partners, a return of its capital plus a rate of return thereon equal to 8% per year compounded annually. With the exception of certain permitted distributions from cash flow, as defined, no distributions can be made until certain Department of Energy (DOE) notes payable are repaid by the Partnership and, accordingly, no amounts have been distributed to date.

     The following summarizes the significant assets (liabilities) of the Partnership at December 31, 1996 (in thousands):

     Cash and cash equivalents................................................  $  3,766
     Accounts receivable......................................................     6,880
     Inventories..............................................................     4,822
     Spare parts..............................................................     2,420
     Other current assets.....................................................       513
     Property and equipment...................................................    22,980
     Accounts payable and accrued liabilities.................................    (6,271)
     Working capital loan.....................................................    (1,200)
     Long-term debt, including current portion................................   (71,941)
     Deferred management fees.................................................      (352)
                                                                                --------
     Deficiency in net assets.................................................  $(38,383)
                                                                                ========

     On August 23, 1996, the Partnership entered into a revolving working capital loan with Great American Insurance Company ("GAIC"), an affiliate of a shareholder of the Corporation. The loan provides a $10,000,000 line of credit, collateralized by a senior lien on the Partnership's accounts receivable, inventory and certain other assets, and is due the later of December 31, 1997 or such date that GAIC agrees to extend

                       NEW ENERGY CORPORATION OF INDIANA

2. DEFICIENCY IN INVESTMENT IN AND LOANS TO PARTNERSHIP (CONTINUED) the maturity date, but, in no event later than December 31, 1998. Interest is computed at prime plus 3% (11.25% at December 31, 1996). In connection with the GAIC loan, the Department of Energy ("DOE") and the Business Development Corporation of South Bend, Indiana ("BDC") entered into a Subordination and Intercreditor Agreement with GAIC pursuant to which, among other things, the DOE and BDC agreed to subordinate their debt, as discussed below, to the unpaid balance of the GAIC loan. The loan also calls for an annual .75% unused commitment fee payable monthly.

     The Partnership's long-term debt is collateralized by substantially all its assets and consists of the following as of December 31, 1996:

     Department of Energy note payable ("Note A"), interest at 6.75%, due
       March 31, 2002......................................................  $34,807,983
     Department of Energy note payable ("Note B"), interest at 4%, due
       March 31, 2002......................................................   26,559,414
     South Bend Development Corporation note payable ("Note I"), interest
       at 8%, due November, 1999...........................................      687,367
     South Bend Development Corporation note payable ("Note II"), interest
       at 8%, due November, 1999...........................................       50,037
     South Bend Development Corporation note payable ("Note III"), interest
       at 6%, due November, 1999...........................................      198,420
     South Bend Development Corporation note payable ("Note IV"), interest
       at 6%, due November, 1999...........................................       90,107
     New Energy Corporation of Indiana note payable ("Loan I"), interest at
       8.5%................................................................    9,490,692
     New Energy Corporation of Indiana note payable ("Loan III"), interest at prime plus 3% (11.25% at December 31, 1996), due March 21,
       2002................................................................       57,363
                                                                             -----------
                                                                             $71,941,383
                                                                             ===========

     On December 23, 1991, the Partnership's debt with the DOE was restructured by the execution of an Amended and Restated Loan Restructuring Agreement ("Restructuring Agreement") and two new promissory notes, Note A and Note B. Note A is an amortizing debt with an interest rate of 6.75%. Payments of Note B are based upon monthly cash flow as defined by the Restructuring Agreement and include interest at 4%. On March 25, 1996, the Partnership and DOE entered into an agreement ("DOE Letter Agreement") which allowed the Partnership to suspend payment of all Note A monthly principal and interest payments in the amount of $631,533 during the period January 1, 1996, through September 30, 1996. Suspended payments were to be added monthly to the outstanding principal balance of Note B and were to accrue interest at the Note B interest rate of 4% per annum. Note B payments continued to be calculated and paid on a cash flow basis as defined in the DOE Letter Agreement. The above agreements were further amended on August 23, 1996 when the Partnership and DOE entered into "Amendment No. 1 to the Amended and Restated Loan Restructuring Agreement" ("Amendment No. 1"). Amendment No. 1 suspended Note A monthly principal and interest payments through and including the GAIC loan maturity date and provided they be added to Note B. Note B payments are to be calculated and paid from excess cash flow, as defined in Amendment No. 1. Monthly Note A principal and interest payments of $631,533 are to recommence in the month following the maturity date of the GAIC loan. Substantially all of the assets of the Corporation are pledged as collateral to the DOE.

     Based upon present facts and circumstances, the Partnership has estimated that it will not make any principal payments during 1997 under the terms of Note
B. However, as discussed in Note 1, the Partnership is subject to various market factors which are outside of its control. The ultimate amount paid during 1997 will

                       NEW ENERGY CORPORATION OF INDIANA

2. DEFICIENCY IN INVESTMENT IN AND LOANS TO PARTNERSHIP (CONTINUED) depend upon the status of market conditions on a monthly basis. In addition, the Restructuring Agreement requires the Partnership to maintain cash balances of $3,300,000 for working capital and capital expenditures. However, Amendment No. 1 required the Partnership to transfer available funds from the working capital and capital expenditure accounts into the operating accounts prior to drawing down loans under the GAIC loan.

     On March 27, 1996, the Partnership and the BDC entered into an agreement ("BDC Letter Agreement") which allowed the Partnership to suspend all quarterly principal and interest payments due to the BDC during the period January 1, 1996, through September 30, 1996 on Note I and Note II. Suspended payments were evidenced by the execution of Note III, that accrues interest at a rate of 6% per annum. On August 23, 1996, the Partnership and the BDC entered into an agreement ("Third Amendment to Loan Agreement") which allows the Partnership to further suspend all payments on Notes I, II, and III through and including the maturity date of the GAIC loan. Suspended payments are added to a new note, Note IV, which accrues interest at 6% per annum. Monthly principal and interest payments shall commence on the first day of the month following the GAIC loan maturity date.

     The DOE and BCD August 23, 1996 agreements provide that prior to the GAIC loan maturity date that if any of the conditions below exist the payments described above shall be adjusted. The above payments are adjusted if the monthly calculation of cash flow, as defined, exceeds the interest then due and owing on the GAIC loan; the GAIC loan has been prepaid and has no current outstanding principal balance; and certain cash reserve balances exist, as defined. The suspension of payment referred to above shall be all or partially terminated for such month and such cash flow (to the extent it exceeds the interest then due and owing on the GAIC loan, prepayment of any outstanding balance of the GAIC loan and the amounts of cash reserves) shall be applied first towards the monthly $631,533 payment on Note A, second to the monthly payment due to BDC and the balance shall be applied as a payment of Note B. In addition, if the GAIC loan has been repaid in its entirety, the Partnership has terminated the GAIC loan and the Partnership has on deposit certain cash reserve balances, the suspension of the monthly payments due on Note A shall be irrevocably terminated and the Partnership shall be required to resume the monthly payments of $631,533.

     The Corporation's note payable (Loan I) represents certain cash payments made by the Corporation on behalf of the Partnership in December, 1986, in fulfillment of its obligations under various financing agreements. This amount includes the balance of cash payments totaling $5,780,583 plus accrued interest of $3,710,109 and is due on demand with sixty days notice. In December, 1991, as a condition to the DOE Restructuring Agreement, the Corporation was required to contribute $578,832 to the Partnership's working capital reserves. This amount was classified as a loan (Loan II) by the Corporation to the Partnership. On August 23, 1996, the Corporation made an additional loan (Loan III) to the Partnership in the amount of $500,000. The Corporation loans are subordinated to the GAIC, DOE and BDC notes and payment of these loans and the related accrued interest are restricted to cash flow, as defined, until all GAIC, DOE and BDC notes are paid. Under the terms of the DOE Letter Agreement and Amendment No. 1, the Corporation has agreed to further limit permitted distributions by the Partnership to $50,000 per month during the term of the agreements. Effective in 1996, the Corporation's Board of Directors elected to offset amounts due to the Partnership from the Corporation in the amount of $973,411 and $462,617 against the balance of Loan II and Loan III, respectively.

     The Partnership's management has estimated, based upon present facts and circumstances, payments of the Partnership's long-term debt for the next five years, excluding Note B and the Corporation's loans and related accrued interest, are: 1997 -- $740,893; 1998 -- $6,283,753; 1999 -- $6,670,586;
2000 -- $6,566,082; and 2001 -- $7,021,073.

                       NEW ENERGY CORPORATION OF INDIANA

3. INCOME TAXES

     Significant components of the Corporation's deferred tax liabilities and assets as of December 31, 1996 are as follows:

     Deferred tax assets:
       Tax credit carryforwards..........................................    $ 2,405,690
       Tax loss carryforwards............................................      5,030,129
       Book over tax amortization........................................        117,345
                                                                             -----------
     Total deferred tax assets...........................................      7,553,164
     Valuation allowance for deferred tax assets.........................     (6,675,569)
                                                                             -----------
     Net deferred tax assets.............................................        877,595
     Less deferred tax liability for tax over book equity in loss of
       affiliate.........................................................       (877,595)
                                                                             -----------
                                                                             $        --
                                                                             ===========

     As a result of its investment in the Partnership, at December 31, 1996, the Corporation has net operating loss carryforwards and tax credit carryforwards of approximately $12,860,000 and $2,405,690, respectively, which expire in 1997 through 2011 for income tax purposes. For financial reporting purposes, a valuation allowance of $6,675,569 at December 31, 1996 has been recognized to offset the deferred tax assets related to those carryforwards.

4. RELATED PARTY TRANSACTIONS

     In accordance with the terms of the Amended and Restated Limited Partnership Agreement dated October 26, 1982, the Corporation is entitled to an annual management fee of $850,000 plus annual increases based on the Consumer Price Index. In connection with the Partnership's Restructuring Agreement (see
Note 2), the Corporation has agreed to defer payment of 50% of the management fee, except for certain permitted distributions from excess cash flow, as defined, until such time as the Partnership's DOE notes are paid in full. Under the terms of the DOE Letter Agreement (see Note 2), the Corporation has agreed to limit permitted distributions to $50,000 per month during the term of the agreement. Further, under the terms of the August 23, 1996, Amendment No. 1, distributions are limited to 50% of the management fee as long as the GAIC loan is outstanding and the Corporation has agreed that if a default (as defined therein) occurs and is continuing, no amount of the management fee for such month shall be paid. The Corporation had an Employment Agreement and a Termination Benefits Agreement (Employment Arrangements) with its former Chairman, President and Chief Executive Officer, and the Chief Financial Officer. The Termination Benefits Agreement provided for severance benefits, as defined, to the employee if employment was terminated without cause prior to the expiration of the Employment Agreement. In May 1996, the employment of the then Chairman, President and Chief Executive Officer, and the Chief Financial Officer was terminated and settlement costs paid. At December 31, 1996, the Corporation has $200,000 of unpaid termination settlement costs payable in 1997.

5. SUBSEQUENT EVENT

     On July 1, 1997, the Partnership entered into an Asset Purchase Agreement with Corn Energy, Inc., an affiliate of GAIC and of a shareholder of the Corporation, in which Corn Energy, Inc. will purchase substantially all of the business and assets and assume all of the liabilities of the Partnership (the "Transaction"). As part of the Transaction and conditioned thereon, the Partnership and Corporation entered into a Transfer Agreement pursuant to and in accordance with an Agreement and Plan of Complete Liquidation and Dissolution between the Partnership and Corporation (the "Plan") executed contemporane-

                       NEW ENERGY CORPORATION OF INDIANA

5. SUBSEQUENT EVENT
ously with the Asset Purchase Agreement and conditioned thereon. The Plan shall terminate in the event the Transaction closing shall not have occurred by October 31, 1997, or in the event that the Asset Purchase Agreement is terminated, as defined. The Transaction is also contingent on, among other things, the approval of the Transaction by the Limited Partners of the Partnership. Further, as a part of the Transaction and conditioned thereon, the BDC, the Partnership and the Corporation agree that if the Transaction closes, the BDC will accept $2,500,000 as payment in full of the notes payable and of all other obligations of the Partnership and Corporation to it including but not limited to their obligations with respect to the Special Limited Partnership Interest in the Partnership.

     The Transfer Agreement provides, among other things, for the Corporation to contribute to the Partnership all of the obligations of the Partnership to the Corporation, including loans payable, retaining only the right to the payment of $4,000,000, and for the Corporation to transfer and assign to the Partnership all of its assets, leaseholds and other contracts, agreements, contract rights and general intangibles, excepting only its rights as an insured under all policies providing insurance with respect to directors and officers liability. The Partnership assumes and agrees to pay all of the liabilities and obligations of the Corporation now existing or hereafter arising. The Partnership will also provide to the Corporation complete releases from each entity with respect to all the obligations of the Corporation related to the indebtedness of the Partnership to the DOE, BDC, and GAIC.